Exhibit 10.1

EXECUTION VERSION

FIRST AMENDMENT TO THIRD AMENDED AND RESTATED FIRST LIEN CREDIT AGREEMENT

FIRST AMENDMENT TO THIRD AMENDED AND RESTATED FIRST LIEN CREDIT AGREEMENT (this “Amendment”) dated as of August 7, 2018 between

SEQUENTIAL BRANDS GROUP, INC., a Delaware corporation (the “Borrower”),

the Guarantors party hereto,

the Lenders party hereto, and

BANK OF AMERICA, N.A., as administrative agent and collateral agent (the “Agent”),

in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

WITNESSETH:

WHEREAS, the Borrower, the Guarantors, the Lenders and the Agent are party to that certain Third Amended and Restated First Lien Credit Agreement dated as of July 1, 2016 (as amended, restated, supplemented or modified and in effect as of the date hereof, the “Existing Credit Agreement”; the Existing Credit Agreement as amended hereby, the “Amended Credit Agreement”); and

WHEREAS, the Borrower, the Guarantors, the Lenders and the Agent have agreed to amend the Existing Credit Agreement as set forth herein.

NOW THEREFORE, in consideration of the mutual promises and agreements herein contained, the parties hereto hereby agree as follows:

1.	Incorporation of Terms. All capitalized terms not otherwise defined herein shall have the same meaning as in the Amended Credit Agreement.

2.	Representations and Warranties. The Borrower hereby represents and warrants that (i) no Default or Event of Default exists under the Existing Credit Agreement or under any other Loan Document on and as of the date hereof, and (ii) after giving effect to this Amendment, all representations and warranties contained in the Amended Credit Agreement and the other Loan Documents are true and correct, in all material respects, on and as of the date hereof, except (i) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and (ii) in the case of any representation and warranty qualified by materiality, they shall be true and correct in all respects.

3.	Amendment to Existing Credit Agreement. The Existing Credit Agreement (including the Schedules and Exhibits thereto) is hereby amended in its entirety to reflect the modifications identified in the document annexed hereto as Annex A.

4.	Conditions to Effectiveness. This Amendment shall not be effective until each of the following conditions precedent has been fulfilled to the satisfaction of the Agent:

a.	This Amendment shall have been duly executed and delivered by the Borrower, the other Loan Parties, and the Lenders, and the Agent shall have received evidence thereof.

b.	The Agent shall have received a Note executed by the Borrower in favor of each Lender requesting a Note to the extent such Lender has requested such Note at least three (3) Business Days prior to the First Amendment Effective Date.

c.	All action on the part of the Borrower and the other Loan Parties necessary for the valid execution, delivery and performance by the Borrower and the other Loan Parties of this Amendment and the other Loan Documents shall have been duly and effectively taken. The Agent shall have received (i) reasonable and customary opinion of Gibson, Dunn & Crutcher LLP, counsel to the Loan Parties, addressed to the Agent and each Lender, and (ii) such customary corporate resolutions, solvency certificate (in the form previously agreed to by the Agent and the Borrower) and officer’s certificates and other customary corporate documents as the Agent shall reasonably request.

d.	The Agent shall have received a ratification of the Security Documents duly executed by the Loan Parties and such other documents and certifications as may be reasonably requested by the Agent.

e.	The Agent and the Lenders shall have received, at least five (5) Business Days prior to the First Amendment Effective Date, all documentation and other information requested in writing by the Lenders at least ten (10) Business Days prior to the First Amendment Effective Date as being required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the Act. At least three (3) Business Days prior to the First Amendment Effective Date, any Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall deliver, to the Agent and each Lender that so requests, a Beneficial Ownership Certification in relation to such Loan Party.

a.	The Agent shall have received and be reasonably satisfied with an updated orderly liquidation valuation with respect to the Intellectual Property of the Loan Parties and With You, and a calculation of the Loan to Value Ratio giving pro forma effect to the Transactions on the First Amendment Effective Date.

b.	There shall not have occurred a material adverse change in the business, assets, properties, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries, taken as a whole, since the date of the Audited Financial Statements.

c.	After giving effect to this Amendment and the Transactions, no Default or Event of Default shall have occurred and be continuing.

d.	The Agent shall have obtained such lien searches with respect to the Loan Parties as the Agent may reasonably require, the results of which shall be reasonably satisfactory to the Agent.

e.	The Agent shall have received the Second Lien Amendment (providing consent to the Amended Credit Agreement and extending the maturity date of the Second Lien Credit Agreement to a date that is not less than ninety (90) days following the Maturity Date) and otherwise on terms and conditions satisfactory to the Agent, and the Second Amendment to Intercreditor Agreement in form and substance reasonably satisfactory to the Agent.

f.	The Borrower shall have paid in full all fees and expenses of the Agent (including the reasonable and documented fees and expenses of counsel for the Agent) due and payable on or prior to the First Amendment Effective Date, and in the case of expenses, to the extent invoiced at least one (1) Business Day prior to the First Amendment Effective Date.

5.	Post-Closing Matters. The Borrower shall execute and deliver the following documents and complete the following actions in each case within the time limits specified below:

a.	On or before September 3, 2018 (or such longer period as Agent may agree in its sole discretion), Agent shall have obtained such Intellectual Property lien searches with respect to the Loan Parties as Agent may reasonably require, the results of which shall be reasonably satisfactory to Agent.

b.	On or before September 3, 2018 (or such longer period as Agent may agree in its sole discretion), Agent shall have obtained all documents and instruments, including filings with the United States Patent and Trademark Office and the United States Copyright Office, each duly executed by the applicable Loan Parties, in each case required by Law or reasonably requested by Agent to be filed, registered, recorded or delivered to create or perfect the first priority Liens intended to be created under the Loan Documents and all such documents and instruments shall have been so filed, registered, recorded or delivered to the satisfaction of Agent (and all filing and recording fees and taxes in connection therewith shall have been duly paid).

6.	Binding Effect. The terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their heirs, representatives, successors and assigns.

7.	Reaffirmation of Obligations. The Borrower hereby ratifies the Loan Documents and acknowledges and reaffirms (a) that it is bound by all terms of the Loan Documents applicable to it and (b) that it is responsible for the observance and full performance of its respective Obligations.

8.	Loan Document. This Amendment shall constitute a Loan Document under the terms of the Amended Credit Agreement.

9.	Multiple Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, pdf or other electronic transmission shall be as effective as delivery of a manually executed counterpart of this Amendment.

10.	Governing Law. THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

11.	Consent to Jurisdiction; Service of Process; Waiver of Jury Trial. The jurisdiction, service of process and waiver of jury trial provisions set forth in Sections 10.14 and 10.15 of the Amended Credit Agreement are hereby incorporated by reference, mutatis mutandis.

12.	Agent Authorization. Each of the undersigned Lenders hereby authorizes Agent to execute and deliver this Amendment and the Second Amendment to Intercreditor Agreement on its behalf and, by its execution below, each of the undersigned Lenders agrees to be bound by the terms and conditions of this Amendment and the Second Amendment to Intercreditor Agreement.

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by each of the parties hereto as of the date first above written.

BORROWER:

SEQUENTIAL BRANDS GROUP, INC.

By:

Name:

Title:

GUARANTORS:

SQBG, INC.

By:

Name:

Title:

SEQUENTIAL LICENSING, INC.

By:

Name:

Title:

WILLIAM RAST LICENSING, LLC

By:

Name:

Title:

HEELING SPORTS LIMITED

By:

Name:

Title:

[Signature Page to First Amendment to Third Amended and Restated Credit Agreement]

B®AND MATTER, LLC

By:

Name:

Title:

SBG FM, LLC

By:

Name:

Title:

SBG UNIVERSE BRANDS, LLC

By:

Name:

Title:

GALAXY BRANDS LLC

By:

Name:

Title:

The Basketball Marketing Company, Inc.

By:

Name:

Title:

AMERICAN SPORTING GOODS CORPORATION

By:

Name:

Title:

LNT BRANDS LLC

By:

Name:

Title:

[Signature Page to First Amendment to Third Amended and Restated Credit Agreement]

JOE’S HOLDINGS LLC

By:

Name:

Title:

MARTHA STEWART LIVING OMNIMEDIA, INC.

By:

Name:

Title:

MSO IP HOLDINGS, INC.

By:

Name:

Title:

martha stewart, inc.

By:

Name:

Title:

body & soul omnimedia, inc.

By:

Name:

Title:

MSLO PRODUCTIONS, INC.

By:

Name:

Title:

MSLO PRODUCTIONS – HOME, INC.

By:

Name:

Title:

[Signature Page to First Amendment to Third Amended and Restated Credit Agreement]

MSLO PRODUCTIONS – EDF, INC.

By:

Name:

Title:

FLOUR PRODUCTIONS, INC.

By:

Name:

Title:

EMERIL PRIMETIME MUSIC, INC.

By:

Name:

Title:

EMERIL PRIMETIME PRODUCTIONS, INC.

By:

Name:

Title:

GOOD THING PRODUCTIONS, INC.

By:

Name:

Title:

MSLO SHARED IP SUB LLC

By:

Name:

Title:

MSLO EMERIL ACQUISITION SUB LLC

By:

Name:

Title:

[Signature Page to First Amendment to Third Amended and Restated Credit Agreement]

GAIAM BRAND HOLDCO, LLC

By:

Name:

Title:

GAIAM AMERICAS, INC.

By:

Name:

Title:

SBG-GAIAM HOLDINGS, LLC

By:

Name:

Title:

[Signature Page to First Amendment to Third Amended and Restated Credit Agreement]

bank of america, n.a., as Agent, as L/C Issuer and as a Lender

By:

Name:

Title:

[Signature Page to First Amendment to Third Amended and Restated Credit Agreement]

ISRAEL DISCOUNT BANK OF NEW YORK, as a Lender

By:

Name:

Title:

By:

Name:

Title:

[Signature Page to First Amendment to Third Amended and Restated Credit Agreement]

BANK HAPOALIM, as a Lender

By:

Name:

Title:

By:

Name:

Title:

[Signature Page to First Amendment to Third Amended and Restated Credit Agreement]

fifth third bank, as a Lender

By:

Name:

Title:

[Signature Page to First Amendment to Third Amended and Restated Credit Agreement]

CITIZENS BUSINESS CAPITAL, a division of Citizens Asset Finance, Inc., as a Lender

By:

Name:

Title:

[Signature Page to First Amendment to Third Amended and Restated Credit Agreement]

CIT bank, N.A., as a Lender

By:

Name:

Title:

[Signature Page to First Amendment to Third Amended and Restated Credit Agreement]

Annex A

Third Amended and Restated First Lien Credit Agreement

[See Attached]

[Annex A to First Amendment to Third Amended and Restated Credit Agreement]

EXECUTION VERSION

THIRD AMENDED AND RESTATED FIRST LIEN CREDIT AGREEMENT

Dated as of July 1, 2016,

Amended on August 7, 2018

among

SEQUENTIAL BRANDS GROUP, INC.

as the Borrower

The Guarantors Named Herein

BANK OF AMERICA, N.A.

as Administrative Agent and Collateral Agent

and

The Lenders Party Hereto

FIFTH THIRD BANK,

as Syndication Agent

BANK OF AMERICA, N.A

and

FIFTH THIRD BANK

as Joint Lead Arrangers and Joint Bookrunners

(i)

ARTICLE V REPRESENTATIONS AND WARRANTIES		90

5.01	Existence, Qualification and Power	90
5.02	Authorization; No Contravention	90
5.03	Governmental Authorization; Other Consents	91
5.04	Binding Effect	91
5.05	Financial Statements; No Material Adverse Effect.	91
5.06	Litigation	92
5.07	No Default	92
5.08	Ownership of Property; Liens	92
5.09	Environmental Compliance.	92
5.10	Insurance	93
5.11	Taxes	93
5.12	ERISA Compliance.	94
5.13	Subsidiaries; Equity Interests	94
5.14	Margin Regulations; Investment Company Act.	95
5.15	Disclosure	95
5.16	Compliance with Laws	95
5.17	Intellectual Property; Licenses, Etc.	96
5.18	Security Documents	97
5.19	Solvency	97
5.20	Deposit Accounts.	97
5.21	Brokers	97
5.22	Material Contracts	97
5.23	Sanctions Concerns and Anti-Corruption Laws.	98
5.24	Beneficial Ownership Certification	98

ARTICLE VI AFFIRMATIVE COVENANTS		98

6.01	Financial Statements	98
6.02	Certificates; Other Information	99
6.03	Notices	101
6.04	Payment of Obligations	103
6.05	Preservation of Existence, Etc.	103
6.06	Maintenance of Properties; Material Intellectual Property	103
6.07	Maintenance of Insurance.	104
6.08	Compliance with Laws	105
6.09	Books and Records; Accountants.	105
6.10	Inspection Rights; Appraisals of Intellectual Property.	105
6.11	Additional Loan Parties	106
6.12	Cash Management.	106
6.13	Information Regarding the Collateral	107
6.14	Environmental Laws	107
6.15	Further Assurances.	108
6.16	Material Contracts	108
6.17	Right of First Refusal.	108

(ii)

6.18	[Reserved].	109

ARTICLE VII NEGATIVE COVENANTS		109

7.01	Liens	109
7.02	Investments	109
7.03	Indebtedness; Disqualified Stock; Equity Issuances	109
7.04	Fundamental Changes	110
7.05	Dispositions	110
7.06	Restricted Payments	110
7.07	Prepayments of Indebtedness	112
7.08	Change in Nature of Business	112
7.09	Transactions with Affiliates	112
7.10	Burdensome Agreements	113
7.11	Use of Proceeds	113
7.12	Amendment of Material Documents; Material Licenses.	114
7.13	Fiscal Year	114
7.14	Deposit Accounts.	114
7.15	Financial Covenants.	114
7.16	Sanctions.	115
7.17	Anti-Corruption Laws.	116

ARTICLE VIII EVENTS OF DEFAULT AND REMEDIES		116

8.01	Events of Default	116
8.02	Remedies Upon Event of Default	119
8.03	Application of Funds	120
8.04	Right to Cure.	121

ARTICLE IX THE AGENT		122

9.01	Appointment and Authority.	122
9.02	Rights as a Lender	122
9.03	Exculpatory Provisions	122
9.04	Reliance by Agent	124
9.05	Delegation of Duties	124
9.06	Resignation of Agent	124
9.07	Non-Reliance on Agent and Other Lenders	125
9.08	Agent May File Proofs of Claim	125
9.09	Collateral and Guaranty Matters	126
9.10	Notice of Transfer	126
9.11	Reports and Financial Statements	126
9.12	Agency for Perfection	127
9.13	Indemnification of Agent	127
9.14	Relation among Lenders	128

ARTICLE X MISCELLANEOUS		128

10.01	Amendments, Etc.	128

(iii)

10.02	Notices; Effectiveness; Electronic Communications.	130
10.03	No Waiver; Cumulative Remedies	132
10.04	Expenses; Indemnity; Damage Waiver.	132
10.05	Payments Set Aside	134
10.06	Successors and Assigns.	134
10.07	Treatment of Certain Information; Confidentiality	139
10.08	Right of Setoff	139
10.09	Interest Rate Limitation	140
10.10	Counterparts; Integration; Effectiveness	140
10.11	Survival	140
10.12	Severability	141
10.13	Replacement of Lenders	141
10.14	Governing Law; Jurisdiction; Etc.	142
10.15	Waiver of Jury Trial	143
10.16	No Advisory or Fiduciary Responsibility	143
10.17	USA PATRIOT Act Notice	144
10.18	Foreign Asset Control Regulations	144
10.19	Time of the Essence	144
10.20	Press Releases.	144
10.21	Additional Waivers.	145
10.22	No Strict Construction.	146
10.23	Attachments.	146
10.24	Electronic Execution of Assignments and Certain Other Documents.	146
10.25	Keepwell.	147
10.26	California Judicial Reference.	147
10.27	Second Lien Intercreditor Agreement.	147
10.28	Acknowledgement and Consent to Bail-In of EEA Financial Institutions.	148
10.29	Amendment and Restatement.	148

SIGNATURES		S-150

(iv)

SCHEDULES

1.01	Non-Guarantor Subsidiaries
2.01	Commitments and Applicable Percentages
5.01	Loan Parties Organizational Information
5.08(b)(1)	Owned Real Estate
5.08(b)(2)	Leased Real Estate
5.10	Insurance
5.13	Subsidiaries; Other Equity Investments
5.17	Material Intellectual Property; Material Licenses
5.20	Deposit Accounts
5.22	Material Contracts
7.01	Existing Liens
7.02	Existing Investments
7.03	Existing Indebtedness
10.02	Agent’s Office; Certain Addresses for Notices

EXHIBITS

Form of

A	Loan Notice
B	[Reserved]
C-1	Revolving Note
C-2	Tranche A Term Note
C-3	Tranche A-1 Term Note
D	Compliance Certificate
E	Assignment and Assumption
F-1	Foreign Lender Exemption Certificate
F-2	Foreign Lender U.S. Tax Compliance Certificate
F-3	Alternative Form Foreign Lender U.S. Tax Compliance Certificate
F-4	Foreign Partnership U.S. Tax Compliance Certificate

(v)

THIRD AMENDED AND RESTATED FIRST LIEN CREDIT AGREEMENT

This THIRD AMENDED AND RESTATED FIRST LIEN CREDIT AGREEMENT (this “Agreement”) is entered into as of July 1, 2016 and amended on August 7, 2018, among SEQUENTIAL BRANDS GROUP, INC., a Delaware corporation (the “Borrower”), the Guarantors; each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”); and

BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent.

WITNESSETH:

WHEREAS, the Borrower, the Guarantors, the Lenders and the Agent are party to the Third Amended and Restated First Lien Credit Agreement dated as of July 1, 2016 (as amended and in effect on and prior to the First Amendment Effective Date, the “Existing Credit Agreement”);

WHEREAS, the Lenders have agreed to extend certain credit facilities to the Borrower in an aggregate amount of $350,000,000, consisting of a $150,000,000 Tranche A Term Loan, a $70,000,000 first in, last out Tranche A-1 Term Loan, and a $130,000,000 in the aggregate principal amount of Revolving Commitments and the L/C Issuer has have agreed to issue Letters of Credit; and

WHEREAS, in accordance with Section 10.01 of the Existing Credit Agreement, the Borrower, the Guarantors, the Lenders and the Agent desire to amend the Existing Credit Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby agree that the Existing Credit Agreement shall be amended to read as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

1.01         Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“2015 Credit Agreement” has the meaning specified in Section 10.29.

“Accommodation Payment” has the meaning specified in Section 10.21(c).

“Acquisition” means, with respect to any Person (a) a purchase of a Controlling interest in the Equity Interests of any other Person, (b) a purchase or other acquisition of all or substantially all of the assets or properties of, another Person or of any business unit of another Person, or (c) any merger or consolidation of such Person with any other Person or other transaction or series of transactions resulting in the acquisition of all or substantially all of the assets, or a Controlling interest in the Equity Interests, of any Person, in each case in any transaction or group of transactions which are part of a common plan.

“Act” has the meaning specified in Section 10.17.

“Additional Commitment Lender” has the meaning specified in Section 2.14(c).

“Adjusted LIBOR Rate” means, with respect to any LIBOR Rate Loan for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of one percent (1%)) equal to the LIBOR Rate for such Interest Period multiplied by the Statutory Reserve Rate. The Adjusted LIBOR Rate will be adjusted automatically as to all LIBOR Rate Loans then outstanding as of the effective date of any change in the Statutory Reserve Rate.

“Adjustment Date” means the first day of each Fiscal Quarter, commencing February 7, 2019.

“Affiliate” means, (a) with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified, and (b) with respect to the Agent or any Lender, (i) any other Person directly or indirectly holding 10% or more of any class of the Equity Interests of that Person, and (ii) any other Person 10% or more of any class of whose Equity Interests is held directly or indirectly by that Person.

“Agent” means Bank of America in its capacity as administrative agent and collateral agent under any of the Loan Documents, or any successor thereto.

“Agent Parties” has the meaning specified in Section 10.02(c).

“Agent’s Office” means the Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Agent may from time to time notify the Borrower and the Lenders.

“Aggregate Commitments” means the sum of the Revolving Commitments, the Tranche A Term Loan Commitments and the Tranche A-1 Term Loan Commitments. As of the First Amendment Effective Date, the Aggregate Commitments are $350,000,000.

“Agreement” means this Third Amended and Restated First Lien Credit Agreement.

“Allocable Amount” has the meaning specified in Section 10.21(d).

“Applicable Lenders” means the Required Lenders, all affected Lenders, or all Lenders, as the context may require.

“Applicable Margin” means, from and after the First Amendment Effective Date and on each Adjustment Date thereafter, the Applicable Margin shall be determined from the following pricing grid based upon the Average Daily Leverage as of the Fiscal Quarter ended immediately preceding such Adjustment Date; provided that if at any time prior to the Termination Date any financial statements or any Compliance Certificates are at any time restated or otherwise revised (including as a result of an audit) or if the information set forth in such financial statements or any Compliance Certificates otherwise proves to be false or incorrect such that the Applicable Margin would have been higher than was otherwise in effect during any period, without constituting a waiver of any Default or Event of Default arising as a result thereof, interest due under this Agreement shall be immediately recalculated at such higher rate for any applicable periods and shall be due and payable on demand.

Level	Average Daily Leverage	LIBOR Margin for Revolving Loans and Tranche A Term Loan	Base Rate Margin for Revolving Loans and Tranche A Term Loan	LIBOR Margin for Tranche A-1 Term Loan	Base Rate Margin for Tranche A-1 Term Loan

I	Less than or equal to 5.50:100	3.00%	2.00%	6.00%	5.00%

II	Less than or equal to 6.00:1.00 but greater than 5.50:1.00	3.25%	2.25%	6.50%	5.50%

III	Greater than 6.00:1.00	3.50%	2.50%	7.00%	6.00%

“Applicable Percentage” means, (a) with respect to the Revolving Credit Facility, the Revolving Credit Facility Applicable Percentage, (b) with respect to the Tranche A Term Loan, the Tranche A Term Loan Applicable Percentage, (c) with respect to the Tranche A-1 Term Loan, the Tranche A-1 Term Loan Applicable Percentage, and (d) with respect to all of the Obligations due to any Lender at any time, the percentage (carried out to the ninth decimal place) of the outstanding amount of the Term Loans plus the Revolving Commitments (or, if the Revolving Commitments have been terminated, the Total Revolving Outstandings) held by such Lender at such time.

“Applicable Rate” means, at any time of calculation, a per annum rate equal to the Applicable Margin for Revolving Loans which are LIBOR Rate Loans.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender, (c) an entity or an Affiliate of an entity that administers or manages a Lender, or (d) the same investment advisor or an advisor under common control with such Lender, Affiliate or advisor, as applicable.

“Arrangers” means Bank of America and Fifth Third Bank, in their capacities as joint lead arrangers and joint bookrunners.

“Assignee Group” means two (2) or more Eligible Assignees that are Affiliates of one another or two (2) or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Agent, in substantially the form of Exhibit E or any other form approved by the Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capital Lease Obligation of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease, agreement or instrument were accounted for as a capital lease.

“Audited Financial Statements” means the audited Consolidated balance sheet of the Borrower and its Subsidiaries for the Fiscal Year ended December 31, 2017, and the related Consolidated statements of income or operations, Shareholders’ Equity and cash flows for such Fiscal Year of the Borrower and its Subsidiaries, including the notes thereto.

“Auto-Extension Letter of Credit” has the meaning specified in Section 2.03(b)(iii).

“Availability Period” means the period from and including the Third Restatement Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Revolving Commitments pursuant to Section 2.05, and (c) the date of termination of the Revolving Commitments and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.

“Average Daily Leverage” means, the average daily calculation of the ratio of (a) the Obligations of the Borrower and its Subsidiaries on a Consolidated basis and the Indebtedness of the Borrower and its Subsidiaries on a Consolidated basis under the Second Lien Credit Agreement and any Permitted Refinancing thereof as of such date to (b) Consolidated EBITDA for the trailing four Fiscal Quarters of the Borrower and its Subsidiaries most recently ended.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing Law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bank of America” means Bank of America, N.A. and its successors.

“Bank Products” means any services of facilities provided to any Loan Party by the Agent, any Lender, or any of their respective Affiliates, including, without limitation, on account of (a) Swap Contracts, (b) purchase cards, (c) leasing, (d) factoring, and (e) supply chain finance services (including, without limitation, trade payable services and supplier accounts receivable purchases), but excluding Cash Management Services.

“Banker’s Acceptance” means a time draft or bill of exchange or other deferred payment obligation relating to a Commercial Letter of Credit which has been accepted by the L/C Issuer.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate”; (b) the Federal Funds Rate for such day, plus 0.50%; and (c) the LIBOR Rate for a one month interest period as determined on such day, plus 1.00%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in Bank of America’s prime rate, the Federal Funds Rate or the LIBOR Rate, respectively, shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Blocked Account” has the meaning specified in Section 6.12(a).

“Blocked Account Agreement” means with respect to an account established by a Loan Party (other than Excluded Accounts), an agreement, in form and substance reasonably satisfactory to the Agent, establishing control (as defined in the UCC) of such account by the Agent and whereby the Blocked Account Bank agrees, upon the occurrence and during the continuance of an Event of Default, to comply only with the instructions originated by the Agent without the further consent of any Loan Party.

“Blocked Account Bank” means each bank with whom Deposit Accounts are maintained and with whom a Blocked Account Agreement has been, or is required to be, executed in accordance with the terms hereof.

“Borrower” has the meaning specified in the introductory paragraph hereto.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Agent’s Office is located and, if such day relates to any LIBOR Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank market.

“Capital Expenditures” means, with respect to any Person for any period, (a) all expenditures made (whether made in the form of cash or other property) or costs incurred for the acquisition or improvement of fixed or capital assets of such Person (excluding normal replacements and maintenance which are properly charged to current operations), in each case that are (or should be) set forth as capital expenditures in a Consolidated statement of cash flows of such Person for such period, in each case prepared in accordance with GAAP, and (b) Capital Lease Obligations incurred by a Person during such period.

“Capital Lease Obligations” means, with respect to any Person for any period, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as liabilities on a balance sheet of such Person under GAAP and the amount of which obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Control Event” means either (a) the occurrence and continuance of any Event of Default, or (b) royalty revenues received by the Loan Parties during the immediately preceding twelve (12) months are less than 70% of the projected royalty revenues for such twelve (12) month period as set forth in the projections for such period delivered pursuant to Section 6.01(d). For purposes of this Agreement, the occurrence of a Cash Control Event shall be deemed continuing at the Agent’s option (i) so long as such Event of Default is continuing and has not been waived, and/or (ii) if the Cash Control Event arises as a result of the Loan Parties’ failure to achieve royalties revenues as required hereunder, until royalty revenues as of the end of each month exceed 70% of the projected royalties for each twelve (12) month period ending the last day of each such month, for a period of six (6) consecutive months; provided that a Cash Control Event shall be deemed continuing (even if an Event of Default is no longer continuing and/or royalty revenues received exceeds the required amount for six (6) consecutive months) at all times after a Cash Control Event has occurred and been discontinued on two (2) occasions in any twelve (12) month period. The termination of a Cash Control Event as provided herein shall in no way limit, waive or delay the occurrence of a subsequent Cash Control Event in the event that the conditions set forth in this definition again arise.

“Cash Collateral Account” means a non-interest bearing account established by one or more of the Loan Parties with Bank of America, and in the name of, the Agent (or as the Agent shall otherwise direct) and under the sole and exclusive dominion and control of the Agent, in which deposits are required to be made in accordance with 2.03(g) or 8.02(c).

“Cash Collateralize” means to deposit in the Cash Collateral Account or to pledge and deposit with or deliver to the Agent, for the benefit of one or more of the Agent, the L/C Issuer or the Revolving Lenders, as collateral for L/C Obligations or obligations of the Revolving Lenders to fund participations in respect thereof (as the context may require), L/C Obligations, cash or deposit account balances or, if the Agent and the L/C Issuer shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Agent and the L/C Issuer. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Management Services” means any cash management services provided to any Loan Party by the Agent or any the Revolving Lender or any of their respective Affiliates, including, without limitation, (a) automated clearinghouse transfer transactions, (b) controlled disbursement services, treasury, depository, overdraft, and electronic funds transfer services, (c) credit card processing services, and (d) credit or debit cards.

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. § 9601 et seq.

“CERCLIS” means the Comprehensive Environmental Response, Compensation, and Liability Information System maintained by the United States Environmental Protection Agency.

“CFC” means a Person that is a controlled foreign corporation under Section 957 of the Code.

“Change in Law” means the occurrence, after the Third Restatement Date, of any of the following: (a) the adoption or taking effect of any Law or treaty, (b) any change in any Law or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of Law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means an event or series of events by which:

(a)          any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than any Permitted Holder, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 45% or more of the Equity Interests of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such Equity Interests that such “person” or “group” has the right to acquire pursuant to any option right); or

(b)          during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; or

(c)          any “change in control” or similar event as defined in any Material License or any document governing Material Indebtedness of any Loan Party; or

(d)          the Borrower fails at any time to own, directly or indirectly, 100% of the Equity Interests of each other Loan Party, free and clear of all Liens (other than the Liens in favor of the Agent and Liens permitted pursuant to clause (p) of the definition of “Permitted Encumbrances”), except where such failure is as a result of a transaction not prohibited by the Loan Documents; or

(e)          the Borrower fails at any time to own, directly or indirectly, 62.5% of the Equity Interests of With You, free and clear of all Liens (other than the Liens in favor of the Agent and Liens permitted pursuant to clause (p) of the definition of “Permitted Encumbrances”), except where such failure is as a result of a transaction not prohibited by the Loan Documents.

“Code” means the Internal Revenue Code of 1986, and the regulations promulgated thereunder, as amended and in effect.

“Collateral” means any and all “Collateral” as defined in any applicable Security Document and all other property that is or is intended under the terms of the Security Documents to be subject to Liens in favor of the Agent.

“Collection Account” has the meaning specified in Section 6.12(b).

“Commercial Letter of Credit” means any letter of credit or similar instrument (including, without limitation, Bankers’ Acceptances) issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by a Loan Party in the ordinary course of business of such Loan Party.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Compliance Certificate” means a certificate substantially in the form of Exhibit D.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consent” means actual consent given by a Lender from whom such consent is sought; or the passage of seven (7) Business Days from receipt of written notice to a Lender from the Agent of a proposed course of action to be followed by the Agent without such Lender’s giving the Agent written notice of that Lender’s objection to such course of action.

“Consolidated” means, when used to modify a financial term, test, statement, or report of a Person, the application or preparation of such term, test, statement or report (as applicable) based upon the consolidation, in accordance with GAAP, of the financial condition or operating results of such Person and its Subsidiaries.

“Consolidated EBITDA” means, at any date of determination, an amount equal to Consolidated Net Income of the Borrower and its Subsidiaries on a Consolidated basis for the applicable measurement period, plus (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges, (ii) the provision for Federal, state, local and foreign income Taxes, (iii) depreciation and amortization expense, (iv) fees, expenses and charges (including restructuring charges, integration costs, net cost savings and transaction expenses) incurred in connection with any Permitted Acquisition (of the type referred to in clause (ii) of the definition thereof) or fees in connection with any Permitted Indebtedness in an amount not to exceed $5,000,000 in any Fiscal Year of the Borrower, (v) noncash compensation, (vi) other unusual or non-recurring expenses reducing such Consolidated Net Income which do not represent a cash item in such period, (vii) management fees and expenses incurred or paid to Tengram Capital Management L.P., its affiliates and employees to the extent permitted to be paid hereunder (in each case of or by the Borrower and its Subsidiaries for such period), (viii) fees, costs and expenses incurred in connection with the Transactions in the aggregate amount which was separately agreed by the Borrower, the Agent and the Required Lenders on the First Amendment Effective Date, (ix) solely in the event the Second Lien Facility Termination has occurred or the Second Lien Facility is Refinanced, fees, costs and expenses in connection with the prior dispositions of SBG Revo Holdings, LLC and FUL IP Holdings, LLC in an aggregate amount to be agreed by the Borrower, the Agent and the Required Lenders, (x) solely in the event of the Second Lien Facility Termination has occurred or the Second Lien Facility is Refinanced, fees, costs and expenses in connection with future Dispositions of Intellectual Property or other Collateral, so long as such Dispositions are permitted under this Agreement, in an aggregate amount to be agreed by the Borrower, the Agent and the Required Lenders, (xi) solely in the event the Second Lien Facility Termination has occurred or the Second Lien Facility is Refinanced, addbacks for fees, costs, expenses and reserves incurred or established in connection with settlements or litigations, in an aggregate amount to be agreed by the Borrower, the Agent and the Required Lenders, (xii) solely in the event the Second Lien Facility Termination has occurred or the Second Lien Facility is Refinanced, (A) extraordinary, unusual or non-recurring items, (B) losses or gains on sales of assets outside the ordinary course of business, (C) expenses attributable to the undertaking operating expense reductions or restructuring, (D) to the extent not specified and not added back pursuant to clause (xi) above, fees, costs, expenses and reserves incurred or established in connection with completed and potential settlements or litigation; provided that, the aggregate amount added back to Consolidated EBITDA pursuant to this clause (xii) for any measurement period shall not exceed 5% of Consolidated EBITDA as calculated at any time and determined immediately after giving effect to such clause (xii), and (xiii) solely to the extent agreed, in writing, by the Borrower, the Agent and the Required Lenders on or prior to the date on which the applicable Compliance Certificate in respect of the applicable measurement period is delivered by the Borrower, additional amounts reflecting other items and adjustments, minus (b) the following to the extent included in calculating such Consolidated Net Income: (i) Federal, state, local and foreign income tax credits, (ii) all non-cash items increasing Consolidated Net Income (in each case of or by the Borrower and its Subsidiaries for such period), and (iii) the cash amount of any unusual or non-recurring expense which was added back to Consolidated EBITDA pursuant to clause (a)(vi) above in a prior period, all as determined on a Consolidated basis in accordance with GAAP.

“Consolidated First Lien Leverage Ratio” means, as of any date of determination, the ratio of (a) Indebtedness of the Borrower and its Subsidiaries on a Consolidated basis under this Agreement as of such date to (b) Consolidated EBITDA for the trailing four quarters most recently ended. For purposes of calculating the Consolidated First Lien Leverage Ratio and solely in the event the Second Lien Facility Termination has occurred or the Second Lien Facility is Refinanced, (i) undrawn amounts under Letters of Credit in an amount of up to $2,500,000, and (ii) unrestricted cash equivalents and cash and cash equivalents restricted in favor of the Agent pursuant to one or more Blocked Account Agreements, in an aggregate amount with respect to this clause (ii) not to exceed $25,000,000, will in each case be excluded from Indebtedness.

“Consolidated Fixed Charge Coverage Ratio” means, at any date of determination, the ratio of (a) (i) Consolidated EBITDA for such period minus (ii) Capital Expenditures made during such period, minus (iii) the aggregate amount of Federal, state, local and foreign income Taxes paid in cash during such period (but not less than zero) to (b) the sum of (i) Debt Service Charges plus (ii) the aggregate amount of all Restricted Payments, in each case, of or by the Borrower and its Subsidiaries for the applicable measurement period, all as determined on a Consolidated basis in accordance with GAAP.

“Consolidated Interest Charges” means, for the applicable measurement period for the Borrower and its Subsidiaries on a Consolidated basis, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Swap Contracts, but excluding any non-cash or deferred interest financing costs, and (b) the portion of rent expense with respect to such period under Capital Lease Obligations that is treated as interest in accordance with GAAP minus (c) interest income during such period (excluding any portion of interest income representing accruals of amounts received in a previous period), in each case of or by the Borrower and its Subsidiaries for the most recently completed period, all as determined on a Consolidated basis in accordance with GAAP.

“Consolidated Net Income” means, as of any date of determination, the net income of the Borrower and its Subsidiaries for the applicable measurement period, all as determined on a Consolidated basis in accordance with GAAP; provided however, that there shall be excluded (a) extraordinary gains and extraordinary losses for such period, (b) the income (or loss) of any Person in which a Person other than the Borrower and its wholly-owned Subsidiaries has an Equity Interest during such period in which such other Person has an Equity Interest, except to the extent of the amount of cash dividends or other distributions actually paid in cash to the Borrower during such period, (c) the income (or loss) of any Subsidiary during such period and accrued prior to the date it becomes a Subsidiary of the Borrower or any of its Subsidiaries or is merged into or consolidated with the Borrower or any of its Subsidiaries or that Person’s assets are acquired by the Borrower or any of its Subsidiaries, and (d) the income of any direct or indirect Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its Organization Documents or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, except that the cash proceeds received by any Loan Party from any licensing of any Intellectual Property (including any licensing in any foreign jurisdiction) shall be included in determining Consolidated Net Income and the Borrower’s equity in any net loss of any such Subsidiary for such period shall be included in determining Consolidated Net Income.

“Consolidated Positive Net Income” means, as of any date of determination, an amount equal to Consolidated Net Income of the Borrower and its Subsidiaries on a Consolidated basis for the applicable measurement period, plus the following to the extent deducted in calculating such Consolidated Net Income: (a) depreciation and amortization expense, (b) one-time non-cash charges, non-cash compensation, non-cash Federal, state, local and foreign income taxes relating to amortization of intangibles for tax purposes and non-cash interest and (c) one-time costs relating to any Permitted Acquisition (of the type referred to in clause (ii) of the definition thereof) or fees in connection with any Permitted Indebtedness in an amount not to exceed $5,000,000 in any Fiscal Year of the Borrower.

“Consolidated Total Indebtedness” means, as of any date of determination, for the Borrower and its Subsidiaries on a Consolidated basis, without duplication, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments in each case owed to a Person other than a Loan Party, (b) all purchase money Indebtedness, (c) all direct obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments in each case owed to a Person other than a Loan Party, (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), (e) all Attributable Indebtedness, (f) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of Persons other than the Borrower or any Subsidiary, and (g) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Borrower or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to the Borrower or such Subsidiary.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Convert”, “Conversion” and “Converted” each refers to a conversion of Loans of one Type into Loans of the other Type.

“Copyright” has the meaning specified in the Security Agreement.

“Copyright Security Agreement” means the Grant of Security Interest in United States Copyrights dated as of the Original Closing Date among certain Loan Parties and the Agent.

“Credit Party” or “Credit Parties” means (a) individually, (i) each Lender and its Affiliates, (ii) the Agent, (iii) each L/C Issuer, (iv) the Arrangers, (v) each beneficiary of each indemnification obligation undertaken by any Loan Party under any Loan Document, (vi) any other Person to whom Obligations under this Agreement and other Loan Documents are owing, and (vii) the successors and assigns of each of the foregoing, and (b) collectively, all of the foregoing.

“Credit Party Expenses” means (a) all reasonable out-of-pocket expenses incurred by the Agent, MLPFS and their respective Affiliates in connection with this Agreement and the other Loan Documents, including without limitation (i) the reasonable fees, charges and disbursements of (A) counsel for the Agent, (B) outside consultants for the Agent and MLPFS, (C) appraisers, and (D) commercial finance examiners, in connection with (1) the preparation, negotiation, administration, management, execution and delivery of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (2) the enforcement or protection of its rights in connection with this Agreement or the Loan Documents or efforts to preserve, protect, collect, or enforce the Collateral or in connection with any proceeding under any Debtor Relief Laws, or (3) any workout, restructuring or negotiations in respect of any Obligations, and (ii) all customary fees and charges (as adjusted from time to time) of the Agent with respect to the disbursement of funds (or the receipt of funds) to or for the account of the Borrower (whether by wire transfer or otherwise), together with any out-of-pocket costs and expenses incurred in connection therewith; (b) with respect to the L/C Issuer, and its Affiliates, all reasonable and documented out-of-pocket expenses incurred in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder; and (c) all reasonable out-of-pocket expenses incurred by the Credit Parties who are not the Agent, MLPFS or any Affiliate of either of them after the occurrence and during the continuance of an Event of Default; provided that such Credit Parties as a whole shall be entitled to reimbursement for no more than one counsel representing all such Credit Parties (absent an actual conflict of interest in which case such affected Credit Parties may engage and be reimbursed for one additional counsel for the affected Credit Parties taken as a whole).

“Cure Amount” has the meaning specified in Section 8.04(a).

“Cure Expiration Date” has the meaning specified in Section 8.04(a).

“Debt Service Charges” means for any applicable measurement period for the Borrower and its Subsidiaries on a Consolidated basis, the sum of (a) Consolidated Interest Charges paid or required to be paid for such period, plus (b) principal payments made or required to be made on account of Indebtedness (excluding any Synthetic Lease Obligations but including, without limitation, the principal component of all Obligations and of any Capital Lease Obligations) for such period, in each case determined on a Consolidated basis in accordance with GAAP.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means, (a) when used with respect to any Loan, an interest rate equal to the interest rate otherwise applicable to such Loan plus two percent (2%) per annum and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate for Standby Letters of Credit or Commercial Letters of Credit, as applicable, plus two percent (2%) per annum, and (c) with respect to all other Obligations, an interest rate equal to the Base Rate, plus the then Applicable Margin, plus two percent (2%) per annum.

“Defaulting Lender” means, subject to Section 2.15(b), any Revolving Lender that (a) has failed to (i) fund all or any portion of its Revolving Loans within two Business Days of the date such Revolving Loans were required to be funded hereunder, or (ii) pay to the Agent, the L/C Issuer, or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two Business Days of the date when due, (b) has notified the Borrower, the Agent, or the L/C Issuer in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect, (c) has failed, within three Business Days after written request by the Agent or the Borrower, to confirm in writing to the Agent and the Borrower that it will comply with its prospective funding obligations hereunder; provided that such Revolving Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Agent and the Borrower, or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Revolving Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Revolving Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Revolving Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Revolving Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Revolving Lender or (iii) become the subject of a Bail-In Action. Any determination by the Agent that a Revolving Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Revolving Lender shall be deemed to be a Defaulting Lender (subject to Section 2.15(b)) as of the date established therefor by the Agent in a written notice of such determination, which shall be delivered by the Agent to the Borrower, the L/C Issuer and each other Lender promptly following such determination.

“Deposit Account” means each checking, savings or other demand deposit account maintained by any of the Loan Parties. All funds in each Deposit Account shall be conclusively presumed to be Collateral and proceeds of Collateral and the Agent and the Lenders shall have no duty to inquire as to the source of the amounts on deposit in any Deposit Account.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory is the subject of any Sanction.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction), whether in one transaction or in a series of transactions, of any property (including, without limitation, any Equity Interests other than Equity Interests of the Borrower) by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disqualified Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is ninety-one (91) days after the date on which the Loans mature. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Agreement will be the maximum amount that the Borrower and its Subsidiaries may become obligated to pay upon maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock or portion thereof, plus accrued dividends.

“Dollars” and “$” mean lawful money of the United States.

“Earn-Out Obligations” means, with respect to any Person, “earn-outs” and similar payment obligations of such Person.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means (a) a Credit Party which is a Credit Party on the Original Closing Date or becomes a Credit Party pursuant to any of clauses (b) through (d) below, or any of its Affiliates; (b) a bank, insurance company, or company engaged in the business of making commercial loans, which Person, together with its Affiliates, has a combined capital and surplus in excess of $250,000,000; (c) an Approved Fund; and (d) any other Person (other than a natural Person) satisfying the requirements of Section 10.06(b) hereof; provided that notwithstanding the foregoing, “Eligible Assignee” shall not include a Loan Party or any of their respective Affiliates or Subsidiaries.

“Environmental Laws” means any and all applicable Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to Hazardous Materials.

“Environmental Liability” means any liability, obligation, damage, loss, claim, action, suit, judgment, order, fine, penalty, fee, expense, or cost, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal or presence of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or non-voting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning specified in Section 8.01. An Event of Default shall be deemed to be continuing unless and until that Event of Default has been duly waived as provided in Section 10.01 hereof.

“Excess Availability” means, as of any date of determination thereof by the Agent, the result, if a positive number, of:

(a)          the Revolving Loan Cap

minus

(b)          the Total Revolving Outstandings.

“Excluded Account” has the meaning specified in Section 6.12.

“Excluded Property” has the meaning specified in the Security Agreement.

“Excluded Subsidiary” means a Subsidiary of the Borrower that is organized for the purpose of, and is engaged solely in the business of, owning Intellectual Property and related assets to be acquired pursuant to a Permitted Acquisition, and which Subsidiary complies with the following requirements: (a) such Subsidiary is subject to customary restrictions to make such Subsidiary a special purpose, bankruptcy remote entity, as determined by the Agent in its reasonable discretion; (b) such Subsidiary maintains Deposit Accounts and other bank accounts which are separate from the Borrower and the other Loan Parties and does not co-mingle any cash or cash equivalents of such Subsidiary with the Borrower or any other Loan Party; (c) no Loan Party issues or incurs any Indebtedness or Guarantee in respect of, or grants any Lien on any of its assets or properties to secure, any Indebtedness, liabilities or other obligations of such Subsidiary, and (d) no Loan Party has any obligation to maintain such Subsidiary’s financial condition or cause such Subsidiary to achieve any level of operating results.

“Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Loan Party of, or the grant under a Loan Document by such Loan Party of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act (or the application or official interpretation thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 10.25 hereof and any and all guarantees of such Loan Party’s Swap Obligations by other Loan Parties) at the time the Guaranty of such Loan Party, or grant by such Loan Party of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a Master Agreement governing more than one Swap Contract, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swap Contracts for which such Guaranty or security interest becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the Laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Revolving Commitment pursuant to a Law in effect on the date on which (i) such Lender acquires such interest in the Loan or Revolving Commitment (other than pursuant to an assignment request by the Borrower under Section 10.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(a)(ii) or (c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e) and (d) any withholding Taxes imposed pursuant to or in connection with FATCA.

“Executive Order” has the meaning specified in Section 10.18.

“Existing Credit Agreement” has the meaning specified in the recitals.

“Facility Guaranty” means the Guaranty made by the Guarantors in favor of the Agent and the other Credit Parties, in form reasonably satisfactory to the Agent.

“FATCA” means Sections 1471 through 1474 of the Code, as in effect on the Third Restatement Date (or any amended or successor provision that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreements (and related legislation or official administrative guidance) implementing the foregoing.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Agent.

“Fee Letter” means the letter agreement dated as of July 13, 2018 by and between the Borrower and the Agent.

“First Amendment Effective Date” means August 7, 2018.

“Fiscal Month” means any fiscal month of any Fiscal Year, which month shall generally end on the last day of each calendar month in accordance with the fiscal accounting calendar of the Borrower.

“Fiscal Quarter” means any fiscal quarter of any Fiscal Year, which quarters shall generally end on the last day of each March, June, September and December of such Fiscal Year in accordance with the fiscal accounting calendar of the Borrower.

“Fiscal Year” means any period of twelve consecutive months ending on December 31 of any calendar year.

“Foreign Asset Control Regulations” has the meaning specified in Section 10.18.

“Foreign Lender” means any Lender that is organized under the Laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to the L/C Issuer, such Defaulting Lender’s Revolving Credit Facility Applicable Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Gaiam Brands” means Gaiam Brand Holdco, LLC, a Delaware limited liability company.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantor” means (a) each domestic Subsidiary of the Borrower existing on the First Amendment Effective Date, other than the Subsidiaries set forth on Schedule 1.01, (b) each other Subsidiary of the Borrower that shall be required to execute and deliver a Facility Guaranty pursuant to Section 6.11, and (c) with respect to any Swap Obligations of a Specified Loan Party, the Borrower.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Honor Date” has the meaning specified in Section 2.03(c)(i).

“Immaterial Subsidiary” means (a) as of the First Amendment Effective Date, the Subsidiaries set forth on Schedule 1.01 and noted as Immaterial Subsidiaries, and (b) with respect to any Subsidiary formed or acquired after the First Amendment Effective Date that is not an Excluded Subsidiary, any such Subsidiary of the Borrower that (i) had less than 5% of consolidated assets and 5% of annual consolidated revenues of the Borrower and its Subsidiaries as reflected on the most recent financial statements delivered pursuant to Section 6.01 prior to such date and (ii) has been designated as such by the Borrower in a written notice delivered to the Agent (other than any such Subsidiary as to which the Borrower has revoked such designation by written notice to the Agent); provided that no Subsidiary owning any Material Intellectual Property or Intellectual Property related thereto or party to a Material License may be designated as an Immaterial Subsidiary; provided further that at no time shall all Immaterial Subsidiaries so designated by the Borrower have in the aggregate consolidated assets or annual consolidated revenues (as reflected on the most recent financial statements delivered pursuant to Section 6.01 prior to such time) in excess of 5% of consolidated assets or annual consolidated revenues, respectively, of the Borrower and its Subsidiaries.

“Increase Effective Date” has the meaning specified in Section 2.14(d).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)          all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)          the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c)          net obligations of such Person under any Swap Contract;

(d)          all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and, in each case, not past due for more than 60 days after the date on which such trade account payable was created);

(e)          indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)          all Attributable Indebtedness of such Person;

(g)          all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person (including, without limitation, Disqualified Stock), or any warrant, right or option to acquire such Equity Interest, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(h)          all Guarantees of such Person in respect of any of the foregoing.

provided however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (1) contingent obligations incurred in the ordinary course of business and not in respect of borrowed money, (2) deferred or prepaid revenues, (3) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller, or (4) any royalty, licensing, revenue and/or profit sharing arrangements, in each case, characterized as such and arising expressly out of purchase and sale contracts, development contracts or licensing arrangements.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitees” has the meaning specified in Section 10.04(b).

“Information” has the meaning specified in Section 10.07.

“Intellectual Property” has the meaning specified in the Security Agreement.

“Interest Payment Date” means, (a) as to any LIBOR Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided however, that if any Interest Period for a LIBOR Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the first Business Day following each calendar quarter and the Maturity Date.

“Interest Period” means, as to each LIBOR Rate Loan, the period commencing on the date such LIBOR Rate Loan is disbursed or Converted to or continued as a LIBOR Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower in its Loan Notice; provided that:

(i)          any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii)         any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

(iii)        no Interest Period shall extend beyond the Maturity Date; and

(iv)        notwithstanding the provisions of clause (iii), no Interest Period shall have a duration of less than one (1) month, and if any Interest Period applicable to a LIBOR Rate Loan would be for a shorter period, such Interest Period shall not be available hereunder.

For purposes hereof, the date of a Revolving Borrowing initially shall be the date on which such Revolving Borrowing is made and thereafter shall be the effective date of the most recent Conversion or continuation of such Revolving Borrowing.

“Internal Control Event” means a material weakness in, or fraud that involves management or other employees who have a significant role in, the Borrower’s and/or its Subsidiaries’ internal controls over financial reporting, in each case as described in the Securities Laws.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person, or (c) any Acquisition, or (d) any other investment of money or capital in order to obtain a profitable return. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Borrower (or any Subsidiary) or in favor the L/C Issuer and relating to any such Letter of Credit.

“Law” or “Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“L/C Advance” means, with respect to each Revolving Lender, such Revolving Lender’s funding of its participation in any L/C Borrowing in accordance with its the Revolving Credit Facility Applicable Percentage.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Borrowing.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Issuer” means Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder (which successor may only be a Revolving Lender selected by the Agent in its discretion). The L/C Issuer may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the L/C Issuer, in which case the term “L/C Issuer” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination, a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lease” means any agreement, whether written or oral, no matter how styled or structured, pursuant to which a Loan Party is the lessee of any real property for any period of time.

“Lender” has the meaning specified in the introductory paragraph hereto and, includes the Revolving Lenders, the Tranche A Term Lenders and the Tranche A-1 Term Lenders, as the context requires.

“Lending Office” means, as to any Lender, the office or offices of such Lender as a Lender may from time to time notify the Borrower and the Agent.

“Letter of Credit” means each Banker’s Acceptance, each Standby Letter of Credit and each Commercial Letter of Credit issued hereunder.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

“Letter of Credit Expiration Date” means the day that is seven days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.03(i).

“Letter of Credit Sublimit” means an amount equal to $10,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Commitment. A permanent reduction of the Revolving Commitment shall not require a corresponding pro rata reduction in the Letter of Credit Sublimit; provided, however, that if the Revolving Commitment is reduced to an amount less than the Letter of Credit Sublimit, then the Letter of Credit Sublimit shall be reduced to an amount equal to (or, at Borrower’s option, less than) the Revolving Commitment.

“LIBOR Rate” means the per annum rate of interest (rounded up to the nearest 1/16th of 1% and in no event less than zero) determined by Agent at or about 11:00 a.m. (London time) two Business Days prior to an interest period for a term equivalent to such period, equal to the greater of (a) 0.0% per annum or (b) the London Interbank Offered Rate, or comparable or successor rate approved by Agent, as published on the applicable Reuters screen page (or other commercially available source designated by Agent from time to time); provided that any comparable or successor rate shall be applied by Agent, if administratively feasible, in a manner consistent with market practice.

“LIBOR Rate Loan” means a Loan that bears interest at a rate based on the Adjusted LIBOR Rate.

“LIBOR Screen Rate” means the LIBOR quote on the applicable screen page the Agent designates to determine LIBOR (or such other commercially available source providing such quotations as may be designated by the Agent from time to time).

“LIBOR Successor Rate” has the meaning specified in Section 3.03(b).

“LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the discretion of the Agent in consultation with the Borrower, to reflect the adoption of such LIBOR Successor Rate and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Agent determines in consultation with the Borrower).

“License” has the meaning specified in the Security Agreement.

“Limited Condition Acquisition” means a Permitted Acquisition by the Borrower or one or more of its Subsidiaries whose consummation is not conditioned, in the applicable Limited Condition Acquisition Agreement, on the availability of, or on obtaining, third party financing.

“Limited Condition Acquisition Agreement” has the meaning specified in Section 2.14(g).

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale, Capital Lease Obligation, Synthetic Lease Obligation, or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Liquidation” means the exercise by the Agent of those rights and remedies accorded to the Agent under the Loan Documents and applicable Laws as a creditor of the Loan Parties with respect to the realization on the Collateral, including (after the occurrence and during the continuation of an Event of Default) the conduct by the Loan Parties acting with the consent of the Agent, of any disposition of the Collateral for the purpose of liquidating the Collateral. Derivations of the word “Liquidation” (such as “Liquidate”) are used with like meaning in this Agreement.

“Loan” means a Revolving Loan, the Tranche A Term Loan or the Tranche A-1 Term Loan, as applicable, and collectively, means all Revolving Loans and all Term Loans.

“Loan Account” has the meaning assigned to such term in Section 2.10(a).

“Loan Documents” means this Agreement, each Note, the Fee Letter, each Issuer Document, the Blocked Account Agreements, the Security Documents, the Facility Guaranty, the Second Lien Intercreditor Agreement, and any other instrument or agreement now or hereafter executed and delivered in connection herewith, or in connection with any transaction arising out of any Cash Management Services and Bank Products.

“Loan Notice” means a notice of (a) a Revolving Borrowing, (b) a Conversion of Loans from one Type to the other, or (c) a continuation of LIBOR Rate Loans, pursuant to Section 2.02(b), which shall be substantially in the form of Exhibit A.

“Loan Parties” means, collectively, the Borrower and each Guarantor.

“Loan to Value Ratio” means the ratio of the sum of the Revolving Credit Extensions and the then outstanding amount of the Tranche A Term Loan to the Realizable Orderly Liquidation Value of the Loan Parties and With You, as applicable, expressed as a percentage, as determined pursuant to the most recent appraisal conducted by or on behalf of the Agent with respect to such registered Trademarks pursuant to Section 6.10(b).

“LTV Percentage” means the percentages set forth below:

Period	LTV Percentage

From and after the First Amendment Effective Date through and including the second anniversary of the First Amendment Effective Date	50%

After the second anniversary of the First Amendment Effective Date through and including the third anniversary of the First Amendment Effective Date	47.5%

After the third anniversary of the First Amendment Effective Date through and including the fourth anniversary of the First Amendment Effective Date	45%

After the fourth anniversary of the First Amendment Effective Date through and including the Maturity Date	42.5%

“Master Agreement” has the meaning specified in the definition of “Swap Contract”.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect on, the operations, business, assets, properties or liabilities (actual or contingent), condition (financial or otherwise) of the Borrower and its subsidiaries, taken as a whole; (b) a material impairment of the rights and remedies of the Agent under this Agreement or any other Loan Document, or of the ability of the Borrower or any other Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower or any other Loan Party of any Loan Document to which it is a party.

“Material Contract” means, with respect to any Person, each contract to which such Person is a party material to the business, condition (financial or otherwise), operations, performance, properties or prospects of such Person, and shall include, without limitation, each Material License.

“Material Indebtedness” means Indebtedness (other than the Obligations) of the Loan Parties in an aggregate principal amount exceeding $10,000,000. For purposes of determining the amount of Material Indebtedness at any time, (a) the amount of the obligations in respect of any Swap Contract at such time shall be calculated at the Swap Termination Value thereof, (b) undrawn committed or available amounts shall be included, and (c) all amounts owing to all creditors under any combined or syndicated credit arrangement shall be included. Without limiting the foregoing, all Indebtedness incurred under the Second Lien Facility shall be Material Indebtedness, regardless of the amount thereof.

“Material Intellectual Property” means those items of Intellectual Property described on Part 1 of Schedule 5.17, and all items of Intellectual Property established, registered or recorded in the United States acquired after the First Amendment Effective Date in respect of brands that are the subject of a Material License.

“Material License” means, as of the First Amendment Effective Date, the Licenses described on Part 2 of Schedule 5.17, and thereafter, any License to the extent that the revenues from which constitute five percent (5%) or more of the annual revenues of the Borrower and its Subsidiaries.

“Maturity Date” means August 7, 2023.

“Maximum Rate” has the meaning specified in Section 10.09.

“MLPFS” means Merrill Lynch, Pierce, Fenner & Smith Incorporated.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“MSLO” means Martha Stewart Living Omnimedia, Inc., a Delaware corporation.

“MSLO Key Man Policy” means any key man life insurance policy held by the Borrower or any of its Subsidiaries in effect during the term of this Agreement whereby Martha Stewart is the “key man” thereunder and the Borrower or any of its Subsidiaries is the beneficiary or owner thereunder.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Net Proceeds” means, with respect to the proceeds received by any Loan Party during the term of this Agreement from any Disposition or MSLO Key Man Policy, the excess, if any, of (a) the sum of cash and cash equivalents received in connection with such Disposition or policy (including any cash or cash equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (b) the sum of (i) if applicable, the principal amount of any Indebtedness that is secured by the applicable asset by a Lien permitted hereunder which is senior to the Agent’s Lien on such asset and that is required to be repaid (or to establish an escrow for the future repayment thereof) in connection with such Disposition or policy (other than Indebtedness under the Loan Documents), (ii) all Taxes paid or payable by such Loan Party in connection with such Disposition or policy, and (iii) the reasonable and customary out-of-pocket expenses incurred by such Loan Party in connection with such Disposition or policy (including, without limitation, appraisals, and brokerage, legal, agents and title expenses and commissions) paid by any Loan Party to third parties (other than Affiliates)).

“Non-Consenting Lender” has the meaning specified in Section 10.01.

“Non-Defaulting Lender” means, at any time, each Revolving Lender that is not a Defaulting Lender at such time.

“Non-Guarantor Subsidiary” means any (a) non-wholly owned Subsidiary to the extent a guarantee of the Obligations and a pledge of the assets thereof in support of such guarantee would require the consent of any third-party holder of the Equity Interests thereof (unless and until such consent is obtained), including, for the avoidance of doubt, each Subsidiary set forth on Schedule 1.01, (b) Excluded Subsidiary, (c) Immaterial Subsidiary, (d) CFC, (e) domestic Subsidiary substantially all of the assets of which constitute equity and/or Indebtedness of direct or indirect foreign Subsidiaries or intercompany accounts, or (f) any other Subsidiary organized in a jurisdiction outside of the United States.

“Note” means (a) a promissory note made by the Borrower in favor of a Revolving Lender evidencing Revolving Loans made by such Revolving Lender, substantially in the form of Exhibit C-1, (b) a promissory note made by the Borrower in favor of a Tranche A Term Lender evidencing the portion of the Tranche A Term Loan made by such Tranche A Term Lender, substantially in the form of Exhibit C-2, and (c) a promissory note made by the Borrower in favor of a Tranche A-1 Term Lender evidencing the portion of the Tranche A-1 Term Loan made by such Tranche A-1 Term Lender, substantially in the form of Exhibit C-3, as each may be amended, supplemented or modified from time to time.

“NPL” means the National Priorities List under CERCLA.

“Obligations” means (a) all advances to, and debts (including principal, interest, fees, costs, and expenses), liabilities, obligations, covenants, indemnities, and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit (including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral therefor), whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, fees, costs, expenses and indemnities that accrue after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, fees costs, expenses and indemnities are allowed claims in such proceeding, and (b) any Other Liabilities; provided that Obligations of a Loan Party shall exclude any Excluded Swap Obligations with respect to such Loan Party.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity, and (d) in each case, all shareholder or other equity holder agreements, voting trusts and similar arrangements to which such Person is a party or which is applicable to its Equity Interests and all other arrangements relating to the Control or management of such Person.

“Original Closing Date” means March 28, 2013.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Liabilities” means any obligation on account of (a) any Cash Management Services furnished to any of the Loan Parties or any of their Subsidiaries and/or (b) any Bank Product furnished to any of the Loan Parties and/or any of their Subsidiaries, including, without limitation, Swap Obligations.

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06(b)).

“Outstanding Amount” means, (i) with respect to Revolving Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any Revolving Borrowings and prepayments or repayments of Loans occurring on such date; and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts.

“Overadvance” means a Revolving Credit Extension to the extent that, immediately after its having been made, Excess Availability is less than zero.

“Participant” has the meaning specified in Section 10.06(d).

“Participation Register” has the meaning specified in Section 10.06(d).

“Patent” has the meaning specified in the Security Agreement.

“Patent Security Agreement” means the Grant of Security Interest in United States Patents dated as of the Original Closing Date among certain Loan Parties and the Agent.

“PBGC” means the Pension Benefit Guaranty Corporation.

“PCAOB” means the Public Company Accounting Oversight Board.

“Pension Act” means the Pension Protection Act of 2006.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by the Borrower and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Permitted Acquisition” means (i) an Acquisition consummated by an Excluded Subsidiary, or (ii) any Acquisition consummated by a Loan Party in which all of the following conditions are satisfied:

(a)          No Default or Event of Default then exists or would arise from the consummation of such Acquisition;

(b)          Such Acquisition shall have been approved by the Board of Directors of the Person (or similar governing body if such Person is not a corporation) which is the subject of such Acquisition and such Person shall not have announced that it will oppose such Acquisition or shall not have commenced any action which alleges that such Acquisition shall violate applicable Law;

(c)          For any Acquisition for total consideration in excess of $10,000,000, the Borrower shall have furnished the Agent with ten (10) Business Days’ prior written notice of such intended Acquisition and shall have furnished the Agent with a current draft of the documentation in connection with such Acquisition (and final copies thereof as and when executed), a summary of any due diligence undertaken by the Loan Parties in connection with such Acquisition, appropriate financial statements of the Person which is the subject of such Acquisition, pro forma projected financial statements for the twelve (12) month period following such Acquisition immediately after giving effect to such Acquisition (including balance sheets, cash flows and income statements by quarter for the acquired Person, individually, and on a Consolidated basis with all Loan Parties), and such other information as the Agent may reasonably require, all of which shall be in form reasonably satisfactory to the Agent;

(d)          The Loan Parties shall have complied with their obligations pursuant to Section 6.17, and in the event that the financing for the Permitted Acquisition is to be provided by the Lenders, the legal structure of the Acquisition shall be reasonably acceptable to the Agent;

(e)          Immediately after giving effect to the Acquisition, if the Acquisition is an Acquisition of Equity Interests, the Borrower shall acquire and own, directly or indirectly, a majority of the Equity Interests in the Person being acquired and shall Control a majority of any voting interests or shall otherwise Control the governance of the Person being acquired;

(f)           Any assets acquired shall consist principally of Intellectual Property, and if the Acquisition involves a merger, consolidation or acquisition of Equity Interests, the Person which is the subject of such Acquisition shall be engaged in, the business of owning and licensing Intellectual Property; provided that unless otherwise agreed by the Agent, any Acquisition of assets which includes inventory, equipment and other working capital assets in addition to Intellectual Property or which involves the acquisition of Equity Interests of a Person which also owns inventory, equipment and other working capital assets in addition to Intellectual Property shall provide for the wind-down and sale of such working capital assets within twelve (12) months following the closing date of such acquisition; and

(g)          If the Person which is the subject of such Acquisition will be maintained as a Subsidiary (other than an Excluded Subsidiary) of a Loan Party, or if the assets acquired in an Acquisition will be transferred to a Subsidiary (other than an Excluded Subsidiary) which is not then a Loan Party, such Subsidiary shall have complied with the provisions of Section 6.11 and Section 6.15 hereof to the extent applicable.

“Permitted Disposition” means any of the following:

(a)          licenses and sublicenses of Intellectual Property of a Loan Party or any of its Subsidiaries in the ordinary course of business, other than, unless the Agent consents thereto, outbound licenses of any Material Intellectual Property which would result in a Material Adverse Effect on the value of the Collateral consisting of Intellectual Property;

(b)          Dispositions of Intellectual Property so long as the Borrower makes any prepayments required pursuant to Section 2.04(b) in connection therewith;

(c)          Dispositions of real property, inventory, equipment and other assets (other than Intellectual Property) in the ordinary course of business or property (other than Intellectual Property) that is substantially worn, damaged, obsolete or, in the judgment of a Loan Party, no longer useful or necessary in its business or that of any Subsidiary;

(d)          Disposition of inventory, equipment and other working capital assets (other than Intellectual Property) and Real Estate acquired in connection with a Permitted Acquisition within twelve (12) months after the consummation of such Permitted Acquisition;

(e)          Dispositions among the Loan Parties or by any Subsidiary to a Loan Party;

(f)           Dispositions by any Subsidiary which is not a Loan Party to another Subsidiary that is not a Loan Party; and

(g)          other Dispositions the Net Proceeds of which, in the aggregate, do not exceed $10,000,000.

“Permitted Encumbrances” means:

(a)          Liens imposed by Law for Taxes that are not yet due or are being contested in compliance with Section 6.04;

(b)          Carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by applicable Laws, arising in the ordinary course of business and securing obligations that are not overdue by more than thirty (30) days or are being contested in compliance with Section 6.04;

(c)          Pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security Laws or regulations, other than any Lien imposed by ERISA;

(d)          Deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(e)          Liens in respect of judgments that would not constitute an Event of Default hereunder;

(f)          Easements, covenants, conditions, restrictions, rights-of-way and similar encumbrances on real property imposed by Law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of a Loan Party and such other minor title defects or survey matters that, taken as a whole, do not materially interfere with the current use of the real property;

(g)          Liens existing on the First Amendment Effective Date listed on Schedule 7.01 and Liens to secure any Permitted Refinancings of the Indebtedness with respect thereto;

(h)          Liens on cash collateral securing any Indebtedness outstanding on the First Amendment Effective Date and listed on Schedule 7.03 and Liens to secure any Permitted Refinancings of the Indebtedness with respect thereto;

(i)           Liens on fixed or capital assets or on Real Estate of any Loan Party which secure Indebtedness permitted under clauses (c) and/or (d) of the definition of “Permitted Indebtedness” so long as (i) such Liens and the Indebtedness secured thereby are incurred prior to or within ninety (90) days after such acquisition, (ii) the Indebtedness secured thereby does not exceed the cost of acquisition of the applicable assets, and (iii) such Liens shall attach only to the assets or Real Estate acquired, improved or refinanced with such Indebtedness and shall not extend to any other property or assets of the Loan Parties;

(j)          Liens in favor of the Agent;

(k)          Landlords’ and lessors’ statutory Liens in respect of rent not in default;

(l)           Possessory Liens in favor of brokers and dealers arising in connection with the acquisition or disposition of Investments owned as of the First Amendment Effective Date and other Permitted Investments; provided that such liens (a) attach only to such Investments and (b) secure only obligations incurred in the ordinary course and arising in connection with the acquisition or disposition of such Investments and not any obligation in connection with margin financing;

(m)         Liens arising solely by virtue of any statutory or common Law provisions relating to banker’s Liens, Liens in favor of securities intermediaries, rights of setoff or similar rights and remedies as to deposit accounts or securities accounts or other funds maintained with depository institutions or securities intermediaries;

(n)          Liens arising from precautionary UCC filings regarding “true” operating leases or, to the extent permitted under the Loan Documents, the consignment of goods to a Loan Party;

(o)          Liens on property (other than Intellectual Property) in existence at the time such property is acquired pursuant to a Permitted Acquisition or on such property of a Subsidiary of a Loan Party in existence at the time such Subsidiary is acquired pursuant to a Permitted Acquisition; provided that such Liens are not incurred in connection with or in anticipation of such Permitted Acquisition and do not attach to any other assets of any Loan Party or any Subsidiary;

(p)          Liens on Collateral securing Indebtedness in respect of the Second Lien Facility; provided such Liens are subject to the Second Lien Intercreditor Agreement (or, in the case of any other such credit facility or any Permitted Refinancing thereof permitted hereunder, another intercreditor agreement containing terms that are at least as favorable to the Credit Parties as those contained in the Second Lien Intercreditor Agreement) and the Indebtedness secured by such Liens is permitted to be incurred pursuant to clause (a)(i) of the definition of “Permitted Indebtedness”;

(q)          Liens on earnest money deposits made in connection with any agreement in respect of a Permitted Acquisition or consisting of an agreement to dispose of any property in a Permitted Disposition;

(r)          ground leases in respect of real property on which facilities owned or leased by the Borrower or any of its Subsidiaries are located;

(s)          (i) licenses, sublicenses, leases or subleases granted by any Loan Party to other Persons not materially interfering with the conduct of the business of such Loan Party, (ii) any interest or title of a lessor, sublessor or licensor under any Lease, (iii) restriction or encumbrance to which the interest or title of such lessor or sublessor may be subject and (iv) subordination of the interest of the lessee or sub-lessee under such Lease to any restriction or encumbrance referred to in the preceding clause (iii); and

(t)           Liens in connection with any zoning, building, land use or similar Law or right reserved to or vested in any Governmental Authority to control or regulate the use of any or dimensions of real property or the structure thereon.

“Permitted Holder” means each of TCP WR Acquisition, LLC, TCP SQBG Acquisition, LLC, TCP SQBG II, LLC, Carlyle Galaxy Holdings, L.P. and their respective Affiliates.

“Permitted Indebtedness” means each of the following:

(a)          (i) Indebtedness in respect of the Second Lien Credit Agreement and any Permitted Refinancing thereof (collectively, the “Second Lien Facility”); provided that (A) the aggregate outstanding principal amount of any Indebtedness in respect of the Second Lien Facility shall not exceed the sum of (x)$314,000,000 plus (y) such additional amounts that would not, after giving pro forma effect to the incurrence thereof, cause the Consolidated Total Leverage Ratio (as defined in the Second Lien Credit Agreement as in effect on the Third Restatement Date) to exceed 6.00:1.00 and (B) any Indebtedness in respect of the Second Lien Facility shall not have an earlier maturity date than the Maturity Date or a decreased weighted average life than the Second Lien Facility in effect on the Third Restatement Date and (ii) any other Indebtedness outstanding on the Third Restatement Date and listed on Schedule 7.03 and, in the case of the foregoing clause (ii), any Permitted Refinancing thereof;

(b)          Indebtedness of any Loan Party to any other Loan Party;

(c)          purchase money Indebtedness of any Loan Party to finance the acquisition of any personal property consisting solely of fixed or capital assets, including Capital Lease Obligations, and any Indebtedness assumed in connection with the acquisition of any such assets (other than Intellectual Property) or secured by a Lien on any such assets prior to the acquisition thereof, and Permitted Refinancings thereof; provided however, that the aggregate principal amount of Indebtedness permitted by this clause (c) shall not exceed $10,000,000 at any time outstanding; provided further that, if requested by the Agent, the Loan Parties shall use commercially reasonable efforts to cause the holders of any such Indebtedness incurred to finance the acquisition of assets containing information relating to Intellectual Property, licensing arrangements or financial information to enter into an intercreditor agreement with the Agent on terms reasonably satisfactory to the Agent;

(d)          Indebtedness incurred for the construction or acquisition or improvement of, or to finance or to refinance, any Real Estate owned by any Loan Party (including therein any Indebtedness incurred in connection with sale-leaseback transactions permitted hereunder and any Synthetic Lease Obligations); provided that, if requested by the Agent, the Loan Parties shall use commercially reasonable efforts to cause the holders of such Indebtedness and the lessors under any sale-leaseback transaction to enter into an access agreement with respect to any Real Estate in which the Loan Parties maintain information relating to Intellectual Property, licensing arrangements or financial information, on terms reasonably satisfactory to the Agent;

(e)          contingent liabilities under surety bonds or similar instruments incurred in the ordinary course of business;

(f)          obligations (contingent or otherwise) of any Loan Party or any Subsidiary thereof existing or arising under any Swap Contract; provided that (i) such obligations are (or were) entered into by such Person (x) in connection with any issuance of convertible bonds permitted to be incurred under another clause of this definition of “Permitted Indebtedness” in the form of a call-spread overlay or any variation thereof or (y) in the ordinary course of business for the purpose of directly mitigating risks associated with fluctuations in interest rates or foreign exchange rates, and not for purposes of speculation or taking a “market view” and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

(g)          Indebtedness of any Person that becomes a Subsidiary (other than an Excluded Subsidiary) of a Loan Party in a Permitted Acquisition, which Indebtedness is existing at the time such Person becomes a Subsidiary of a Loan Party (other than Indebtedness incurred solely in contemplation of such Person’s becoming a Subsidiary of a Loan Party);

(h)          the Obligations;

(i)           other unsecured Indebtedness or Indebtedness subordinated in right of payment (on terms reasonably acceptable to the Agent) in an aggregate principal amount not to exceed $250,000,000 at any time outstanding;

(k)          other unsecured Indebtedness or Indebtedness subordinated in right of payment (on terms reasonably acceptable to the Agent) not otherwise specifically described herein so long as, after giving pro forma effect to the incurrence of such Indebtedness and the consummation of any Permitted Acquisition or the application of the proceeds thereof, as applicable, in connection therewith, and (i) on a projected basis for the twelve (12) months immediately following such Indebtedness and related Permitted Acquisition or application of proceeds, as applicable, the ratio of Consolidated EBITDA (calculated for such purpose to include the projected Consolidated EBITDA of the entity or assets to be acquired in any applicable Permitted Acquisition) to Debt Service Charges shall be no less than the ratio of Consolidated EBITDA to Debt Service Charges as calculated prior to the incurrence of such Indebtedness and the consummation of such Permitted Acquisition or application of proceeds, as applicable, or, (ii) in the event that such ratio is less than the ratio calculated prior to the incurrence or application of proceeds of such Indebtedness, then the ratio of (A) Consolidated Total Indebtedness, less cash on the balance sheet of the Borrower, to (B) Consolidated EBITDA, in each case after giving pro forma effect to the incurrence of such Indebtedness and the consummation of any applicable Permitted Acquisition or application of proceeds, shall not be greater than 4.0:1.0;

(l)           Indebtedness consisting of unsecured guaranties by any Loan Party of the Indebtedness and lease and other contractual obligations (including, without limitation, guaranties of any license agreements entered into in the ordinary course of business by a Loan Party), in each case, of any other Loan Party, to the extent permitted under this Agreement;

(m)         Indebtedness arising from the honoring by any bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, so long as such Indebtedness is extinguished within five Business Days of its incurrence;

(n)          Indebtedness owed to any Person providing property, casualty, liability or other insurance to any Loan Party, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the period in which such Indebtedness is incurred and such Indebtedness is outstanding only for a period not exceeding twelve months;

(o)          Indebtedness of any Loan Party which may be deemed to exist in connection with agreements providing indemnification, deferred purchase price, non-cash Earn-Out Obligations and cash Earn-Out Obligations in an amount not to exceed $10,000,000 at any time outstanding so long as immediately after giving effect thereto the Loan Parties have cash on hand in an amount greater than $5,000,000, purchase price adjustments and other similar obligations in connection with the acquisition or disposition of assets in accordance with this Agreement, so long as any such obligations are those of the Person making the respective acquisition or sale, and are not guaranteed by any other Person except as permitted by sub-clause (l) herein;

(p)          Indebtedness representing deferred compensation or similar obligation to employees of Loan Parties incurred in the ordinary course of business;

(q)          Indebtedness of any Loan Party in respect of letters of credit, bank guarantees, supporting obligations bankers’ acceptances, performance bonds, surety bonds, statutory bonds, appeal bonds, warehouse receipts or similar instruments issued or created in the ordinary course of business, including with respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims; provided that any reimbursement obligations in respect thereof are reimbursed within 30 days following the due date thereof; and

(r)           other Indebtedness in respect of employee credit card programs and other cash management and similar arrangements in the ordinary course of business and any Guarantees thereof.

“Permitted Investments” means each of the following:

(a)          Investments in readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than 360 days from the date of acquisition thereof; provided that the full faith and credit of the United States of America is pledged in support thereof;

(b)          Investments in commercial paper issued by any Person organized under the Laws of any state of the United States of America and rated, at the time such Investments are made, at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P, in each case with maturities of not more than 180 days from the date of acquisition thereof;

(c)          Investments in time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that, at the time such Investments are made, (i) (A) is a Lender or (B) is organized under the Laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the Laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (b) of this definition and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than 180 days from the date of acquisition thereof;

(d)          Investments in fully collateralized repurchase agreements with a term of not more than thirty (30) days for securities described in clause (a) above (without regard to the limitation on maturity contained in such clause) and entered into with a financial institution satisfying the criteria described in clause (c) above or with any primary dealer and having a market value at the time that such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such counterparty entity with whom such repurchase agreement has been entered into;

(e)          Investments, classified in accordance with GAAP as current assets of the Loan Parties, in any money market fund, mutual fund, or other investment companies that are registered under the Investment Company Act of 1940, as amended, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, and which invest solely in one or more of the types of securities described in clauses (a) through (d) above;

(f)           Investments existing on the First Amendment Effective Date set forth on Schedule 7.02 or as otherwise disclosed to the Agent in writing on or prior to the First Amendment Effective Date specifically with reference to this clause, but not any additional Investment in respect thereof unless otherwise permitted hereunder;

(g)          (i) Investments by any Loan Party and its Subsidiaries in their respective Subsidiaries outstanding on the First Amendment Effective Date, (ii) additional Investments by any Loan Party and its Subsidiaries in Loan Parties, (iii) Investments in Non-Guarantor Subsidiaries constituting (x) Investments made with contributions of the Equity Interests of the Borrower and cash proceeds of equity contributions to the Borrower made by the Borrower’s shareholders, (y) non-monetary Investments consisting of the acquisition or formation and ownership of the Equity Interests thereof to the extent permitted pursuant to clause (m) hereof and (z) so long as (A) no Default or Event of Default has occurred and is continuing or would result therefrom and (B) the Loan Parties have cash on hand in an amount greater than $10,000,000 immediately after giving effect thereto and such additional Investments by any Loan Party in any Non-Guarantor Subsidiary shall not exceed $10,000,000 in the aggregate at any time, and (iv) additional Investments by Subsidiaries of the Loan Parties that are not Loan Parties in other Subsidiaries that are not Loan Parties;

(h)          Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(i)           Guarantees constituting Permitted Indebtedness;

(j)           so long as no Default or Event of Default has occurred and is continuing or would result from such Investment, Investments by any Loan Party in Swap Contracts permitted hereunder;

(k)          Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(l)           advances to officers, directors and employees of the Loan Parties in the ordinary course of business in an amount not to exceed $500,000 to any individual at any time or in an aggregate amount not to exceed $2,000,000 at any time outstanding;

(m)         Investments constituting Permitted Acquisitions;

(n)          Loan Parties may own the equity interests of their respective Subsidiaries created or acquired in accordance with this Agreement (so long as all amounts invested in such Subsidiaries are independently justified under another clause of this definition);

(o)          deposits made in the ordinary course of business to secure the performance of leases or other obligations pursuant to Section 7.03;

(p)          purchases of assets in the ordinary course of business to the extent not constituting a Permitted Acquisition;

(q)          Investments consisting of (x) transactions permitted under Section 7.03 and 7.05, (y) Restricted Payments permitted by Section 7.06 and (z) repayments or other acquisitions of Indebtedness of any Loan Party not prohibited by Section 7.07;

(r)           promissory notes and other non-cash consideration received in connection with any asset sale permitted by Section 7.05;

(s)          advances in the form of a prepayment of expense to vendors, suppliers and trade creditors consistent with their past practices, so long as such expenses were incurred in the ordinary course of business; and

(t)           Investments by the Borrower and its Subsidiaries not otherwise permitted under this definition of “Permitted Investments” in an aggregate amount not to exceed $10,000,000; provided that, with respect to each Investment made pursuant to this clause (t): (i) such Investment shall be in property that is part of, or in lines of business that are, substantially the same lines of business as one or more of the principal businesses of the Borrower and its Subsidiaries in the ordinary course; (ii) any determination of the amount of such Investment shall include all cash and noncash consideration paid by or on behalf of the Borrower and its Subsidiaries in connection with such Investment; (iii) (A) immediately before and immediately after giving pro forma effect to any such purchase or other acquisition, no Default shall have occurred and be continuing and (B) immediately after giving effect to such purchase or other acquisition, the Borrower and its Subsidiaries shall be in pro forma compliance with all of the covenants set forth in Section 7.15, such compliance to be determined on the basis of the financial information most recently delivered to the Agent and the Lenders pursuant to Section 6.01(a) or (b) as though such Investment had been consummated as of the first day of the fiscal period covered thereby; and (iv) if the Person which is the subject of such Investment will be maintained as a Subsidiary (other than an Excluded Subsidiary) of a Loan Party, or if the property acquired pursuant to such Investment will be transferred to a Subsidiary (other than an Excluded Subsidiary) which is not then a Loan Party, such Subsidiary shall have complied with the provisions of Section 6.11 and Section 6.15 hereof to the extent applicable;

provided however, that notwithstanding the foregoing, after the occurrence and during the continuance of a Cash Control Event, no such Investments specified in clauses (a) through (e) shall be permitted unless the Investment is a temporary Investment pending expiration of an Interest Period for a LIBOR Rate Loan, the proceeds of which Investment will be applied to the Obligations after the expiration of such Interest Period, and such Investment is pledged to the Agent as additional collateral for the Obligations pursuant to such agreements as may be reasonably required by the Agent.

“Permitted Overadvance” means an Overadvance made by the Agent, in its discretion, which:

(a)          is made to maintain, protect or preserve the Collateral and/or the Credit Parties’ rights under the Loan Documents or which is otherwise for the benefit of the Credit Parties; or

(b)          is made to enhance the likelihood of, or to maximize the amount of, repayment of any Obligation;

(c)          is made to pay any other amount chargeable to any Loan Party hereunder; and

(d)          together with all other Permitted Overadvances then outstanding, shall not (i) exceed $10,000,000 at any time or (ii) unless a Liquidation is occurring, remain outstanding for more than forty-five (45) consecutive Business Days, unless in each case, the Required Lenders otherwise agree;

provided however, that the foregoing shall not (i) modify or abrogate any of the provisions of Section 2.03 regarding the Lenders’ obligations with respect to Letters of Credit, or (ii) result in any claim or liability against the Agent (regardless of the amount of any Overadvance) for Unintentional Overadvances, and such Unintentional Overadvances shall not reduce the amount of Permitted Overadvances allowed hereunder; provided further, that in no event shall the Agent make an Overadvance, if immediately after giving effect thereto, the principal amount of the Revolving Credit Extensions would exceed the Revolving Commitments (as in effect prior to any termination of the Revolving Commitments pursuant to Sections 2.05 or 8.02 hereof).

“Permitted Refinancing” means, with respect to any Person, any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, to “Refinance”), the Indebtedness being Refinanced (or previous refinancings thereof constituting a Permitted Refinancing); provided that (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so Refinanced (plus unpaid accrued interest and premiums thereon and underwriting discounts, defeasance costs, fees, commissions and expenses), (b) the weighted average life to maturity of such Permitted Refinancing is greater than or equal to the weighted average life to maturity of the Indebtedness being Refinanced, (c) such Permitted Refinancing shall not require any scheduled principal payments due prior to the Maturity Date in excess of or prior to the scheduled principal payments for the Indebtedness being Refinanced due prior to such Maturity Date, (d) if the Indebtedness being Refinanced is subordinated in right of payment to the Obligations under this Agreement, such Permitted Refinancing shall be subordinated in right of payment to such Obligations on terms at least as favorable to the Credit Parties as those contained in the documentation governing the Indebtedness being Refinanced, (e) no Permitted Refinancing shall have direct or indirect obligors who were not also obligors of the Indebtedness being Refinanced, or greater guarantees or security, than the Indebtedness being Refinanced, (f) such Permitted Refinancing shall be otherwise on terms not materially less favorable to the Credit Parties than those contained in the documentation governing the Indebtedness being Refinanced, taken as a whole, including, without limitation, with respect to financial and other covenants and events of default, (g) the interest rate applicable to any such Permitted Refinancing shall not exceed the then applicable market interest rate, (h) at the time thereof, no Default or Event of Default shall have occurred and be continuing, and (i) in the case of a Refinance of any Indebtedness permitted pursuant to clause (a) of the definition of “Permitted Indebtedness”, the agent and lenders party thereto agree in writing to be bound by the Second Lien Intercreditor Agreement.

“Permitted Tranche A-1 Term Loans Prepayment” means the prepayment or prepayment of all or a portion of outstanding Tranche A-1 Term Loans made with proceeds received from (a) an equity contribution made to the Borrower by its investors or (b) a public or private issuance of the Equity Interests of the Borrower.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, limited partnership, Governmental Authority or other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the Borrower or any ERISA Affiliate or any such Plan to which the Borrower or any ERISA Affiliate is required to contribute on behalf of any of its employees.

“Pro Forma Transaction” means any (a) Investment that results in a Person becoming a Subsidiary or constituting an acquisition of assets constituting a business unit, line of business or division of another Person, (b) Acquisition, (c) Disposition that results in a Subsidiary ceasing to be a Subsidiary or of a business unit, line of business or division of the Borrower or any Subsidiary, in each case whether by merger, consolidation, amalgamation or otherwise and (d) other transaction that by the terms of this Agreement requires a financial ratio or test to be determined on a “pro forma basis” or to be given “pro forma effect”.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, at any time, each Loan Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualified Stock” means all Equity Interests other than Disqualified Stock.

“Real Estate” means all Leases and all land, together with the buildings, structures, parking areas, and other improvements thereon, now or hereafter owned by any Loan Party, including all easements, rights-of-way, and similar rights relating thereto.

“Realizable Orderly Liquidation Value” means the sum of (a) one hundred percent (100%) of the appraised orderly liquidation value of registered Trademarks of the Loan Parties, and (b) sixty-two and one half percent (62.5%) of the appraised orderly liquidation value of registered Trademarks of With You, in each case based upon the most recent appraisal of such Trademarks undertaken by the Agent pursuant to Section 6.10(b) with respect thereto.

“Recipient” means the Agent, the L/C Issuer or any Lender.

“Register” has the meaning specified in Section 10.06(c).

“Registered Public Accounting Firm” has the meaning specified by the Securities Laws and shall be independent of the Borrower and its Subsidiaries as prescribed by the Securities Laws.

“Regulation S-X” means Regulation S-X of the General Rules and Regulations promulgated by the SEC pursuant to the Securities Laws.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Reports” has the meaning specified in Section 9.11.

“Required Lenders” means, as of any date of determination, Lenders holding, in the aggregate, 51% or more of the aggregate outstanding principal amount of all Loans (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations being deemed “held” by such Lender for purposes of this definition); provided that, at any time when there are two or more Lenders, “Required Lenders” shall mean at least two (2) Lenders holding, in the aggregate, 51% or more of the aggregate outstanding principal amount of all Loans.

“Responsible Officer” means (a) the chief executive officer, president, chief financial officer, treasurer or assistant treasurer of a Loan Party or any of the other individuals designated in writing to the Agent by an existing Responsible Officer of a Loan Party as an authorized signatory of any certificate or other document to be delivered hereunder; or (b) with respect to the solvency certificate required to be delivered on the First Amendment Effective Date, the chief financial officer, treasurer or assistant treasurer (or other officer having substantially the same authority and responsibility) of the Borrower. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Person or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to such Person’s stockholders, partners or members (or the equivalent of any thereof), or any option, warrant or other right to acquire any such dividend or other distribution or payment. Without limiting the foregoing, “Restricted Payments” with respect to any Person shall also include all payments made by such Person with any proceeds of a dissolution or liquidation of such Person.

“Restricted Payment Conditions” means, at the time of determination with respect to any specified Restricted Payment, that (a) no Default or Event of Default then exists or would arise as a result of making of such Restricted Payment, (b) immediately after giving effect to such Restricted Payment, the Total Outstandings are not greater than twenty-five (25%) percent of the appraised orderly liquidation value of registered Trademarks of the Loan Parties, as determined pursuant to the most recent appraisal conducted by or on behalf of the Agent with respect to such registered Trademarks, and (c) the Consolidated Fixed Charge Coverage Ratio, as calculated on a pro-forma basis for the twelve Fiscal Months preceding such Restricted Payment, is equal to or greater than 1.0:1.0.

“Revolving Borrowing” means a borrowing consisting of simultaneous Revolving Loans and, in the case of LIBOR Rate Loans, having the same Interest Period made by each of the Revolving Lenders pursuant to Section 2.01.

“Revolving Commitment” means, as to each Revolving Lender, its obligation to (a) make Revolving Loans to the Borrower pursuant to Section 2.01 and (b) purchase participations in L/C Obligations, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Revolving Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Revolving Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with Sections 2.05, 2.14 and 2.16 of this Agreement. As of the First Amendment Effective Date, the aggregate amount of the Revolving Commitments is equal to $130,000,000.

“Revolving Commitment Fee” has the meaning specified in Section 2.08(a).

“Revolving Commitment Fee Percentage” means 0.375% per annum.

“Revolving Credit Extensions” mean each of the following: (a) a Revolving Borrowing and (b) an L/C Credit Extension.

“Revolving Credit Facility” means the facility established pursuant to this Agreement for the making of Revolving Credit Extensions.

“Revolving Credit Facility Applicable Percentage” means with respect to any Revolving Lender at any time, the percentage (carried out to the ninth decimal place) of the aggregate Revolving Commitments represented by such Revolving Lender’s Revolving Commitment at such time. If the commitment of each Revolving Lender to make Revolving Loans has been terminated pursuant to Section 2.05 or Section 8.02 or if the Revolving Commitments have expired, then the Revolving Credit Facility Applicable Percentage of each Revolving Lender shall be determined based on the Revolving Credit Facility Applicable Percentage of such Revolving Lender most recently in effect, giving effect to any subsequent assignments.

“Revolving Lender” means each Lender with a Revolving Commitment.

“Revolving Loan” has the meaning specified in Section 2.01.

“Revolving Loan Cap” means, at any time of determination, the lesser of (a) the aggregate Revolving Commitments or (b) (x) the LTV Percentage of the Realizable Orderly Liquidation Value of the Loan Parties, minus (y) the sum of (A) $150,000,000 plus (B) any additional amounts advanced as an additional Tranche A Term Loan pursuant to Sections 2.14 or 6.17 hereof.

“Sanction(s)” means any sanction administered or enforced by the United States Government (including, without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

“Sarbanes-Oxley” means the Sarbanes-Oxley Act of 2002.

“Scheduled Unavailability Date” has the meaning specified in Section 3.03(b).

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Second Lien Agent” means Wilmington Trust, National Association, in its capacity as administrative agent and collateral agent for the lenders under the Second Lien Credit Agreement, together with any successor agent.

“Second Lien Credit Agreement” means that certain Third Amended and Restated Credit Agreement dated as of the Third Restatement Date by and among the Borrower, the Guarantors party thereto, Wilmington Trust, National Association, as administrative agent and collateral agent thereunder, and the lenders party thereto, as amended pursuant to that certain First Amendment to Third Amended and Restated Credit Agreement, dated as of the First Amendment Effective Date (the “Second Lien Amendment”), and as the same may be further amended, restated, supplemented or otherwise modified, and any refinancings, refundings, renewals or extensions thereof permitted hereunder.

“Second Lien Facility” has the meaning specified in clause (a)(i) of the definition of “Permitted Indebtedness”.

“Second Lien Facility Termination” means the prior indefeasible payment in full and termination of the Second Lien Facility.

“Second Lien Intercreditor Agreement” means that certain Amended and Restated Intercreditor Agreement, dated as December 4, 2015, among the Agent and the Second Lien Agent, as amended pursuant to that certain First Amendment to Amended and Restated Intercreditor Agreement dated as of the Third Restatement Date, as further amended pursuant to that certain Second Amendment to Amended and Restated Intercreditor Agreement, dated as of the First Amendment Effective Date (the “Second Amendment to Intercreditor Agreement”), and as the same may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.

“Second Lien Loan Documents” means any and all documents executed in connection with the Second Lien Facility.

“Securities Laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, Sarbanes-Oxley, and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the PCAOB.

“Security Agreement” means the Amended and Restated Security Agreement dated as of August 15, 2014 among the Loan Parties and the Agent.

“Security Documents” means the Security Agreement, the Copyright Security Agreement, the Patent Security Agreement, the Trademark Security Agreement, the Blocked Account Agreements, any joinder agreement, supplement and reaffirmation in connection with any of the foregoing, and each other security agreement or other instrument or document executed and delivered to the Agent pursuant to this Agreement or any other Loan Document granting a Lien to secure any of the Obligations.

“Settlement Date” has the meaning given to such term in Section 2.13(a).

“Shareholders’ Equity” means, as of any date of determination, consolidated shareholders’ equity of the Borrower and its Subsidiaries as of that date determined in accordance with GAAP.

“Solvent” and “Solvency” means, with respect to any Person on a particular date, that on such date (a) at fair valuation, all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (b) the present fair saleable value of the properties and assets of such Person is not less than the amount that would be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, and (d) such Person is not engaged in a business or a transaction, and is not about to engage in a business or transaction, for which such Person’s properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged. The amount of all guarantees at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, can reasonably be expected to become an actual or matured liability.

“Specified GAAP Change” means the replacement of ASC 605 with ASC 606.

“Specified Loan Party” means any Loan Party that is not then an “eligible contract participant” under the Commodity Exchange Act (as determined prior to giving effect to Section 10.25).

“Standby Letter of Credit” means any Letter of Credit that is not a Commercial Letter of Credit and that (a) is used in lieu or in support of performance guaranties or performance, surety or similar bonds (excluding appeal bonds) arising in the ordinary course of business, (b) is used in lieu or in support of stay or appeal bonds, (c) supports the payment of insurance premiums for reasonably necessary casualty insurance carried by any of the Loan Parties, or (d) supports payment or performance for identified purchases or exchanges of products or services in the ordinary course of business.

“Stated Amount” means at any time the maximum amount for which a Letter of Credit may be honored.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the FRB to which the Agent is subject with respect to the Adjusted LIBOR Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. LIBOR Rate Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the Equity Interests having ordinary voting power for the election of directors or other governing body are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of a Loan Party, but shall exclude Excluded Subsidiaries.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligations” means with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including sale and leaseback transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date” means the earliest to occur of (a) the Maturity Date, (b) the date on which the maturity of the Obligations is accelerated (or deemed accelerated) in accordance with Article VIII, (c) the date on which the Revolving Commitments are terminated (or deemed terminated) in accordance with Article VIII, or (d) the date on which the Borrower prepays the Loans in full and terminates this Agreement in accordance with Section 2.04(a).

“Term Lenders” means, collectively, each Tranche A Term Lender and each Tranche A-1 Term Lender.

“Term Loan Early Termination Fee” has the meaning specified in Section 2.08(c).

“Term Loans” means, collectively the Tranche A Term Loan and the Tranche A-1 Term Loan.

“Term Loan Commitments” means, collectively, the Tranche A Term Loan Commitments and the Tranche A-1 Term Loan Commitments.

“Threshold Amount” means $5,000,000.

“Third Restatement Date” means July 1, 2016.

“Total Outstandings” means the sum of the then outstanding principal amount of the Term Loans and the Total Revolving Outstandings.

“Total Revolving Outstandings” means the aggregate Outstanding Amount of all Revolving Loans and all L/C Obligations.

“Tranche A Term Lender” means each Lender that has a Tranche A Term Loan Commitment or holds a portion of the Tranche A Term Loan.

“Tranche A Term Loan” has the meaning specified in Section 2.01.

“Tranche A Term Loan Applicable Percentage” means with respect to any Tranche A Term Lender at any time, the percentage (carried out to the ninth decimal place) of the outstanding amount of the Tranche A Term Loan held by such Term Lender.

“Tranche A Term Loan Commitment” means, as to each Tranche A Term Lender, its obligation to make the Tranche A Term Loan on the First Amendment Effective Date in an aggregate principal amount equal to the amount set forth opposite such Tranche A Term Lender’s name on Schedule 2.01. As of the First Amendment Effective Date, the aggregate amount of the Tranche A Term Loan Commitments is equal to $150,000,000.

“Tranche A-1 Term Lender” means each Lender that has a Tranche A-1 Term Loan Commitment or holds a portion of the Tranche A-1 Term Loan.

“Tranche A-1 Term Loan” has the meaning specified in Section 2.01.

“Tranche A-1 Term Loan Applicable Percentage” means with respect to any Tranche A-1 Term Lender at any time, the percentage (carried out to the ninth decimal place) of the outstanding amount of the Tranche A-1 Term Loan held by such Term Lender.

“Tranche A-1 Term Loan Commitment” means, as to each Tranche A-1 Term Lender, its obligation to make the Tranche A-1 Term Loan on the First Amendment Effective Date in an aggregate principal amount equal to the amount set forth opposite such Tranche A-1 Term Lender’s name on Schedule 2.01. As of the First Amendment Effective Date, the aggregate amount of the Tranche A-1 Term Loan Commitments is equal to $70,000,000.

“Tranche A-1 Term Loans Settlement Date” means, with respect to the any repaid or prepaid principal amount of the Tranche A-1 Term Loans, the date on which such repaid or prepaid principal amount pursuant to Section 2.04(a).

“Trademark” has the meaning specified in the Security Agreement.

“Trademark Security Agreement” means the Grant of Security Interest in United States Trademarks dated as of the Original Closing Date among certain Loan Parties and the Agent.

“Trading with the Enemy Act” has the meaning specified in Section 10.18.

“Transactions” means, collectively, (a) the execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party, the incurrence of Loans on the First Amendment Effective Date and the use of proceeds thereof, (b) the execution, delivery and performance by each Loan Party of the Second Lien Amendment, and (c) the payment of a portion of the Indebtedness under the Second Lien Facility on the First Amendment Effective Date and the payment of fees and expenses in connection with the consummation of the Transactions.

“Type” means, with respect to the portion of any Loan outstanding, its character as a Base Rate Loan or a LIBOR Rate Loan.

“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided however, that if a term is defined in Article 9 of the Uniform Commercial Code differently than in another Article thereof, the term shall have the meaning specified in Article 9; provided further that, if by reason of mandatory provisions of Law, perfection, or the effect of perfection or non-perfection, of a security interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “Uniform Commercial Code” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy, as the case may be.

“UCP 600” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).

“UFCA” has the meaning specified in Section 10.21(d).

“UFTA” has the meaning specified in Section 10.21(d).

“Unintentional Overadvance” means an Overadvance which, to the Agent’s knowledge, did not constitute an Overadvance when made but which has become an Overadvance resulting from changed circumstances beyond the control of the Credit Parties, including, without limitation, a reduction in the appraised value of Intellectual Property of the Loan Parties.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(III).

“With You” means With You LLC, a Delaware limited liability company.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

1.02        Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)          The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any Law or regulation shall include all rules, regulations and orders thereunder and all statutory and regulatory provisions consolidating, amending, replacing or interpreting such Law and any reference to any Law or regulation shall, unless otherwise specified, refer to such Law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)          In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c)          Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(d)          Any reference herein or in any other Loan Document to the satisfaction, repayment, or payment in full of the Obligations shall mean the repayment in Dollars in full in cash or immediately available funds (or, in the case of contingent reimbursement obligations with respect to Letters of Credit and Bank Products (other than Swap Contracts), providing Cash Collateralization) of all of the Obligations (including the payment of any termination amount then applicable (or which would or could become applicable as a result of the repayment of the other Obligations) under Swap Contracts) other than (i) unasserted contingent indemnification Obligations, (ii) any Obligations relating to Bank Products (including Swap Contracts) that, at such time, are allowed by the applicable Bank Product provider to remain outstanding without being required to be repaid or Cash Collateralized, and (iii) any Obligations relating to Cash Management Services that, at such time, are allowed by the applicable provider of such Cash Management Services to remain outstanding without being required to be repaid.

1.03        Accounting Terms

(a)          Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

(b)          Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) except with respect to the Specified GAAP Change, the Borrower shall provide to the Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP; provided further that, with respect to the Specified GAAP Change, on and following January 1, 2019 (and solely with respect to any period following January 1, 2019), all financial ratios and requirements set forth in any Loan Document shall be computed after giving effect to the Specified GAAP Change and all financial statements and other documents delivered by the Borrower with respect to such period shall be prepared after giving effect to the Specified GAAP Change.

1.04        Rounding. Any financial ratios required to be maintained by the Loan Parties pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05        Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.06        Letter of Credit Amounts. Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to be the Stated Amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Documents related thereto, provides for one or more automatic increases in the Stated Amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum Stated Amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum Stated Amount is in effect at such time.

1.07        Pro Forma Calculations.

(a)          Notwithstanding anything to the contrary herein, the Consolidated First Lien Leverage Ratio and the Consolidated Fixed Charge Coverage Ratio shall be calculated in the manner prescribed by this Section 1.07.

(b)          For purposes of calculating the Consolidated First Lien Leverage Ratio and the Consolidated Fixed Charge Coverage Ratio, Pro Forma Transactions (and the incurrence or repayment of any Indebtedness in connection therewith) that have been consummated (i) during the most recent Fiscal Quarter of the Borrower or (ii) subsequent to such Fiscal Quarter and prior to, or simultaneously with, the event for which the calculation of any such ratio is made shall be calculated on a pro forma basis assuming that all such Pro Forma Transactions (and any increase or decrease in Consolidated EBITDA and the component financial definitions used therein attributable to any Pro Forma Transaction) had occurred on the first day of such Fiscal Quarter.

(c)          If pro forma effect is to be given to a Pro Forma Transaction, the pro forma calculations shall be made in good faith by a financial or accounting Responsible Officer of the Borrower and include only those adjustments that would be permitted or required by Regulation S-X together with those adjustments that (i) have been certified by such Responsible Officer of the Borrower as having been prepared in good faith based upon reasonable assumptions and (ii) are (x) directly attributable to the Pro Forma Transactions with respect to which such adjustments are to be made, (y) expected to have a continuing impact on the Loan Parties and (z) factually supportable and reasonably identifiable.

(d)          In the event that the Borrower or any Subsidiary incurs (including by assumption or guarantees) or repays (including by redemption, repayment, retirement or extinguishment) any Indebtedness included in the calculations of the Consolidated First Lien Leverage Ratio and the Consolidated Fixed Charge Coverage Ratio (other than Indebtedness incurred or repaid under any revolving credit facility in the ordinary course of business for working capital purposes) subsequent to the end of the most recent Fiscal Quarter of the Borrower and prior to, or simultaneously with, the event for which the calculation of any such ratio is made, then such ratio shall be calculated after giving pro forma effect to such incurrence or repayment of Indebtedness, to the extent required, as if the same had occurred on the last day of such Fiscal Quarter.

ARTICLE II

THE COMMITMENTS AND LOANS

2.01         Loans. (a)          Subject to the terms and conditions set forth herein, each Revolving Lender severally agrees to make loans (each such loan, a “Revolving Loan”) to the Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the lesser of (x) the amount of such Revolving Lender’s Revolving Commitment, or (y) such Lender’s Revolving Credit Facility Applicable Percentage of the Revolving Loan Cap; subject in each case to the following limitations:

(i)          after giving effect to any Revolving Borrowing, the Total Revolving Outstandings shall not exceed the Revolving Loan Cap,

(ii)         after giving effect to any Revolving Borrowing, the aggregate Outstanding Amount of the Revolving Loans of any Revolving Lender, plus such Revolving Lender’s Revolving Credit Facility Applicable Percentage of the Outstanding Amount of all L/C Obligations shall not exceed such Revolving Lender’s Revolving Commitment, and

(iii)        The Outstanding Amount of all L/C Obligations shall not at any time exceed the Letter of Credit Sublimit.

Within the limits of each Revolving Lender’s Revolving Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01(a), prepay under Section 2.04, and reborrow under this Section 2.01(a).

(b)          Subject to the terms and conditions set forth herein, each Tranche A Term Lender severally agrees to make a loan (collectively, the “Tranche A Term Loan”) to the Borrower on the First Amendment Effective Date in an aggregate principal amount equal to such Tranche A Term Lender’s Tranche A Term Loan Commitment in immediately available funds in accordance with instructions provided by the Borrower. The aggregate amount of the Tranche A Term Loan shall not exceed the aggregate Tranche A Term Loan Commitments.

(c)          Subject to the terms and conditions set forth herein, each Tranche A-1 Term Lender severally agrees to make a loan (collectively, the “Tranche A-1 Term Loan”) to the Borrower on the First Amendment Effective Date in an aggregate principal amount equal to such Tranche A-1 Term Lender’s Tranche A-1 Term Loan Commitment in immediately available funds in accordance with instructions provided by the Borrower. The aggregate amount of the Tranche A-1 Term Loan shall not exceed the lesser of (x) the aggregate Tranche A-1 Term Loan Commitments and (y) fifteen (15%) percent of the Realizable Orderly Liquidation Value of the Loan Parties.

2.02        Revolving Borrowings, Conversions and Continuations of Loans.

(a)          Subject to Sections 3.02 and 3.03 hereof, each Loan shall be either Base Rate Loans or LIBOR Rate Loans as the Borrower may request subject to and in accordance with this Section 2.02. Subject to the other provisions of this Section 2.02, Revolving Borrowings of more than one Type may be incurred at the same time.

(b)          Each Revolving Borrowing, each Conversion of Loans from one Type to the other, and each continuation of LIBOR Rate Loans shall be made upon the Borrower’s irrevocable notice to the Agent, which may be given by telephone. Each such notice must be received by the Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Revolving Borrowing of, Conversion to or continuation of LIBOR Rate Loans or of any Conversion of LIBOR Rate Loans to Base Rate Loans, and (ii) one Business Day prior to the requested date of any Revolving Borrowing of Base Rate Loans. Each telephonic notice by the Borrower pursuant to this Section 2.02(b) must be confirmed promptly by delivery to the Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Revolving Borrowing of, Conversion to or continuation of LIBOR Rate Loans shall be in a principal minimum amount of $5,000,000 (except that any Conversion of or continuation of the Tranche A Term Loan or the Tranche A-1 Term Loan, as applicable, shall be in the entire outstanding amount of the Tranche A Term Loan or the Tranche A-1 Term Loan, as applicable). Except as provided in Section 2.03(c), each Revolving Borrowing of or Conversion to Base Rate Loans shall be in sum minimum amounts as the Agent may require. Each Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Revolving Borrowing, a Conversion of Loans from one Type to the other, or a continuation of LIBOR Rate Loans, (ii) the requested date of the Revolving Borrowing, Conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Revolving Loans to be borrowed or Loans to be Converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be Converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Loan Notice or if the Borrower fails to give a timely notice requesting a Conversion or continuation, then the applicable Revolving Loans shall be made as, or the applicable Loans shall be Converted to, Base Rate Loans. Any such automatic Conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable LIBOR Rate Loans. If the Borrower requests a Revolving Borrowing of, Conversion to, or continuation of LIBOR Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(c)          Following receipt of a Loan Notice, the Agent shall promptly notify each Revolving Lender of the amount of its Revolving Credit Facility Applicable Percentage of the applicable Revolving Loans, and if no timely notice of a Conversion or continuation is provided by the Borrower, the Agent shall notify each Revolving Lender of the details of any automatic Conversion to Base Rate Loans described in Section 2.02(b). In the case of a Revolving Borrowing, each Revolving Lender shall make the amount of its Revolving Loan available to the Agent in immediately available funds at the Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02, the Agent shall make all funds so received available to the Borrower in like funds as received by the Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Agent by the Borrower; provided, however, that if, on the date the Loan Notice with respect to such Revolving Borrowing is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Revolving Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the Borrower as provided above.

(d)          The Agent, without the request of the Borrower, may advance any interest, fee, service charge (including direct wire fees), expenses, or other payment to which any Credit Party is entitled from the Loan Parties pursuant hereto or any other Loan Document and may charge the same to the Loan Account notwithstanding that an Overadvance may result thereby. The Agent shall advise the Borrower of any such advance or charge promptly after the making thereof. Such action on the part of the Agent shall not constitute a waiver of the Agent’s rights and the Borrower’s obligations under Section 2.04. Any amount which is added to the principal balance of the Loan Account as provided in this Section 2.02(d) shall bear interest at the interest rate then and thereafter applicable to Base Rate Loans.

(e)          Except as otherwise provided herein, a LIBOR Rate Loan may be continued or Converted only on the last day of an Interest Period for such LIBOR Rate Loan. During the existence of a Default or an Event of Default, no Loans may be requested as, Converted to or continued as LIBOR Rate Loans without the Consent of the Required Lenders.

(f)           The Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for LIBOR Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Agent shall notify the Borrower and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(g)          After giving effect to all Revolving Borrowings, all Conversions of Loans from one Type to the other, and all continuations of Loans, there shall not be more than six (6) Interest Periods in effect with respect to LIBOR Rate Loans.

(h)          The Agent, the Revolving Lenders and the L/C Issuer shall have no obligation to make any Revolving Loan or to provide any Letter of Credit if an Overadvance would result. The Agent may, in its discretion, make Permitted Overadvances without the consent of the Borrower, the Lenders, or the L/C Issuer and the Borrower and each Lender and the L/C Issuer shall be bound thereby. A Permitted Overadvance is for the account of the Borrower and shall constitute a Base Rate Loan and an Obligation and shall be repaid by the Borrower in accordance with the provisions of Section 2.04. The making of any such Permitted Overadvance on any one occasion shall not obligate the Agent or any Lender to make or permit any Permitted Overadvance on any other occasion or to permit such Permitted Overadvances to remain outstanding. The making by the Agent of a Permitted Overadvance shall not modify or abrogate any of the provisions of Section 2.03 regarding the Revolving Lenders’ obligations to purchase participations with respect to Letter of Credits. The Agent shall have no liability for, and no Loan Party or Credit Party shall have the right to, or shall, bring any claim of any kind whatsoever against the Agent with respect to Unintentional Overadvances regardless of the amount of any such Overadvance(s).

2.03        Letters of Credit.

(a)          The Letter of Credit Commitment.

(i)          Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Revolving Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the First Amendment Effective Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrower and the other Loan Parties or their respective Subsidiaries, and to amend Letters of Credit previously issued by it, in accordance with Section 2.03(b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Revolving Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower and the other Loan Parties or their respective Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Revolving Outstandings shall not exceed the Revolving Loan Cap, (y) the aggregate Outstanding Amount of the Revolving Loans of any Revolving Lender, plus such Revolving Lender’s Revolving Credit Facility Applicable Percentage of the Outstanding Amount of all L/C Obligations shall not exceed the aggregate Revolving Commitment of such Revolving Lender, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii)         The L/C Issuer shall not be required to issue any Letter of Credit, if:

(A)         subject to Section 2.03(b)(iii), the expiry date of such requested Standby Letter of Credit would occur more than twelve months after the date of issuance, unless the L/C Issuer and the Agent have approved such expiry date; or

(B)         the expiry date of such requested Commercial Letter of Credit would occur more than 120 days after the date of issuance, unless the L/C Issuer and the Agent have approved such expiry date; or

(C)         the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless either such Letter of Credit is Cash Collateralized on or prior to the date of issuance of such Letter of Credit (or such later date as to which the Agent may agree) or all the Revolving Lenders have approved such expiry date; or.

(D)         any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

(E)         the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally;

(F)         except as otherwise agreed by the Agent, such Letter of Credit is to be denominated in a currency other than Dollars; provided that if the L/C Issuer, with the consent of the Agent, issues a Letter of Credit denominated in a currency other than Dollars, all reimbursements by the Borrower of the honoring of any drawing under such Letter of Credit shall be paid in the currency in which such Letter of Credit was denominated;

(G)         such Letter of Credit contains any provisions for automatic reinstatement of the Stated Amount after any drawing thereunder; or

(H)        any Revolving Lender is at that time a Defaulting Lender, unless the L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the L/C Issuer (in its sole discretion) with the Borrower or such Revolving Lender to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.15(a)(iv)) with respect to the Defaulting Lender arising from either (x) the Letter of Credit then proposed to be issued or (y) that Letter of Credit and all other L/C Obligations as to which the L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion.

(iii)        The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof or if the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(iv)        The L/C Issuer shall act on behalf of the Revolving Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Agent” as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

(b)          Procedures for Issuance and Amendment of Letters of Credit.

(i)          Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application may be sent by United States mail, by overnight courier, by electronic transmission using the system provided by the L/C Issuer, by personal delivery or by any other means acceptable to the L/C Issuer. Such Letter of Credit Application must be received by the L/C Issuer and the Agent not later than 11:00 a.m. at least two Business Days (or such other date and time as the Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require. Additionally, the Borrower shall furnish to the L/C Issuer and the Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Agent may require.

(ii)         Subject to the provisions of Section 2.02(b)(iv) hereof, promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Agent (by telephone or in writing) that the Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Revolving Lender, the Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Section 4.02 shall not then be satisfied or unless the L/C Issuer would not be permitted, or would have no obligation, at such time to issue such Letter of Credit under the terms hereof (by reason of the provisions of Section 2.03(a)(ii) or otherwise), then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the applicable Borrower (or the applicable Loan Party or Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer's usual and customary business practices. Immediately upon the issuance or amendment of each Letter of Credit, each Revolving Lender shall be deemed to (without any further action), and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer, without recourse or warranty, a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Lender’s Revolving Credit Facility Applicable Percentage times the Stated Amount of such Letter of Credit. Upon any change in the Commitments under this Agreement, it is hereby agreed that with respect to all L/C Obligations, there shall be an automatic adjustment to the participations hereby created to reflect the new Revolving Credit Facility Applicable Percentages of the assigning and assignee Revolving Lenders.

(iii)        If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Standby Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Standby Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Standby Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Revolving Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Standby Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Standby Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of Section 2.03(a)(ii) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Agent that the Required Lenders have elected not to permit such extension or (2) from the Agent, any Revolving Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.

(iv)        Any L/C Issuer (other than Bank of America or any of its Affiliates) shall notify the Agent in writing on each Business Day of all Letters of Credit issued on the prior Business Day by such L/C Issuer, provided that (A) until the Agent advises any such Issuing Bank that the provisions of Section 4.02 are not satisfied, or (B) the aggregate amount of the Letters of Credit issued in any such week exceeds such amount as shall be agreed by the Agent and the L/C Issuer, such L/C Issuer shall be required to so notify the Agent in writing only once each week of the Letters of Credit issued by such L/C Issuer during the immediately preceding week as well as the daily amounts outstanding for all Letters of Credit issued by it for the prior week, such notice to be furnished on such day of the week as the Agent and such L/C Issuer may agree. The L/C Issuer will also deliver (contemporaneously with the notification set forth in the first sentence hereof) to the Borrower and the Agent a true and complete copy of such Letter of Credit or amendment.

(v)         Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Agent a true and complete copy of such Letter of Credit or amendment.

(c)          Drawings and Reimbursements; Funding of Participations.

(i)          Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Borrower and the Agent thereof. Not later than 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), the Borrower shall reimburse the L/C Issuer through the Agent in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse the L/C Issuer by such time, the Agent shall promptly notify each Revolving Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Revolving Lender’s Revolving Credit Facility Applicable Percentage thereof. In such event, the Borrower shall be deemed to have requested a Revolving Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Loan Cap and the conditions set forth in Section 4.02 (other than the delivery of a Loan Notice). Any notice given by the L/C Issuer or the Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii)         Each Revolving Lender shall upon any notice from the Agent pursuant to Section 2.03(c)(i) make funds available to the Agent (and the Agent may apply Cash Collateral provided for this purpose) for the account of the L/C Issuer at the Agent’s Office in an amount equal to its Revolving Credit Facility Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Revolving Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Agent shall remit the funds so received to the L/C Issuer.

(iii)        With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate for Base Rate Loans. In such event, each Revolving Lender’s payment to the Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Revolving Lender in satisfaction of its participation obligation under this Section 2.03.

(iv)        Until each Revolving Lender funds its Revolving Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Revolving Lender’s Revolving Credit Facility Applicable Percentage of such amount shall be solely for the account of the L/C Issuer.

(v)         Each Revolving Lender’s obligation to make Revolving Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Revolving Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or an Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Lender’s obligation to make Revolving Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi)        If any Revolving Lender fails to make available to the Agent for the account of the L/C Issuer any amount required to be paid by such Revolving Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), the, without limiting the other provisions of this Agreement, the L/C Issuer shall be entitled to recover from such Revolving Lender (acting through the Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. If such Revolving Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Revolving Lender’s Revolving Loan included in the relevant Revolving Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the L/C Issuer submitted to any Revolving Lender (through the Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d)          Repayment of Participations.

(i)          At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Lender its L/C Advance in respect of such payment in accordance with Section 2.03(c), if the L/C Issuer, or the Agent for the account of the L/C Issuer, receives any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Agent pursuant to Section 2.03(g)), the L/C Issuer shall distribute any payment it receives to the Agent and the Agent will distribute to such Revolving Lender its Revolving Credit Facility Applicable Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Lender’s L/C Advance was outstanding) in the same funds as those received by the Agent.

(ii)         If any payment received by the L/C Issuer or by Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Revolving Lender shall pay to the Agent for the account of the L/C Issuer its Revolving Credit Facility Applicable Percentage thereof on demand of the Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Revolving Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Revolving Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)          Obligations Absolute. The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i)          any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii)         the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)        any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)        waiver by the L/C Issuer of any requirement that exists for the L/C Issuer’s protection and not the protection of the Borrower or any waiver by the L/C Issuer which does not in fact materially prejudice the Borrower;

(v)         any honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;

(vi)        any payment made by the L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under, such Letter of Credit if presentation after such date is authorized by the UCC, the ISP or the UCP, as applicable;

(vii)       any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(viii)      any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any of their Subsidiaries; or

(ix)         the fact that any Default or Event of Default shall have occurred and be continuing.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of non-compliance with the Borrower’s instructions or other irregularity, the Borrower will immediately notify the L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f)           Role of L/C Issuer. Each Revolving Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, the Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Loan Party or to any Revolving Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; (iii) any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit or any error in interpretation of technical terms; (iv) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document, or (v) for any action, neglect or omission under or in connection with any Letter of Credit or Issuer Documents, including, without limitation, the issuance or amendment of any Letter of Credit, the failure to issue or amend any Letter of Credit, or the honoring or dishonoring of any demand under any Letter of Credit, and such action or neglect or omission will be binding upon the Loan Parties and the Revolving Lenders; provided that the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to punitive, consequential or exemplary, damages suffered by the Borrower which the Borrower pursuant to a final and non-appealable judgment of a court of competent jurisdiction were caused by the L/C Issuer's willful misconduct or gross negligence. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. The L/C Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

(g)          Cash Collateral. If, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the Borrower shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations in an amount equal to 105% of the Outstanding Amount of all L/C Obligations, pursuant to documentation in form and substance satisfactory to the Agent and the L/C Issuer (which documents are hereby consented to by the Revolving Lenders). Sections 2.04, 2.05(c) and 8.02(c) set forth certain additional requirements to deliver Cash Collateral hereunder. The Borrower hereby grants to the Agent a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing to secure all Obligations. Such cash collateral shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America (except that Permitted Investments of the type listed in clauses (a) through (e) of the definition thereof may be made at the request of the Borrower at the option and in the sole discretion of the Agent (and at the Borrower’s risk and expense); interest or profits, if any, on such investments shall accumulate in such account.] If at any time the Agent determines that any funds held as cash collateral are subject to any right or claim of any Person other than the Agent or that the total amount of such funds is less than the aggregate Outstanding Amount of all L/C Obligations, the Borrower will, forthwith upon demand by the Agent, pay to the Agent, as additional funds to be deposited as cash collateral, an amount equal to the excess of (x) such aggregate Outstanding Amount over (y) the total amount of funds, if any, then held as cash collateral that the Agent determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as cash collateral, such funds shall be applied to reimburse the L/C Issuer and, to the extent not so applied, shall thereafter be applied to satisfy other Obligations.

(h)          Applicability of ISP and UCP; Limitation of Liability. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued, (i) the rules of the ISP shall apply to each Standby Letter of Credit, and (ii) the rules of the UCP shall apply to each Commercial Letter of Credit. Notwithstanding the foregoing, the L/C Issuer shall not be responsible to the Borrower for, and the L/C Issuer’s rights and remedies against the Borrower shall not be impaired by, any action or inaction of the L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where the L/C Issuer or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

(i)           Letter of Credit Fees. The Borrower shall pay to the Agent for the account of each Revolving Lender in accordance with its Revolving Credit Facility Applicable Percentage a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate times the daily Stated Amount under each such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit). For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of the Letter of Credit shall be determined in accordance with Section 1.06. Letter of Credit Fees shall be (i) calculated in arrears on the first calendar day following the end of each March, June, September and December, and shall be payable on such day (or, if such day is not a Business Day, on the immediately succeeding Business Day following the end of each March, June, September and December), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand, and (ii) computed on a quarterly basis in arrears. Notwithstanding anything to the contrary contained herein, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate as provided in Section 2.07(b) hereof.

(j)           Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each Letter of Credit, at a rate equal to 0.125% per annum, computed on the daily amount available to be drawn under such Letter of Credit and on a quarterly basis in arrears. Such fronting fees shall be calculated in arrears on the first calendar day following the end of each March, June, September and December, and shall be payable on such day (or, if such day is not a Business Day, on the immediately succeeding Business Day following the end of each March, June, September and December), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of the Letter of Credit shall be determined in accordance with Section 1.06. In addition, the Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(k)          Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

2.04        Prepayments.

(a)          (i)          The Borrower may, upon irrevocable notice from the Borrower to the Agent, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty (other than as set forth in Section 2.08(c) hereof); provided that (w) such notice must be received by the Agent not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of LIBOR Rate Loans and (B) on the date of prepayment of Base Rate Loans; (x) any prepayment of LIBOR Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; (y) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding or such lesser amount as is acceptable to the Agent; and (z) no portion of the Tranche A-1 Term Loan shall be prepaid unless and until the Tranche A Term Loan and all outstanding Revolving Loans have been paid in full; provided further, that no repayment or prepayment of the Tranche A-1 Term Loans shall be made on or prior to the first anniversary of the First Amendment Effective Date unless such repayment or prepayment constitutes a Permitted Tranche A-1 Term Loans Prepayment. Each such notice shall specify the date and amount of such prepayment, whether the Tranche A Term Loan, Tranche A-1 Term Loan or Revolving Loans are to be prepaid, and the Type(s) of Loans to be prepaid and, if LIBOR Rate Loans, the Interest Period(s) of such Loans. The Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, except that, to the extent delivered in connection with a full or partial refinancing of the Obligations, such notice shall not be irrevocable until such refinancing is closed and funded. Any prepayment of a LIBOR Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Subject to Section 2.12, each such prepayment shall be applied to the Revolving Loans of, or portion of the Tranche A Term Loan or Tranche A-1 Term Loan, as applicable, held by, as applicable, the Lenders in accordance with their respective Applicable Percentages.

(ii)         [Reserved].

(b)          In connection with any Disposition of any Intellectual Property or related assets of the Borrower or its Subsidiaries in any Fiscal Year in excess of the Threshold Amount, the Borrower shall apply the aggregate Net Proceeds received in excess of the Threshold Amount to prepay the Loans (including L/C Borrowings) up to an amount which is equal to the LTV Percentage of the orderly liquidation value of such assets as determined by the most recent appraisal of such Intellectual Property or related assets undertaken by the Agent with respect thereto; provided that if an Event of Default has occurred and is continuing, the Borrower shall apply the Net Proceeds received in excess of the Threshold Amount to prepay the Loans and Cash Collateralize the other L/C Obligations in an amount equal to 100% of the orderly liquidation value of such assets as determined by the most recent appraisal of such Intellectual Property or related assets undertaken by the Agent with respect thereto.

(c)          In connection with (i) any Disposition of any Collateral (other than Permitted Dispositions of the type referred to in clauses (d), (e) and (f) of the definition thereof and other than with respect to Dispositions of Intellectual Property as set forth in clause (b) above) in any Fiscal Year in excess of the Threshold Amount, the Borrower shall apply the aggregate Net Proceeds received in excess of the Threshold Amount to prepay the Loans (including L/C Borrowings) up to an amount which is equal to 100% of the Net Proceeds from the Disposition of such Collateral; provided however, that the Borrower shall have the right to reinvest such Net Proceeds, if such Net Proceeds are reinvested (or committed to be reinvested) or used to consummate an Acquisition of the type described in clause (ii)(a) of the definition of “Permitted Acquisition”, in each case, within 365 days and, if so committed to be reinvested or to consummate such Permitted Acquisition, so long as such reinvestment or Permitted Acquisition is actually completed within 180 days thereafter and (ii) subject to the provisions of Section 2.04(h) below, the receipt of proceeds of any MSLO Key Man Policy, the Borrower shall prepay the Loans and Cash Collateralize the other L/C Obligations in an amount equal to 100% of the Net Proceeds from such receipt.

(d)          If at any time the outstanding principal amount of the Tranche A-1 Term Loan is greater than fifteen (15%) percent of the Realizable Orderly Liquidation Value, the Borrower shall (i) so long as the Obligations have not been accelerated pursuant to Section 8.02 prepay the Obligations in the amount of such excess as set forth in clause (f) below, and (ii) at any time when the Obligations have been accelerated pursuant to Section 8.02, prepay the Obligations as set forth in Section 8.03.

(e)          If at any time upon the reduction of the LTV Percentage, the outstanding Revolving Credit Extensions and the outstanding amount of the Tranche A Term Loan exceed the LTV Percentage of the Realizable Orderly Liquidation Value of the Loan Parties and With You, as applicable, as determined pursuant to the most recent appraisal conducted by or on behalf of the Agent with respect to such registered Trademarks pursuant to Section 6.10(b), the Borrower shall prepay the Tranche A Term Loan in the amount of such excess.

(f)           The Borrower shall prepay the Loans and Cash Collateralize the L/C Obligations to the extent required pursuant to the provisions of Section 6.12 hereof.

(g)          Prepayments made to the Tranche A Term Loan pursuant to this Section 2.04 shall be applied, ratably, to the remaining scheduled installments of principal in respect of the Tranche A Term Loan in the inverse order of maturity. Prepayments made to the Tranche A-1 Term Loan pursuant to this Section 2.04 shall be applied, ratably, to the remaining scheduled installments of principal in respect of the Tranche A-1 Term Loan in the inverse order of maturity. Prepayments made pursuant to Section 2.04(b), and (c)(i) above, shall be applied, first, ratably, to the Tranche A Term Loan, second, ratably, to the L/C Borrowings, third, ratably, to the outstanding Revolving Loans, and fourth, ratably, to the Tranche A-1 Term Loan. At any time that any portion of the Tranche A-1 Term Loan is outstanding, repayments made pursuant to Section 2.04(c)(ii) above, shall be applied, first, ratably, to the Tranche A Term Loan in an amount equal to the lesser of (x) the aggregate amount of the Tranche A Term Loan outstanding and (y) $20,000,000, second, ratably, to the Tranche A-1 Term Loan in an amount equal to the lesser of (x) the aggregate amount of the Tranche A-1 Term Loan outstanding and (y) $20,000,000, third, to the Second Lien Facility in accordance with the provisions of Section 2.04(h)(i) below, fourth, ratably, to any portion of the Tranche A Term Loan not repaid pursuant to first above, fifth, ratably, to any portion of the Tranche A-1 Term Loan not repaid pursuant to second above, sixth, ratably, to the L/C Borrowings, and, seventh, ratably, to the outstanding Revolving Loans. At any time that the Tranche A-1 Term Loan has been repaid in full and no portion thereof is outstanding, repayments made pursuant to Section 2.04(c)(ii) above, shall be applied, first, ratably, to the Tranche A Term Loan in an amount equal to the lesser of (x) the aggregate amount of the Tranche A Term Loan outstanding and (y) $35,000,000, second, to the Second Lien Facility in accordance with the provisions of Section 2.04(h)(ii) below, third, ratably, to any portion of the Tranche A Term Loan not repaid pursuant to first above, fourth, ratably, to the L/C Borrowings, and fifth, ratably, to the outstanding Revolving Loans. Prepayments made pursuant to Section 2.04(a)(ii) and (e) above, shall be applied, first, ratably, to the L/C Borrowings, second, ratably, to the outstanding Revolving Loans, third, solely after the occurrence and during the continuance of an Event of Default, shall be used to Cash Collateralize the remaining L/C Obligations, fourth, solely after the occurrence and during the continuance of an Event of Default, ratably, to the Tranche A Term Loan, and fifth, solely, after the occurrence and during the continuance of an Event of Default, ratably, to the Tranche A-1 Term Loan. Prepayments made pursuant to Section 2.04(d) above, shall be applied, ratably, to the Tranche A-1 Term Loan. Upon the drawing of any Letter of Credit that has been Cash Collateralized, the funds held as Cash Collateral shall be applied (without any further action by or notice to or from the Borrower or any other Loan Party) to reimburse the L/C Issuer or the Lenders, as applicable, and, to the extent not so applied, shall thereafter be applied to satisfy other Obligations.

(h)          If at the time that any prepayment would be required hereunder pursuant to the provisions of Section 2.04(c)(ii) above, the Borrower is required, pursuant to the terms of the Second Lien Credit Agreement, to prepay or offer to prepay the Second Lien Facility with the Net Proceeds of any MSLO Key Man Policy, then the Borrower may:

(i)          at any time that any portion of the Tranche A-1 Term Loan is outstanding, upon the repayment of the Tranche A Term Loan in an amount equal to the lesser of (x) the aggregate amount of the Tranche A Term Loan outstanding and (y) $20,000,000, and the repayment of the Tranche A-1 Term Loan in an amount equal to the lesser of (x) the aggregate amount of the Tranche A-1 Term Loan outstanding and (y) $20,000,000, in each case in accordance with the provisions of Section 2.04(g) above, apply an amount not to exceed $10,000,000 to the prepayment of the Second Lien Facility; and

(ii)         at any time that the Tranche A-1 Term Loan has been repaid in full and no portion thereof is outstanding, upon the repayment of the Tranche A Term Loan in an amount equal to the lesser of (x) the aggregate amount of the Tranche A Term Loan outstanding and (y) $35,000,000 in accordance with the provisions of Section 2.04(g) above, apply an amount not to exceed $15,000,000 to the prepayment of the Second Lien Facility.

2.05        Termination or Reduction of Revolving Commitments

(a)          The Borrower may, upon irrevocable notice from the Borrower to the Agent, terminate the Revolving Commitments or from time to time permanently reduce the Revolving Commitments; provided that (i) any such notice shall be received by the Agent not later than 11:00 a.m. three Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Outstandings would exceed the Revolving Commitments.

(b)          If, after giving effect to any reduction of the Revolving Commitments, the Letter of Credit Sublimit exceeds the amount of the Revolving Commitments, such Letter of Credit Sublimit shall be automatically reduced by the amount of such excess.

(c)          The Agent will promptly notify the Revolving Lenders of any termination or reduction of the Letter of Credit Sublimit or the Revolving Commitments under this Section 2.05. Upon any reduction of the Revolving Commitments, the Revolving Commitment of each Revolving Lender shall be reduced by such Lender’s Revolving Credit Facility Applicable Percentage of such reduction amount. If, as a result of such termination or reduction, (i) the Outstanding Amount of L/C Obligations not fully Cash Collateralized hereunder would exceed the Letter of Credit Sublimit, the Borrower shall contemporaneously with such reduction or termination, Cash Collateralize such excess amount, and (ii) the Revolving Loans hereunder would exceed the Revolving Commitments, the Borrower shall contemporaneously with such reduction or termination, pay the Agent an amount equal to such excess.

2.06        Repayment of Obligations.

(a)          In addition to the mandatory prepayment provisions set forth in Section 2.04 above, the Borrower shall repay the Tranche A Term Loan in an amount equal to, on the day that is not less than one (1) Business Day prior to March 31, June 30, September 30 and December 31 of each year, $5,000,000 until such time as the Tranche A Term Loan is paid in full; provided however, that in the event, a Default or Event of Default shall exist at the time of, or would result from the making of, such prepayment of the Tranche A Term Loan, then such prepayment shall be made on March 31, June 30, September 30 and December 31 of each year. Once repaid or prepaid, no portion of the Tranche A Term Loan may be reborrowed.

(b)          In addition to the mandatory prepayment provisions set forth in Section 2.05 above, the Borrower shall, upon payment in full of the Tranche A Term Loan, repay the Tranche A-1 Term Loan in an amount equal to, on the day that is not less than one (1) Business Day prior to March 31, June 30, September 30 and December 31 of each year, $5,000,000; provided however, that in the event, a Default or Event of Default shall exist at the time of, or would result from the making of, such prepayment of the Tranche A-1 Term Loan, then such prepayment shall be made on March 31, June 30, September 30 and December 31 of each year. Once repaid or prepaid, no portion of the Tranche A-1 Term Loan may be reborrowed.

(c)          Except as provided in Section 1.02(d), the Borrower shall repay to the Agent, for the account of the Lenders, on the Termination Date the aggregate principal amount of Loans and other Obligations outstanding on such date and shall cause each Letter of Credit to be returned to the L/C Issuer undrawn or shall Cash Collateralize all L/C Obligations (to the extent not previously Cash Collateralized as required herein).

2.07        Interest.

(a)          Subject to the provisions of Section 2.07(b) below, (i) each LIBOR Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Adjusted LIBOR Rate for such Interest Period plus the Applicable Margin for LIBOR Rate Loans; and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Margin for Base Rate Loans.

(b)          If any Event of Default exists, all outstanding Obligations shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate and thereafter such Obligations shall bear interest at the Default Rate to the fullest extent permitted by Law. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)          Except as provided in Section 2.07(b), interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.08        Fees

(a)          Revolving Commitment Fee. The Borrower shall pay to the Agent for the account of each Revolving Lender in accordance with its Revolving Credit Facility Applicable Percentage, a commitment fee (the “Revolving Commitment Fee”) equal to the Revolving Commitment Fee Percentage multiplied by the actual daily amount by which the aggregate Revolving Commitments exceed the Total Revolving Outstandings (subject to adjustment as provided in Section 2.13) during the immediately preceding quarter. The Revolving Commitment Fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, shall be calculated in arrears on the first calendar day following the end of each March, June, September and December, and shall be payable on such day (or, if such day is not a Business Day, on the immediately succeeding Business Day following the end of each March, June, September and December), commencing with the first such date to occur after the Third Restatement Date, and on the last day of the Availability Period.

(b)          [Reserved].

(c)          Term Loans Early Termination Fee. In the event that the Termination Date occurs prior to the second anniversary of the First Amendment Effective Date pursuant to clause (d) of the definition of “Termination Date” in connection with a refinancing of the Term Loans for which Bank of America is not the administrative agent, then the Borrower shall pay to the Agent, for the ratable benefit of the Term Lenders, a fee (the “Term Loan Early Termination Fee”) equal to one (1%) percent of the Term Loans then outstanding. All parties to this Agreement agree and acknowledge that the Term Lenders will have suffered damages on account of the early termination of this Agreement and that, in view of the difficulty in ascertaining the amount of such damages, the Term Loan Early Termination Fee constitutes reasonable compensation and liquidated damages to compensate the Term Lenders on account thereof.

(d)          Other Fees. The Borrower shall pay to the Agent for its own account fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.09        Computation of Interest and Fees. All computations of interest for Base Rate Loans when the Base Rate is determined by Bank of America’s “prime rate” shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid. Each determination by the Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

2.10        Evidence of Debt.

(a)          The Loans made by each Lender shall be evidenced by one or more accounts or records maintained by the Agent (the “Loan Account”) in the ordinary course of business. In addition, each Lender may record in such Lender’s internal records, an appropriate notation evidencing the date and amount of each Loan from such Lender, each payment and prepayment of principal of any such Loan, and each payment of interest, fees and other amounts due in connection with the Obligations due to such Lender. The accounts or records maintained by the Agent and each Lender shall be conclusive absent manifest error of the amount of the Loans made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Agent in respect of such matters, the accounts and records of the Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Agent, the Borrower shall execute and deliver to such Lender (through the Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto. Upon receipt of an affidavit of a Lender as to the loss, theft, destruction or mutilation of such Lender’s Note and upon cancellation of such Note, the Borrower will issue, in lieu thereof, a replacement Note in favor of such Lender, in the same principal amount thereof and otherwise of like tenor.

(b)          In addition to the accounts and records referred to in Section 2.10(a), each Revolving Lender and the Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Revolving Lender of participations in Letters of Credit. In the event of any conflict between the accounts and records maintained by the Agent and the accounts and records of any Revolving Lender in respect of such matters, the accounts and records of the Agent shall control in the absence of manifest error.

2.11        Payments Generally; Agent’s Clawback.

(a)          General. All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Agent, for the account of the respective Lenders to which such payment is owed, at the Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Agent will, subject to Section 2.13 hereof, promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Agent after 2:00 p.m. shall, at the option of the Agent, be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day (other than with respect to payment of a LIBOR Rate Loan), and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b)          Funding by Revolving Lenders; Presumption by Agent. Unless the Agent shall have received notice from a Revolving Lender prior to (A) the proposed date of any Revolving Borrowing of LIBOR Rate Loans (or in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Revolving Borrowing), or (B) the date that such Revolving Lender’s participation in a Letter of Credit Loan is required to be funded, that such Revolving Lender will not make available to the Agent such Revolving Lender’s share of such Revolving Borrowing or participation, the Agent may assume that such Revolving Lender has made such share available on such date in accordance with Section 2.02 (or in the case of a Revolving Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02), or Section 2.03 as applicable, and may, in reliance upon such assumption, make available to the Borrower or the L/C Issuer, as applicable, a corresponding amount. In such event, if a Revolving Lender has not in fact made its share of the applicable Revolving Borrowing or participation available to the Agent, then the applicable Revolving Lender and the Borrower severally agree to pay to the Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Agent, at (A) in the case of a payment to be made by such Revolving Lender, the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation plus any administrative processing or similar fees customarily charged by the Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Revolving Lender shall pay such interest to the Agent for the same or an overlapping period, the Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Revolving Lender pays its share of the applicable Revolving Borrowing or participation to the Agent, then the amount so paid shall constitute such Revolving Lender’s Revolving Loan included in such Revolving Borrowing or participation in such Letter of Credit. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Revolving Lender that shall have failed to make such payment to the Agent.

(c)          Payments by Borrower; Presumptions by Agent. Unless the Agent shall have received notice from the Borrower prior to the time at which any payment is due to the Agent for the account of any of the Lenders or the L/C Issuer hereunder that the Borrower will not make such payment, the Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuer, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Agent, at the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation.

(d)          Failure to Satisfy Conditions Precedent. If any Revolving Lender makes available to the Agent funds for any Revolving Loan to be made by such Revolving Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Agent because the conditions to the applicable Revolving Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof (subject to the provisions of the last paragraph of Section 4.02 hereof), the Agent shall return such funds (in like funds as received from such Revolving Lender) to such Revolving Lender, without interest.

(e)          Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and to make payments hereunder are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment hereunder on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment hereunder.

(f)           Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.12        Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of, interest on, or other amounts with respect to, any of the Loans resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans greater than its pro rata share thereof as provided herein (including as in contravention of the priorities of payment set forth in Section 8.03), then the Lender receiving such greater proportion shall (a) notify the Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably and in the priorities set forth in Section 8.03; provided that:

(i)           if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)          the provisions of this Section shall not be construed to apply to (x) any payment made by the Loan Parties pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans (or subparticipations in L/C Obligations) to any Eligible Assignee or Participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

2.13        Settlement Amongst Revolving Lenders.

(a)          The amount of each Revolving Lender’s Revolving Credit Facility Applicable Percentage of outstanding Revolving Loans shall be computed weekly (or more frequently in the Agent’s discretion) and shall be adjusted upward or downward based on all Revolving Loans and repayments of Revolving Loans received by the Agent as of 3:00 p.m. on the first Business Day (such date, the “Settlement Date”) following the end of the period specified by the Agent.

(b)          The Agent shall deliver to each of the Revolving Lenders promptly after a Settlement Date a summary statement of the amount of outstanding Revolving Loans for the period and the amount of repayments received for the period. As reflected on the summary statement, each Revolving Lender shall transfer to the Agent (as provided below) or the Agent shall transfer to each Lender, such amounts as are necessary to insure that, after giving effect to all such transfers, the amount of Revolving Loans made by each Revolving Lender shall be equal to such Revolving Lender’s Revolving Credit Facility Applicable Percentage of all Revolving Loans outstanding as of such Settlement Date. If the summary statement requires transfers to be made to the Agent by the Revolving Lenders and is received prior to 1:00 p.m. on a Business Day, such transfers shall be made in immediately available funds no later than 3:00 p.m. that day; and, if received after 1:00 p.m., then no later than 3:00 p.m. on the next Business Day. The obligation of each Revolving Lender to transfer such funds is irrevocable, unconditional and without recourse to or warranty by the Agent. If and to the extent any Revolving Lender shall not have so made its transfer to the Agent, such Revolving Lender agrees to pay to the Agent, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Agent, equal to the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation plus any administrative, processing, or similar fees customarily charged by the Agent in connection with the foregoing.

2.14        Incremental Facility.

(a)          Request for Increase. Provided no Default or Event of Default then exists or would arise therefrom, upon notice to the Agent (which shall promptly notify the Lenders), the Borrower may from time to time, request an increase in the aggregate Revolving Commitments, the Tranche A Term Loan and the Tranche A-1 Term Loan, which increase shall be allocated (i) 75% of any such increase to an increase, on a pro rata basis, of the Tranche A Term Loan and the Revolving Commitments; provided however, that such 75% amount shall be fully allocated to the Tranche A Term Loan in the event and to the extent that the condition set forth in Section 4.02(d) hereof cannot be satisfied with respect to the Revolving Credit Extension of such increase in the Revolving Commitments, and (ii) 25% of any such increase to an increase of the Tranche A-1 Term Loan; provided however, that 100% of any such increase shall be allocated to an increase of the Tranche A-1 Term Loan in the event and to the extent that the condition set forth below in clause (y)(i) of this Section 2.14(a) cannot be satisfied with respect to any increase to the Tranche A Term Loan and the Revolving Commitments, by an aggregate amount not to exceed the lesser of (x) $110,000,000 and (y) (i) with respect to any increase in the Revolving Commitments and Tranche A Term Loan, such amount that would, immediately after giving pro forma effect to the incurrence thereof, cause the Consolidated First Lien Leverage Ratio, as calculated without giving effect to the then outstanding principal amount of the Tranche A-1 Term Loan and as of the last day of the most recently ended Fiscal Quarter of the Borrower for which financial statements are required to have been delivered to the Agent hereunder, to exceed 2.80:1.00, and (ii) with respect to any increase of the Tranche A-1 Term Loan, such amount that would, immediately after giving pro forma effect to the incurrence thereof, cause the Consolidated First Lien Leverage Ratio, as of the last day of the most recently ended Fiscal Quarter of the Borrower for which financial statements are required to have been delivered to the Agent hereunder, to exceed (x) with respect to any increase, the proceeds of which will be used solely to finance a Permitted Acquisition, 3.00:1.00 and (y) with respect to any other increase, 2.90:1.00; provided that (A) any such request for an increase shall be in minimum increments of $25,000,000, and (B) the Borrower may make a maximum of three such requests. At the time of sending such notice, the Borrower (in consultation with the Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders).

(b)          Lender Elections to Increase. Each Lender shall notify the Agent within the time period specified in the Borrower’s notice as provided in Section 2.14(a) whether or not it agrees, in its sole discretion, to increase its Revolving Commitment or outstanding portion of the Tranche A Term Loan or the Tranche A-1 Term Loan, as applicable, and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Revolving Commitment or outstanding portion of the Tranche A Term Loan or the Tranche A-1 Term Loan, as applicable.

(c)          Notification by Agent; Additional Lenders. On the last day of the time period specified in the Borrower’s notice as provided in Section 2.14(a), the Agent shall notify the Borrower and each Lender of the Lenders’ responses to each request made hereunder. To achieve the full amount of a requested increase and subject to the approval of the Agent and the L/C Issuer, to the extent that the existing Lenders decline to increase their respective Revolving Commitment or outstanding portion of the Tranche A Term Loan or the Tranche A-1 Term Loan, as applicable, or decline to increase their respective Revolving Commitment and outstanding portion of the Tranche A Term Loan or the Tranche A-1 Term Loan to the amount requested by the Borrower, the Agent, in consultation with the Borrower, will use its reasonable efforts to arrange for other Eligible Assignees to become a Revolving Lender and Tranche A Term Lender or Tranche A-1 Term Lender hereunder (each such Lender, an “Additional Commitment Lender”) and to issue commitments in an amount equal to the amount of the increase in the aggregate Revolving Commitment and the Tranche A Term Loan and Tranche A-1 Term Loan requested by the Borrower and not accepted by the existing Lenders (and the Borrower may also invite additional Eligible Assignees to become Lenders); provided however, that without the consent of the Agent, at no time shall the commitment of any Additional Commitment Lender be less than $5,000,000.

(d)          Effective Date and Allocations. If the aggregate Revolving Commitments and the Tranche A Term Loan and Tranche A-1 Term Loan are increased in accordance with this Section 2.14, the Agent, in consultation with the Borrower, shall determine the effective date (the “Increase Effective Date”) and the final allocations in respect of such increase. The Agent shall promptly notify the Borrower and the Lenders of the final allocations in respect of such increase and the Increase Effective Date and on the Increase Effective Date (i) the aggregate Revolving Commitments and the Tranche A Term Loan and Tranche A-1 Term Loan under, and for all purposes of, this Agreement shall be increased by the aggregate amount of such Commitment Increases, and (ii) Schedule 2.01 shall be deemed modified, without further action, to reflect the revised Aggregate Commitments and Applicable Percentages of the Lenders.

(e)          Conditions to Effectiveness of Increase. As a condition precedent to such increase, (i) the Borrower shall deliver to the Agent a certificate of each Loan Party dated as of the Increase Effective Date signed by a Responsible Officer of such Loan Party (A) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (B) in the case of the Borrower, certifying that, before and immediately after giving effect to such increase, (1) the representations and warranties contained in Article V and the other Loan Documents are true and correct on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.14, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01, and (2) no Default or Event of Default exists or would arise therefrom on the Increase Effective Date, (ii) the Borrower, the Agent, and any Additional Commitment Lender shall have executed and delivered a joinder to the Loan Documents in such form as the Agent shall reasonably require; (iii) the Borrower shall have paid such fees and other compensation to the Additional Commitment Lenders as the Borrower and such Additional Commitment Lenders may agree; (iv) the Borrower shall have paid such arrangement fees to the Agent as the Borrower and the Agent may agree; (v) if requested by the Agent, the Borrower shall deliver an opinion or opinions, in form and substance reasonably satisfactory to the Agent, from counsel to the Borrower and dated such date; (vi) the Borrower and the Additional Commitment Lender shall have delivered such other instruments, documents and agreements as the Agent may reasonably have requested; and (vii) no Default or Event of Default shall exist on the Increase Effective Date. Any Revolving Loans outstanding on the Increase Effective Date shall be automatically adjusted to the extent necessary to keep the outstanding Revolving Loans ratable with any revised Revolving Credit Facility Applicable Percentages arising from any nonratable increase in the Revolving Commitments under this Section.

(f)          Conflicting Provisions. This Section shall supersede any provisions in Sections 2.12 or 10.01 to the contrary.

(g)          Limited Condition Acquisition. Notwithstanding anything in this Section 2.14 to the contrary to the extent the proceeds of any increase requested pursuant to this Section 2.14 will be used to finance a Limited Condition Acquisition, upon the Borrower’s request, the lenders providing such increase may agree to “funds certain provision” that (i) provides for the testing of the Consolidated First Lien Leverage Ratio set forth in Section 2.14(a) as of the date on which the acquisition agreement for such Limited Condition Acquisition (a “Limited Condition Acquisition Agreement”) is executed (ii) does not impose as a condition to funding thereof that no Default or Event of Default (other than a Default under Section 8.01(a) or 8.01(f) or 8.01(g)) exist at the time of the applicable Increase Effective Date, in which case the condition set forth in Section 2.14(e)(i)(B)(2) and Section 2.14(e)(vii) shall be required to be satisfied on the date the Limited Condition Acquisition Agreement is executed and (iii) does not impose as a condition to funding thereof that all of the representations and warranties contained in Article V and the other Loan Documents shall be true and correct on and as of the Increase Effective Date, in which case the condition set forth in Section 2.14(e)(i)(B)(1) shall be required to be satisfied on the date the Limited Condition Acquisition Agreement is executed.

2.15        Defaulting Lenders.

(a)          Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Revolving Lender becomes a Defaulting Lender, then, until such time as that Revolving Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)          Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 10.01.

(ii)         Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Agent from a Defaulting Lender pursuant to Section 10.08 shall be applied at such time or times as may be determined by the Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the L/C Issuer hereunder; third, to Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Revolving Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Agent; fifth, if so determined by the Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Revolving Loans under this Agreement and (y) Cash Collateralize the L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement; sixth, to the payment of any amounts owing to the Revolving Lenders or the L/C Issuer as a result of any judgment of a court of competent jurisdiction obtained by any Revolving Lender or the L/C Issuer against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Revolving Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Revolving Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Revolving Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Revolving Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Revolving Loans and funded and unfunded participations in L/C Obligations are held by the Revolving Lenders pro rata in accordance with the Revolving Commitments hereunder without giving effect to Section 2.15(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.15(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Revolving Lender irrevocably consents hereto.

(iii)        Certain Fees.

(A)         No Defaulting Lender shall be entitled to receive any fee payable under Section 2.08(a) for any period during which that Revolving Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B)         Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its the Revolving Credit Facility Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.03(g).

(C)         With respect to any fee payable under Section 2.08(a) or any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the L/C Issuer the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv)        Reallocation of Revolving Credit Facility Applicable Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Revolving Credit Facility Applicable Percentages (calculated without regard to such Defaulting Lender’s Revolving Commitment) but only to the extent that (x) the conditions set forth in Section 4.02 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Outstanding Amount of Revolving Credit Extensions of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Revolving Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v)         Cash Collateral. If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to them hereunder or under applicable Law, Cash Collateralize the L/C Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.03(g).

(b)          Defaulting Lender Cure. If the Borrower, the Agent and the L/C Issuer agree in writing that a Revolving Lender is no longer a Defaulting Lender, the Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Revolving Lender will, to the extent applicable, purchase at par that portion of outstanding Revolving Loans of the other Revolving Lenders or take such other actions as the Agent may determine to be necessary to cause the Revolving Loans and funded and unfunded participations in Letters of Credit to be held on a pro rata basis by the Revolving Lenders in accordance with their Revolving Credit Facility Applicable Percentages (without giving effect to Section 2.15(a)(iv)), whereupon such Revolving Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Revolving Lender was a Defaulting Lender; provided further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Revolving Lender’s having been a Defaulting Lender.

ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01        Taxes.

(a)          Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i)          Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of the Agent or an applicable Loan Party) require the deduction or withholding of any Tax from any such payment by the Agent or a Loan Party (as applicable), then the Agent or such Loan Party (as applicable) shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii)         If any Loan Party or the Agent shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment, then (A) such Loan Party or the Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Loan Party or the Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b)          Payment of Other Taxes by the Borrower. Without limiting the provisions of subsection (a) above, the Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Agent timely reimburse it for the payment of, any Other Taxes.

(c)          Tax Indemnifications.

(i)          The Loan Parties shall, and each Loan Party does hereby, jointly and severally indemnify each Recipient, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the L/C Issuer (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error.

(ii)         Each Lender and the L/C Issuer shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (x) the Agent against any Indemnified Taxes attributable to such Lender or the L/C Issuer (but only to the extent that any Loan Party has not already indemnified the Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (y) the Agent and the Loan Parties, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.06(d) relating to the maintenance of a Participant Register and (z) the Agent and the Loan Parties, as applicable, against any Excluded Taxes attributable to such Lender or the L/C Issuer, in each case, that are payable or paid by the Agent or a Loan Party in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error. Each Lender and the L/C Issuer hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender and the L/C Issuer under this Agreement or any other Loan Document against any amount due to the Agent under this clause (ii).

(d)          Evidence of Payments. Upon request by the Borrower or the Agent, as the case may be, after any payment of Taxes by the Borrower or by the Agent to a Governmental Authority as provided in this Section 3.01, the Borrower shall deliver to the Agent or the Agent shall deliver to the Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Agent, as the case may be.

(e)          Status of Lenders; Tax Documentation.

(i)          Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Agent, at the time or times reasonably requested by the Borrower or the Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Agent as will enable the Borrower or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)         Without limiting the generality of the foregoing,

(A)         any Lender that is a U.S. Person shall deliver to the Borrower and the Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)         any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), whichever of the following is applicable:

(I)         in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II)        executed originals of IRS Form W-8ECI;

(III)       in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or

(IV)        to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner;

(C)         any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed originals of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Agent to determine the withholding or deduction required to be made; and

(D)         if a payment made to a Lender under any Loan Document would be subject to withholding Tax imposed pursuant to or in connection with FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Borrower or the Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Agent as may be necessary for the Borrower and the Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. For purposes of determining withholding Taxes imposed under FATCA, from and after the Third Restatement Date, the Borrower and the Agent shall treat (and the Lenders hereby authorize the Agent to treat) this Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

(iii)        Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Agent in writing of its legal inability to do so.

(f)           Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Agent have any obligation to file for or otherwise pursue on behalf of a Lender or the L/C Issuer, or have any obligation to pay to any Lender or the L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or the L/C Issuer. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 3.01, it shall pay to the Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by a Loan Party under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Loan Party, upon the request of the Recipient, agrees to repay the amount paid over to the Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to the Loan Party pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Loan Party or any other Person.

(g)          Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Agent or any assignment of rights by, or the replacement of, a Lender or the L/C Issuer, and the repayment, satisfaction or discharge of all of the Obligations.

3.02        Illegality  If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund LIBOR Rate Loans, or to determine or charge interest rates based upon the LIBOR Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Agent, (i) any obligation of such Lender to make or continue LIBOR Rate Loans or to Convert Base Rate Loans to LIBOR Rate Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the LIBOR Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Agent without reference to the LIBOR Rate component of the Base Rate, in each case, until such Lender notifies the Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrower shall, upon demand from such Lender (with a copy to the Agent) together with documentation reasonably supporting such request, prepay or, if applicable, Convert all LIBOR Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Agent without reference to the LIBOR Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such LIBOR Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such LIBOR Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the LIBOR Rate, the Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the LIBOR Rate component thereof until the Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the LIBOR Rate. Upon any such prepayment or Conversion, the Borrower shall also pay accrued interest on the amount so prepaid or Converted.

3.03        Inability to Determine Rates.

(a)          If the Required Lenders determine that for any reason in connection with any request for a LIBOR Rate Loan or a Conversion to or continuation thereof that (i) Dollar deposits are not being offered to banks in the London interbank market for the applicable amount and Interest Period of such LIBOR Rate Loan, (ii) adequate and reasonable means do not exist for determining the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan, or (iii) the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain LIBOR Rate Loans shall be suspended, and (y) in the event of a determination described in the preceding sentence with respect to the LIBOR Rate component of the Base Rate, the utilization of the LIBOR Rate component in determining the Base Rate shall be suspended, in each case until the Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Revolving Borrowing of a Revolving Loan as a LIBOR Rate Loan, or a Conversion to or continuation of LIBOR Rate Loans or, failing that, will be deemed to have Converted such request into a request for a Revolving Borrowing of Base Rate Loans in the amount specified therein.

(b)          Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Agent (with, in the case of the Required Lenders, a copy to the Borrower) that the Borrower or Required Lenders (as applicable) have determined, that:

(i)          adequate and reasonable means do not exist for ascertaining LIBOR for any requested Interest Period, including, without limitation, because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii)         the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Agent has made a public statement identifying a specific date after which LIBOR or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans (such specific date, the “Scheduled Unavailability Date”), or

(iii)        syndicated loans currently being executed, or that include language similar to that contained in this Section, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR, then, reasonably promptly after such determination by the Agent or receipt by the Agent of such notice , as applicable, the Agent and the Borrower may amend this Agreement to replace LIBOR with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein), giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such alternative benchmarks (any such proposed rate, a “LIBOR Successor Rate”), together with any proposed LIBOR Successor Rate Conforming Changes (as defined below) and any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Agent written notice that such Required Lenders do not accept such amendment.

If no LIBOR Successor Rate has been determined and the circumstances under clause (i) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Agent will promptly so notify the Borrower and each Lender.  Thereafter, (x) the obligation of the Lenders to make or maintain LIBOR Rate Loans shall be suspended, (to the extent of the affected LIBOR Rate Loans or Interest Periods), and (y) the LIBOR Rate component shall no longer be utilized in determining the Base Rate.  Upon receipt of such notice, the Borrower may revoke any pending request for a Revolving Borrowing of, Conversion to or continuation of LIBOR Rate Loans (to the extent of the affected LIBOR Rate Loans or Interest Periods) or, failing that, will be deemed to have Converted such request into a request for a Revolving Borrowing of Base Rate Loans (subject to the foregoing clause (y)) in the amount specified therein.

Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than zero for purposes of this Agreement.

3.04        Increased Costs; Reserves on LIBOR Rate Loans.

(a)          Increased Costs Generally. If any Change in Law shall:

(i)          impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender or the L/C Issuer (except any reserve requirement reflected in the LIBOR Rate);

(ii)         subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of “Excluded Taxes” and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)        impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or LIBOR Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, Converting to, continuing or maintaining any LIBOR Rate Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, together with documentation reasonably supporting such request, the Loan Parties will pay to such Lender or the L/C Issuer such additional amount or amounts as will compensate such Lender or the L/C Issuer for such additional costs incurred or reduction suffered.

(b)          Capital Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital or liquidity of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy), then upon request from time to time from such Lender together with documentation reasonably supporting such request, the Loan Parties will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.

(c)          Certificates for Reimbursement. A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Loan Parties shall pay such Lender or the L/C Issuer the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)          Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation; provided that the Loan Parties shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e)          Reserves on LIBOR Rate Loans. The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each LIBOR Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan; provided that the Borrower shall have received at least 10 days’ prior notice (with a copy to the Agent) of such additional interest from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 days from receipt of such notice.

(f)           Notwithstanding anything to the contrary contained in this Section 3.04, no Lender shall demand compensation for any increased costs pursuant to this Section 3.04 if it shall not be the general policy or practice of such Lender to demand such compensation in similar circumstances and unless such demand is generally consistent with such Lender’s treatment of comparable borrowers of such Lender in the United States with similarly affected loans.

3.05        Compensation for Losses. Upon demand of any Lender (with a copy to the Agent) from time to time, which demand shall set forth in reasonable detail the basis for such demand for compensation, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)          any continuation, Conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)          any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or Convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

(c)          any assignment of a LIBOR Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.13;

excluding any loss of anticipated profits from the failure to collect the then Applicable Margin, but including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each LIBOR Rate Loan made by it at the LIBOR Rate for such Loan by a matching deposit or other borrowing in the London interbank market for a comparable amount and for a comparable period, whether or not such LIBOR Rate Loan was in fact so funded.

3.06         Mitigation Obligations; Replacement of Lenders.

(a)          Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or Section 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)          Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, such Lender has declined or is unable to designate a different Lending Office in accordance with Section 3.06(a), the Borrower may replace such Lender in accordance with Section 10.13.

3.07         Survival. All of the Borrower’s obligations under this Article III shall survive repayment of all Obligations hereunder and resignation of the Agent.

ARTICLE IV

CONDITIONS PRECEDENT TO LOANS

4.01        Conditions of Initial Loans. The effectiveness of the Existing Credit Agreement on the Third Restatement Date was subject to satisfaction, among other things, of the following conditions precedent:

(a)          The Agent’s receipt of the following, each of which shall be originals, telecopies or other electronic image scan transmission (e.g., “pdf” or “tif” via e-mail) (followed promptly by originals) unless otherwise specified, each dated the Third Restatement Date (or, in the case of certificates of governmental officials, a recent date before the Third Restatement Date) and each in form and substance reasonably satisfactory to the Agent:

(i)          counterparts of this Agreement each properly executed by a Responsible Officer of the signing Loan Party and the Lenders;

(ii)         a Note executed by the Borrower in favor of each Lender requesting a Note;

(iii)        such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Agent may reasonably require evidencing (A) the authority of each Loan Party to enter into this Agreement and the other Loan Documents to which such Loan Party is a party or is to become a party pursuant to the terms of this Agreement and (B) the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to become a party pursuant to the terms of this Agreement;

(iv)        copies of each Loan Party’s Organization Documents and such other documents and certifications as the Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing in its jurisdiction of organization or formation;

(v)         an opinion of Gibson, Dunn & Crutcher LLP, counsel to the Loan Parties, addressed to the Agent and each Lender, as to such customary matters concerning the Loan Parties and the Loan Documents as the Agent may reasonably request;

(vi)        a certificate of a Responsible Officer of the Borrower certifying (A) that the conditions specified in this Article IV have been satisfied, and (B) to the Solvency of the Loan Parties as of the Third Restatement Date after giving effect to the transactions contemplated hereby;

(vii)       a confirmation and ratification of the Security Documents executed by the applicable Loan Parties and a joinder to the Facility Guaranty and the Security Documents by Gaiam Brands and its Subsidiaries;

(viii)      results of searches or other evidence reasonably satisfactory to the Agent (in each case dated as of a date reasonably satisfactory to the Agent) indicating the absence of Liens on the assets of the Loan Parties, except for Permitted Encumbrances and Liens for which termination statements satisfactory to the Agent are being tendered substantially concurrently with such extension of credit or other arrangements satisfactory to the Agent for the delivery of such termination statements have been made; and

(ix)        all documents and instruments, including Uniform Commercial Code financing statements, filings with the United States Patent and Trademark Office and the United States Copyright Office, and certificates evidencing any stock being pledged thereunder, together with undated stock powers executed in blank, each duly executed by the applicable Loan Parties, in each case required by Law or reasonably requested by the Agent to be filed, registered, recorded or delivered to create or perfect the Liens intended to be created under the Loan Documents and all such documents and instruments shall have been so filed, registered, recorded or delivered to the satisfaction of the Agent.

(b)          All accrued fees and expenses of the Agent (including the reasonable and documented fees and expenses of counsel (including any local counsel) for the Agent) due and payable on or prior to the Third Restatement Date, and in the case of expenses, to the extent invoiced at least one (1) Business Day prior to the Third Restatement Date have been paid.

(c)           The Agent’s receipt and satisfaction with an updated appraisal with respect to the Intellectual Property of the Loan Parties and With You, together with a calculation of the Loan to Value Ratio.

(d)          The Agent’s receipt of the Second Lien Credit Agreement and an amendment to the Second Lien Intercreditor Agreement in form and substance reasonably satisfactory to the Agent, and the refinancing of the Second Lien Facility pursuant to the Second Lien Credit Agreement shall occur contemporaneously with the initial funding of the Loans.

(e)          The Agent’s and the Lenders’ receipt and satisfaction with the substance of interim financial statements of Gaiam Brands and its Subsidiaries dated the end of the most recent Fiscal Quarter ended at least forty-five (45) days prior to the Third Restatement Date for which such financial statements are available.

(f)           Receipt by the Agent of an initial notice of borrowing.

(g)          The Agent’s receipt of all documentation and other information reasonably requested in writing by the Lenders at least ten (10) Business Days prior to the Third Restatement Date as being required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act.

4.02        Conditions to all Revolving Credit Extensions.

The obligations of each Revolving Lender to make any Revolving Credit Extension (other than a Loan Notice requesting only a Conversion of Loans to the other Type or a continuation of LIBOR Rate Loans) and of each L/C Issuer to issue each Letter of Credit on or after the First Amendment Effective Date are subject to the following conditions precedent:

(a)          The representations and warranties of each Loan Party contained in Article V or in any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date of such extension of credit, except (i) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, (ii) in the case of any representation and warranty qualified by materiality, they shall be true and correct in all respects and (iii) for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.

(b)          No Default or Event of Default shall exist, or would result from such proposed extension of credit or from the application of the proceeds thereof.

(c)          The Agent and, if applicable, the L/C Issuer, shall have received a Loan Notice in accordance with the requirements of Section 2.02(b).

(d)          The Consolidated First Lien Leverage Ratio shall not exceed (i) at any time prior to June 30, 2019, 3.875:1.00, (ii) at any time from July 1, 2019 through June 30, 2020, 3.625:1.00, (iii) at any time from July 1, 2020 through June 30, 2021, 3.375:1.00, (iv) at any time from July 1, 2021 through June 30, 2022, 3.125:1.00, and (v) at any time after June 30, 2022, 2.875:1.00, in each case on the date of such Revolving Credit Extension and immediately after giving effect to such Revolving Credit Extension.

(e)          Before and immediately after giving effect to the Revolving Credit Extensions requested to be made on any such date and the use of proceeds thereof, Excess Availability shall not be less than $15,000,000.

Each request for a Revolving Credit Extension or an L/C Credit Extension (other than a Loan Notice requesting only a Conversion of Loans to the other Type or a continuation of LIBOR Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty by the Borrower that the conditions specified in Sections 4.01(a) and (b) and (d) have been satisfied on and as of the date of the applicable Revolving Credit Extension or L/C Credit Extension. The conditions set forth in this Section 4.02 are for the sole benefit of the Credit Parties but until the Required Lenders otherwise direct the Agent to cease making Revolving Loans and issuing Letters of Credit, the Revolving Lenders will fund their Revolving Credit Facility Applicable Percentage of all Revolving Loans and L/C Advances and participate in all Letters of Credit whenever made or issued, which are requested by the Borrower and which, notwithstanding the failure of the Loan Parties to comply with the provisions of this Article IV, agreed to by the Agent, provided, however, the making of any such Revolving Loans or the issuance of any Letters of Credit shall not be deemed a modification or waiver by any Credit Party of the provisions of this Article IV on any future occasion or a waiver of any rights or the Credit Parties as a result of any such failure to comply.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

To induce the Credit Parties to make Loans hereunder and to issue Letters of Credit hereunder, each Loan Party represents and warrants to the Agent and the other Credit Parties that:

5.01        Existence, Qualification and Power. Each Loan Party and each of their Subsidiaries (a) is a corporation, limited liability company, partnership or limited partnership, duly incorporated, organized or formed, validly existing and, where applicable, in good standing under the Laws of the jurisdiction of its incorporation, organization or formation, (b) has all requisite power and authority and all requisite governmental licenses, permits, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) other than with respect to Subsidiaries that are not Loan Parties, execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, where applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect. Schedule 5.01 annexed hereto sets forth, as of the First Amendment Effective Date, each Loan Party’s name as it appears in official filings in its state of incorporation or organization, its state of incorporation or organization, organization type, organization number, if any, issued by its state of incorporation or organization, and its federal employer identification number.

5.02        Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is or is to be a party, has been duly authorized by all necessary corporate or other organizational action, and does not and will not (a) contravene the terms of any of such Person's Organization Documents; (b) conflict with or result in any breach, termination, or contravention of, or constitute a default under, or require any payment to be made under (i) any Material Contract or any Material Indebtedness to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; (c) result in or require the creation of any Lien upon any asset of any Loan Party (other than Liens in favor of the Agent under the Security Documents); or (d) violate any applicable Law, except in the case of clauses (b)(ii) and (d), to the extent that such conflict or violation would not reasonably be expected to result in a Material Adverse Effect.

5.03        Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, except for (a) the perfection or maintenance of the Liens created under the Security Documents (including the first priority nature thereof subject to the Second Lien Intercreditor Agreement) or (b) such as have been obtained or made and are in full force and effect.

5.04        Binding Effect. This Agreement has been, and each other Loan Document, when delivered, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, subject to (a) applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at Law, and (b) the need for filings and registrations necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Credit Parties.

5.05        Financial Statements; No Material Adverse Effect.

(a)          The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all Material Indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

(b)          The unaudited Consolidated balance sheet of the Borrower and its Subsidiaries dated March 31, 2018, and the related Consolidated statements of income or operations, Shareholders’ Equity and cash flows for the Fiscal Quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

(c)          Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(d)          To the best knowledge of the Borrower, no Internal Control Event exists or has occurred since the date of the Audited Financial Statements that has resulted in or could reasonably be expected to result in a misstatement in any material respect, (i) in any financial information delivered or to be delivered to the Agent or the Lenders, (ii) of covenant compliance calculations provided hereunder or (iv) of the assets, liabilities, financial condition or results of operations of the Borrower and its Subsidiaries on a Consolidated basis.

(e)           The Consolidated forecasted balance sheet and statements of income and cash flows of the Borrower and its Subsidiaries delivered pursuant to Section 6.01(c) were prepared in good faith on the basis of the assumptions stated therein, which assumptions were reasonable in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Loan Parties’ best estimate of its future financial performance, it being recognized by the Lenders that projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by the projections may differ from the projected results included in such projections.

5.06        Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Loan Parties after due and diligent investigation, threatened or contemplated, at Law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any of its Subsidiaries or against any of its properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect.

5.07        No Default. No Loan Party or any Subsidiary is in default under or with respect to, any Material Contract or any Material Indebtedness. As of the First Amendment Effective Date, no Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.08        Ownership of Property; Liens

(a)          Each of the Loan Parties has good marketable title in fee simple to or valid leasehold interests or use rights in, all Real Estate necessary in the ordinary conduct of its business, except for (i) Permitted Encumbrances, and (ii) such defects in, or failures to have, title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Loan Parties and each of their Subsidiaries has good and marketable title to, or valid licenses to use, all personal property and assets material to the ordinary conduct of its business except for such defects in, or failures to have, title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)          Schedule 5.08(b)(1) sets forth the address (including street address, county and state) of all Real Estate (excluding Leases, easements, rights of way and similar rights) that is owned by the Loan Parties, together with a list of the holders of any mortgage or other Lien thereon as of the First Amendment Effective Date. Schedule 5.08(b)(2) sets forth the address (including street address, county and state) of all material Leases of the Loan Parties, together with the name of each lessor and its contact information with respect to each such Lease as of the First Amendment Effective Date. Each of such Leases is in full force and effect and the Loan Parties are not in default of any material term thereof.

5.09        Environmental Compliance.

(a)          No Loan Party (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability, except, in each case (i) to (iv), as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)          Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) none of the properties currently owned or operated by any Loan Party is listed or, to the knowledge of the Loan Parties proposed for listing, on the NPL or on the CERCLIS; (ii) to the knowledge of the Loan Parties, there are no underground or above-ground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being treated, stored or disposed on any property currently owned or operated by any Loan Party; (iii) there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party; and (iv) Hazardous Materials have not been released, discharged or disposed of on any property currently owned or operated by any Loan Party in violation of any Environmental Law.

(c)          No Loan Party is undertaking, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law, except, in each case, as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and to the knowledge of the Loan Parties, all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently owned or operated by any Loan Party have been disposed of in a manner not reasonably expected to have a Material Adverse Effect.

5.10        Insurance. The properties of the Loan Parties are insured with financially sound and reputable insurance companies which are not Affiliates of the Loan Parties, in such, with such deductibles and covering such risks (including, without limitation, workmen’s compensation, public liability, business interruption, property damage and directors and officers liability insurance) as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Loan Parties operates. Schedule 5.10 sets forth a description of all insurance maintained by or on behalf of the Loan Parties as of the First Amendment Effective Date. As of the First Amendment Effective Date, each insurance policy listed on Schedule 5.10 and MSLO Key Man Policy are in full force and effect and all premiums in respect thereof that are due and payable have been paid.

5.11        Taxes. The Loan Parties and each of their Subsidiaries (a) have filed all United States federal, state and other material tax returns and reports required to be filed, and (b) have paid all United States federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except in each case of clauses (a) and (b), those (i) which are being contested in good faith by appropriate proceedings being diligently conducted, for which adequate reserves have been provided in accordance with GAAP or (ii) as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no proposed tax assessment against any Loan Party that would, if made, have a Material Adverse Effect. No Loan Party or any Subsidiary thereof is a party to any tax sharing agreement.

5.12        ERISA Compliance.

(a)          Each Pension Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other U.S. federal or state Laws, except where any failure could not reasonably be expected to have a Material Adverse Effect. Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service. To the knowledge of the Borrower, nothing has occurred that would prevent or cause the loss of such tax-qualified status.

(b)          There are no pending or, to the knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no non-exempt prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)           (i) No ERISA Event has occurred, and neither the Borrower nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan; (ii) the Borrower and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) neither the Borrower nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (iv) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (v) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan, except, in each of clauses (i) through (v), as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(d)          The Borrower represents and warrants as of the First Amendment Effective Date that the Borrower is not and will not be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Plans in connection with the Loans, the Letters of Credit or the Aggregate Commitments.

5.13        Subsidiaries; Equity Interests. As of the First Amendment Effective Date, the Loan Parties have no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13, which Schedule sets forth the legal name, jurisdiction of incorporation or formation and authorized Equity Interests of each such Subsidiary. All of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by a Loan Party in the amounts specified on Part (a) of Schedule 5.13 free and clear of all Liens except for those Liens created under the Security Documents, Liens permitted by clause (p) of the definition of “Permitted Encumbrances” and Permitted Encumbrances having priority over the Lien of the Credit Parties under applicable Laws. Except as set forth in Schedule 5.13, there are no outstanding rights to purchase any Equity Interests in any Subsidiary. As of the First Amendment Effective Date, the Loan Parties have no equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 5.13. All of the outstanding Equity Interests in the Loan Parties have been validly issued, and are fully paid and non-assessable and are owned in the amounts specified on Part (c) of Schedule 5.13 free and clear of all Liens except for those Liens created under the Security Documents and Permitted Encumbrances having priority over the Liens of the Credit Parties under applicable Laws. The copies of the Organization Documents of each Loan Party and each amendment thereto provided on the Third Restatement Date are true and correct copies of each such document, each of which is valid and in full force and effect.

5.14        Margin Regulations; Investment Company Act.

(a)          No Loan Party is engaged or will be engaged, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. None of the proceeds of the Loans shall be used directly or indirectly for the purpose of purchasing or carrying any margin stock, for the purpose of reducing or retiring any Indebtedness that was originally incurred to purchase or carry any margin stock or for any other purpose that might cause any of the Loans to be considered a “purpose credit” within the meaning of Regulations T, U, or X issued by the FRB.

(b)          None of the Loan Parties, any Person Controlling any Loan Party, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

5.15        Disclosure. Each Loan Party and each of their Subsidiaries has disclosed to the Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters known to it, that, in each case, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. As of the First Amendment Effective Date, no report, financial statement, certificate or other information relating to the Borrower or any of its Subsidiaries (other than any information of a general economic or industry specific nature and third party consultants reports) furnished by or on behalf of any Loan Party to the Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished prior to the execution hereof or thereof) when taken as a whole contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, after giving effect to any supplements thereto, not materially misleading; provided that, with respect to projected financial information, the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

5.16         Compliance with Laws. Each of the Loan Parties and each of their Subsidiaries is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.17         Intellectual Property; Licenses, Etc. The Loan Parties and each of their Subsidiaries own, or are licensed to use, all Material Intellectual Property, and the use thereof by the Loan Parties or their Subsidiaries does not infringe upon the rights of any other Person. All items of Material Intellectual Property as of the First Amendment Effective Date are: (a) subsisting and have not been adjudged invalid or unenforceable, in whole or part; and (b) to the knowledge of the Loan Parties, valid, in full force and effect and not in known conflict with the rights of any Person. The Loan Parties have made all filings and recordations necessary in the exercise of reasonable and prudent business judgment to protect their interests in the Material Intellectual Property in the United States Patent and Trademark Office, and the United States Copyright Office, as appropriate, including, the performance of all acts and the payment of all required fees and taxes to maintain each and every item of Material Intellectual Property in full force and effect. As of the First Amendment Effective Date, no litigation is pending or, to the knowledge of any Loan Party, threatened which contains allegations respecting the validity, enforceability, infringement or ownership of any of the Material Intellectual Property. No Loan Party is in breach of or default under the provisions of any of the Material Licenses, nor is there any event, fact, condition or circumstance which, with notice or passage of time or both, would constitute or result in a conflict, breach, default or event of default under, any of the foregoing which reasonably could be expected to result in, either individually or in the aggregate, a Material Adverse Effect.

5.18        Security Documents. The Security Agreement creates in favor of the Agent, for the benefit of the Credit Parties, a valid and enforceable security interest in the Collateral (as defined in the Security Agreement), the enforceability of which is subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at Law. The UCC financing statements and other filings delivered by the Loan Parties on or prior to the First Amendment Effective Date are or were, as applicable, in appropriate form for filing in the applicable offices. Upon such filings and/or the obtaining of “control” (as such term is defined in the UCC) to the extent required by the Loan Documents (and, in the case of Intellectual Property that is issued by, or registered or applied for in, the United States Copyright Office and constituting Collateral, the filing and recordation of the Copyright Security Agreement with the United States Copyright Office, the Agent will have a perfected Lien on, and security interest in, to and under all right, title and interest of the grantors thereunder in all Collateral that may be perfected in the United States by filing, recording or registering a financing statement or analogous document (including without limitation the proceeds of such Collateral subject to the limitations relating to such proceeds in the UCC) (it being understood that subsequent recordings in the United States Copyright Office may be necessary to perfect a Lien on registered Copyrights acquired by the Loan Parties after the First Amendment Effective Date).

5.19        Solvency. Immediately after giving effect to the transactions contemplated by this Agreement, and before and immediately after giving effect to each Revolving Credit Extension, the Loan Parties, on a Consolidated basis, are Solvent. No transfer of property has been or will be made by any Loan Party and no obligation has been or will be incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of any Loan Party.

5.20        Deposit Accounts. Annexed hereto as Schedule 5.20 is a list of all Deposit Accounts maintained by the Loan Parties as of the First Amendment Effective Date, which Schedule includes, with respect to each Deposit Account (a) the name and address of the depository; (b) the account number(s) maintained with such depository; (c) a contact person at such depository, and (d) the identification of each Blocked Account Bank.

5.21        Brokers. No broker or finder brought about the obtaining, making or closing of the Loans or transactions contemplated by the Loan Documents, and no Loan Party or Affiliate thereof has any obligation to any Person in respect of any finder’s or brokerage fees in connection therewith.

5.22        Material Contracts. Schedule 5.22 sets forth all Material Contracts (other than Material Licenses set forth on Schedule 5.17) to which any Loan Party is a party or is bound as of the First Amendment Effective Date. The Loan Parties have delivered true, correct and complete copies of such Material Contracts to the Agent on or before the First Amendment Effective Date. The Loan Parties are not in breach or in default in any material respect of or under any Material Contract and have not received any notice of default under, or of the intention of any other party thereto to terminate, any Material Contract.

5.23        Sanctions Concerns and Anti-Corruption Laws.

(a)          No Loan Party, nor any Subsidiary, nor, to the knowledge of the Loan Parties, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity that is, or is owned or controlled by any individual or entity that is (i) currently the subject or target of any Sanctions, (ii) included on OFAC’s List of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority or (iii) located, organized or resident in a Designated Jurisdiction.

(b)          The Loan Parties and their Subsidiaries have conducted their business in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other similar anti-corruption legislation in other jurisdictions, and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws and applicable Sanctions, and to the knowledge of the Borrower, the Loan Parties and their Subsidiaries are in compliance with such anti-corruption laws and applicable Sanctions in all material respects.

5.24        Beneficial Ownership Certification

As of the First Amendment Effective Date, the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects.

ARTICLE VI

AFFIRMATIVE COVENANTS

So long as any Loan or other Obligation hereunder shall remain unpaid or unsatisfied (other than contingent indemnification claims for which a claim has not been asserted), or any Letter of Credit shall remain outstanding, the Loan Parties shall and shall cause their Subsidiaries to:

6.01        Financial Statements. Deliver to the Agent for further distribution to the Lenders, in form and detail satisfactory to the Agent:

(a)          as soon as available, but in any event within 90 days after the end of each Fiscal Year of the Borrower, a Consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such Fiscal Year, and the related consolidated statements of income or operations, Shareholders’ Equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and unqualified opinion of a Registered Public Accounting Firm of nationally recognized standing reasonably acceptable to the Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit;

(b)          as soon as available, but in any event within 45 days after the end of each Fiscal Quarters of each Fiscal Year of the Borrower (other than the last Fiscal Quarter of each Fiscal Year of the Borrower), a Consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such Fiscal Quarter, and the related consolidated statements of income or operations, Shareholders’ Equity and cash flows for such Fiscal Quarter and for the portion of the Borrower’s Fiscal Year then ended, setting forth in each case in comparative form the figures for (A) such period set forth in the projections delivered pursuant to Section 6.01(d) hereof, (B) the corresponding Fiscal Quarter of the previous Fiscal Year and (C) the corresponding portion of the previous Fiscal Year, all in reasonable detail, certified by a Responsible Officer of the Borrower as fairly presenting the financial condition, results of operations, Shareholders’ Equity and cash flows of the Borrower and its Subsidiaries as of the end of such Fiscal Quarter in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

(c)          solely to the extent prepared by the Borrower in the ordinary course of business, then as soon as available, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of each Fiscal Month of each Fiscal Year of the Borrower, and the related consolidated statements of income or operations, Shareholders’ Equity and cash flows for such Fiscal Month, certified by a Responsible Officer of the Borrower as fairly presenting the financial condition, results of operations, Shareholders’ Equity and cash flows of the Borrower and its Subsidiaries as of the end of such Fiscal Month in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

(d)          as soon as available, but in any event at least 30 days before the end of each Fiscal Year of the Borrower, forecasts prepared by management of the Borrower, representing the Borrower’s good faith estimate of future financial performance and based on assumptions believed by the Borrower to be fair and reasonable in light of current market conditions and consistent with historical practices and otherwise in form and based upon assumptions reasonably satisfactory to the Agent, of the consolidated balance sheets and statements of income or operations and cash flows, and projections of royalty revenues, of the Borrower and its Subsidiaries on a quarterly (or, solely to the extent prepared by the Borrower in the ordinary course of business, monthly) basis for the immediately following Fiscal Year (including the Fiscal Year in which the Maturity Date occurs), and as soon as available, any significant revisions to such forecast with respect to such Fiscal Year.

6.02        Certificates; Other Information. Deliver to the Agent for further distribution to the Lenders, in form and detail satisfactory to the Agent:

(a)          concurrently with the delivery of the financial statements referred to in Section 6.01(a), a certificate of its Registered Public Accounting Firm certifying such financial statements and stating that in making the examination necessary for their certification of such financial statements, such Registered Public Accounting Firm has not obtained any knowledge of the existence of any Default or Event of Default under Section 7.15 hereof or, if any such Default or Event of Default shall exist, stating the nature and status of such event;

(b)          concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b) (other than the financial statements delivered for the last Fiscal Quarter of each Fiscal Year of the Borrower) (i) a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower, and in the event of any change in generally accepted accounting principles used in the preparation of such financial statements, the Borrower shall also provide a statement of reconciliation conforming such financial statements to GAAP and (ii) a copy of management’s discussion and analysis with respect to such financial statements;

(c)          concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), financial statements with respect to any Excluded Subsidiaries of the Loan Parties;

(d)          promptly upon receipt, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Borrower by its Registered Public Accounting Firm in connection with the accounts or books of the Loan Parties, or any audit of any of them, including, without limitation, specifying any Internal Control Event;

(e)          promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934 or with any national securities exchange;

(f)           as soon as available, but in any event within 15 days after the end of each Fiscal Quarters of each Fiscal Year of the Borrower, an updated report of the royalty revenue summary by brand and related licensing detail with respect to the Material Licenses of the Loan Parties and any Subsidiary, as prepared on a trailing twelve-month basis and including comparisons to the projected royalty revenue of the Loan Parties delivered as part of the projections set forth in Section 6.01(d) above;

(g)          prior to the consummation of any Permitted Acquisition, the Borrower shall provide the Agent with an updated calculation of the Loan to Value Ratio covenant as set forth in Section 7.15(b) hereof;

(h)          as soon as available, but in any event within 15 days after the end of each Fiscal Year of the Borrower, a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for the Loan Parties and containing such additional information as the Agent, or any Lender through the Agent, may reasonably specify;

(i)           promptly after the Agent’s request therefor, copies of all Material Contracts and documents evidencing Material Indebtedness;

(j)           promptly, and in any event within five Business Days after receipt thereof by the Borrower, copies of each notice or other correspondence received from any Governmental Authority (including, without limitation, the SEC (or comparable agency in any applicable non-U.S. jurisdiction)) concerning any proceeding with, or investigation or possible investigation or other inquiry by such Governmental Authority regarding financial or other operational results of any Loan Party or any other matter which, if adversely determined, could reasonably expected to have a Material Adverse Effect;

(k)          promptly, any material amendments, modifications or waivers with respect to any Material Contract or Material License;

(l)           promptly, any Material License entered into by a Loan Party or its Subsidiary;

(m)         promptly following any reasonable request therefor, provide information and documentation reasonably requested by the Agent or any Lender which are necessary for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Act and the Beneficial Ownership Regulation; and

(n)          promptly, such additional information regarding the business affairs, financial condition or operations of any Loan Party, or compliance with the terms of the Loan Documents, as the Agent or any Lender may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a) or (b), or Section 6.02 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Agent have access (whether a commercial, third-party website or whether sponsored by the Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Agent or such Lender and (ii) the Borrower shall notify the Agent (by electronic mail) of the posting of any such documents and provide to the Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Loan Parties with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

6.03        Notices. Deliver written notice to the Agent for further distribution to the Lenders:

(a)          of the occurrence of any Default or Event of Default;

(b)          of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect;

(c)          of any breach or non-performance of, or any default under, a Material Contract or with respect to Material Indebtedness of any Loan Party that has resulted or could reasonably be expected to result in a Material Adverse Effect;

(d)          of any dispute, litigation, investigation, proceeding or suspension between any Loan Party and any Governmental Authority, or the commencement of, or any material development in, any litigation or proceeding affecting any Loan, including pursuant to any applicable Environmental Laws, in each case that has resulted or could reasonably be expected to result in a Material Adverse Effect;

(e)          of the occurrence of any ERISA Event that has resulted or could reasonably be expected to result in a Material Adverse Effect;

(f)           of any change in the Borrower’s senior executive officers;

(g)          of the discharge by the Borrower of its present Registered Public Accounting Firm or any withdrawal or resignation by such Registered Public Accounting Firm;

(h)          of the filing of any Lien for unpaid Taxes against any Loan Party that has resulted or could reasonably be expected to result in a Material Adverse Effect;

(i)           of the Borrower’s obtaining knowledge that any application or registration relating to any Material Intellectual Property (whether now or hereafter existing) may become abandoned or dedicated, or of any material adverse determination or material development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding the Borrower’s ownership of any Material Intellectual Property; and

(j)           of the failure to renew, or the cancelation of, any Material License.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto.

Documents required to be delivered pursuant to this Section 6.03 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender, the L/C Issuer and the Agent have access (whether a commercial, third-party website or whether sponsored by the Agent); provided that the Borrower shall notify the Agent (by electronic mail) of the posting of any such documents and provide to the Agent by electronic mail electronic versions (i.e., soft copies) of such documents.

6.04        Payment of Obligations. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, (b) all lawful claims (including, without limitation, claims of landlords, warehousemen, customs brokers, freight forwarders, consolidators, and carriers) which, if unpaid, would by Law become a Lien upon its property (other than Permitted Encumbrances); and (c) all Material Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness, except, in each case, where (i) the validity or amount thereof is being contested in good faith by appropriate proceedings and such Loan Party has set aside on its books adequate reserves with respect thereto in accordance with GAAP, or (ii) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

6.05        Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization or formation except in a transaction permitted by Section 7.04 or 7.05; and (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect. Notwithstanding the foregoing, no provision herein or in any other Loan Document shall be deemed to restrict the dissolution of any Immaterial Subsidiary, and such dissolution is expressly permitted hereunder.

6.06        Maintenance of Properties; Material Intellectual Property

(a)           (i) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear, casualty and condemnation excepted; and (ii) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b)          (i) Maintain all Material Intellectual Property in order that such Material Intellectual Property will be (A) subsisting and not adjudged invalid or unenforceable, in whole or part and (B) valid, in full force and effect and not in known conflict with the rights of any Person; (ii) make all filings and recordations necessary in the exercise of reasonable and prudent business judgment to protect such Loan Party’s interest in the Material Intellectual Property in the United States Patent and Trademark Office and the United States Copyright Office; (iii) perform all acts and pay all required fees and taxes to maintain each and every item of the Material Intellectual Property in full force and effect; and (iv) use commercially reasonable efforts to enforce all material provisions relating to quality assurance of products and services set forth in any Material License. For clarity, if any Loan Party determines, in its reasonable judgment, that any items of Intellectual Property which do not constitute Material Intellectual Property is no longer used or useful or of material value, such Loan Party may abandon, cancel or cease to protect such non- Material Intellectual Property.

6.07        Maintenance of Insurance.

(a)          (i) Maintain with financially sound and reputable insurance companies reasonably acceptable to the Agent and not Affiliates of the Loan Parties, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business and operating in the same or similar locations or as is required by Law, of such types as are customarily carried under similar circumstances by such other Persons and as are reasonably acceptable to the Agent and (ii) MSLO Key Man Policy, in each case in such amounts as are customarily carried under similar circumstances by such other Persons and as are reasonably acceptable to the Agent.

(b)          Cause each such policy referred to in clause (a)(i) above (i) to be endorsed to name the Agent as an additional insured or a lender’s loss payee, as applicable, in a form reasonably satisfactory to the Agent, and (ii) to provide that it shall not be canceled, modified or not renewed (x) by reason of nonpayment of premium except upon not less than ten (10) days’ prior written notice thereof by the insurer to the Agent (giving the Agent the right to cure defaults in the payment of premiums) or (y) for any other reason except upon not less than thirty (30) days’ prior written notice thereof by the insurer to the Agent.

(c)          Deliver to the Agent, prior to the cancellation, modification or non-renewal of any such policy of insurance referred to in clause (a) above, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Agent, including an insurance binder) together with evidence satisfactory to the Agent of payment of the premium therefor.

(d)          Cause MSLO Key Man Policy to be collaterally assigned in favor of the Second Lien Agent, for the benefit of the lenders under the Second Lien Credit Agreement, in form and substance reasonably satisfactory to the Second Lien Agent; provided that if the Second Lien Agent does not require a collateral assignment of such MSLO Key Man Policy or the Second Lien Facility Termination has occurred, the Loan Parties shall cause such MSLO Key Man Policy to be collaterally assigned in favor of the Agent, for the benefit of the Credit Parties.

None of the Credit Parties, or their agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 6.07. Each Loan Party shall look solely to its insurance companies or any other parties other than the Credit Parties for the recovery of such loss or damage and such insurance companies shall have no rights of subrogation against any Credit Party or its agents or employees. If, however, the insurance policies do not provide waiver of subrogation rights against such parties, as required above, then the Loan Parties hereby agree, to the extent permitted by Law, to waive their right of recovery, if any, against the Credit Parties and their agents and employees. The designation of any form, type or amount of insurance coverage by any Credit Party under this Section 6.07 shall in no event be deemed a representation, warranty or advice by such Credit Party that such insurance is adequate for the purposes of the business of the Loan Parties or the protection of their properties.

6.08        Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been set aside and maintained by the Loan Parties in accordance with GAAP; (b) such contest effectively suspends enforcement of the contested Laws, and (c) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.09        Books and Records; Accountants.

(a)          Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Loan Parties.

(b)          At all times retain Grant Thornton LLP, any other Registered Public Accounting Firm of nationally recognized standing, or another Registered Public Accounting Firm which is reasonably satisfactory to the Agent, and, subject to the limitation set forth in Section 6.10 below, instruct such Registered Public Accounting Firm to cooperate with, and be available to, the Agent or its representatives to discuss the Loan Parties’ financial performance, financial condition, operating results, controls, and such other matters, within the scope of the retention of such Registered Public Accounting Firm, as may be raised by the Agent.

6.10        Inspection Rights; Appraisals of Intellectual Property.

(a)          Permit representatives and independent contractors, including consultants, of the Agent to visit and inspect, under guidance of officers of the Borrower, any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its officers, and Registered Public Accounting Firm, all at the expense of the Loan Parties and at such reasonable times during normal business hours and as often as may be reasonably desired (but absent the existence of a Default or Event of Default, the Borrower shall not be required to pay for more than two such visits and inspections in any calendar year) upon reasonable advance notice to the Borrower; provided however, that when a Default or an Event of Default exists the Agent (or any of its representatives or independent contractors) may do any of the foregoing at the expense of the Loan Parties as often as it deems appropriate and at any time during normal business hours and without advance notice.

(b)          Upon the request of the Agent after reasonable prior notice, permit the Agent or professionals (including appraisers) retained by the Agent to conduct (x) up to one (1) appraisal of the trade names and brands and other Intellectual Property of the Loan Parties in each calendar year of the Borrower at the Loan Parties’ expense and (y) up to one (1) additional appraisal of the trade names and brands and other Intellectual Property of the Loan Parties in each calendar year at the Lenders’ expense.

6.11        Additional Loan Parties. Notify the Agent at the time that any Person becomes a domestic Subsidiary, and promptly thereafter (and in any event within fifteen (15) Business Days or such longer period as may be agreed to by the Agent in its reasonable discretion), cause any such Person (a) which does not qualify as a Non-Guarantor Subsidiary to (i) become a Loan Party by executing and delivering to the Agent a Joinder to this Agreement or a Joinder to the Facility Guaranty or such other documents as the Agent shall deem appropriate for such purpose, (ii) grant a Lien to the Agent on such Person’s Intellectual Property and other assets of the same type that constitute Collateral (other than for the avoidance of doubt, Real Estate and other Excluded Property) to secure the Obligations, and (iii) deliver to the Agent documents of the types referred to in clauses (iii) and (iv) of Section 4.01(a) and opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (a)), and (b) if any Equity Interests or Indebtedness of such Person (other than an Excluded Subsidiary) are owned by or on behalf of any Loan Party, to pledge such Equity Interests and promissory notes evidencing such Indebtedness (except that, if such Subsidiary is a CFC, the Equity Interests of such Subsidiary to be pledged shall be limited to 65% of the outstanding voting Equity Interests of such Subsidiary and 100% of the non-voting Equity Interests of such Subsidiary, in each case in form, content and scope reasonably satisfactory to the Agent (it being understood that in no event shall the Borrower be required to take any action outside of the United States in order to create or perfect any security interest in any Equity Interests of a foreign Subsidiary and no foreign Law security or pledge agreements, deeds, filings or searches will be required). In no event shall compliance with this Section 6.11 waive or be deemed a waiver or Consent to any transaction giving rise to the need to comply with this Section 6.11 if such transaction was not otherwise expressly permitted by this Agreement or constitute or be deemed to constitute, with respect to any Subsidiary, an approval of such Person as a Borrower.

6.12         Cash Management.

(a)          Cause all Deposit Accounts that are concentration and controlled disbursement accounts of the Loan Parties to be maintained with Bank of America pursuant to such documentation as the Agent may reasonably request, including, without limitation, a Blocked Account Agreement satisfactory in form and substance to the Agent with respect to each such Deposit Account (collectively, the “Blocked Accounts”); provided that, so long as no Cash Control Event has occurred and is continuing, the Borrower shall be permitted to maintain up to $1,000,000 in the aggregate in any disbursement account(s) which are not held by Bank of America (such account(s), the “Excluded Accounts”); it being understood that no Blocked Account Control Agreements or other control agreements shall be required in respect of the Excluded Accounts; provided that, the aggregate amount on deposit in the Excluded Accounts does not exceed the amounts set forth above.

(b)          After the occurrence and during the continuance of a Cash Control Event, cause the ACH or wire transfer to the collection account maintained by the Agent at Bank of America (the “Collection Account”), no less frequently than daily, all cash receipts and collections received by each Loan Party from all sources, whether or not constituting Collateral, including, without limitation, the then entire ledger balance of each Blocked Account, Excluded Account or any other Deposit Account of the Loan Parties (in each case, net of any minimum balance, not to exceed $2,500.00 per account, as may be required to be kept in the subject Blocked Account or other Deposit Account by the applicable Blocked Account Bank or depository).

(c)          The Collection Account shall at all times be under the sole dominion and control of the Agent. The Loan Parties hereby acknowledge and agree that (i) the Loan Parties have no right of withdrawal from the Collection Account, (ii) the funds on deposit in the Collection Account shall at all times be collateral security for all of the Obligations and (iii) during the continuance of a Cash Control Event, the funds on deposit in the Collection Account shall be applied to the repayment of the Obligations as provided in this Agreement. In the event that, notwithstanding the provisions of this Section 6.12, any Loan Party receives or otherwise has dominion and control of any such cash receipts or collections, such receipts and collections shall be held in trust by such Loan Party for the Agent, shall not be commingled with any of such Loan Party’s other funds or deposited in any account of such Loan Party and shall, not later than the Business Day after receipt thereof, be deposited into the Collection Account or dealt with in such other fashion as such Loan Party may be instructed by the Agent.

(d)          Without limiting the provisions of this Section 6.12, during the continuance of a Cash Control Event, the Borrower shall maintain a minimum cash balance at all times of not less than $5,000,000 in a Blocked Account. Such amounts shall be used solely for such purposes as the Agent may agree in connection with the realization on the Collateral.

(e)          Upon the request of the Agent, cause bank statements and/or other reports to be delivered to the Agent not less often than monthly, accurately setting forth all amounts deposited in each Blocked Account to ensure the proper transfer of funds as set forth above.

6.13        Information Regarding the Collateral. Furnish to the Agent at least thirty (30) days prior written notice of any change in: (a) any Loan Party’s name; (b) the location of any Loan Party’s chief executive office, its principal place of business or any office in which it maintains books or records relating to Collateral owned by it; (c) any Loan Party’s organizational structure or jurisdiction of incorporation or formation; or (d) any Loan Party’s Federal Taxpayer Identification Number or organizational identification number assigned to it by its state of organization. The Loan Parties shall not effect or permit any change referred to in the preceding sentence unless all filings have been made or are made substantially concurrently therewith under the UCC or otherwise that are required in order for the Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest in all the Collateral for its own benefit and the benefit of the other Credit Parties.

6.14        Environmental Laws. Except in each case, where the failure to do so would not, individually or in the aggregate reasonably be expected to result in a Material Adverse Effect, (a) conduct its operations and keep and maintain its Real Estate in material compliance with all Environmental Laws; (b) obtain and renew all material environmental permits necessary for its operations and properties; and (c) implement any and all investigation, remediation, removal and response actions that are appropriate or necessary to maintain the value and marketability of the Real Estate or to otherwise comply with Environmental Laws pertaining to the presence, generation, treatment, storage, use, disposal, transportation or release of any Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate; provided however, that neither a Loan Party nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and adequate reserves have been set aside and are being maintained by the Loan Parties with respect to such circumstances in accordance with GAAP.

6.15         Further Assurances.

(a)          Execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), that may be required under any Law, or which the Agent may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Loan Parties (subject to the rights of the Loan Parties to dispose of the Collateral to the extent permitted herein). The Loan Parties also agree to provide to the Agent, from time to time upon request, evidence satisfactory to the Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

(b)          If any material assets of the type included in the Collateral as of the Third Restatement Date (excluding for the avoidance of doubt, any Real Estate or any other Excluded Property) are acquired by any Loan Party after the Third Restatement Date (other than assets constituting Collateral under the Security Documents that become subject to the perfected first-priority Lien under the Security Documents upon acquisition thereof and other than, for the avoidance of doubt, any Equity Interests of any Excluded Subsidiary or Equity Interests of a CFC in excess of the amount required to be pledged pursuant to Section 6.11), notify the Agent thereof, and the Loan Parties will cause such assets to be subjected to a Lien securing the Obligations and will take such actions as shall be necessary or shall be requested by any Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section 6.15, all at the expense of the Loan Parties (it being understood that in no event shall any Loan Party be required to take any action to create or perfect any security interest in any collateral outside of the United States and no foreign Law security or pledge agreements, foreign Law mortgages or deeds or foreign intellectual property filings or searches shall be required). In no event shall compliance with this Section 6.15(b) waive or be deemed a waiver or Consent to any transaction giving rise to the need to comply with this Section 6.15(b) if such transaction was not otherwise expressly permitted by this Agreement.

(c)          [Reserved].

6.16        Material Contracts. (a) Perform and observe all the terms and provisions of each Material License and each other Material Contract to be performed or observed by it, (b) maintain each such Material License and each other Material Contract in full force and effect except to the extent such Material License or other Material Contract is no longer used or useful in the conduct of the business of the Loan Parties in the ordinary course of business, consistent with past practices or unless such Material License is terminated and replaced with another Material License in the ordinary course of business, (c) enforce each such Material License and each other Material Contract in accordance with its terms, and (d) cause each of its Subsidiaries to do the foregoing, except, in each case, where the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect.

6.17        Right of First Refusal.

In connection with any Indebtedness to be incurred by a Loan Party or an Excluded Subsidiary to finance a Permitted Acquisition (except for Permitted Acquisitions for total consideration of less than $10,000,000 which are paid from the Loan Parties’ cash on hand and not from proceeds of Indebtedness), provide the Lenders with a bona fide right to provide the financing for such Permitted Acquisition pursuant to an Incremental Facility pursuant to Section 2.14 hereof or otherwise on substantially the same terms as set forth herein or on such other terms as may be mutually agreed among the Lenders and the Loan Parties (in each case acting in good faith). In the event that (a) the Lenders and the Loan Parties, after acting diligently and in good faith, are unable to reach agreement with respect to the commercial terms of such financing or (b) the Lenders decline or fail to respond to the offer to provide financing for such Permitted Acquisition, in each case within ten (10) Business Days after receipt of the request from the Loan Parties, the Loan Parties shall have no further obligations pursuant to this Section 6.17 and shall be permitted to pursue financing for the applicable Permitted Acquisition from alternate sources.

6.18         [Reserved].

ARTICLE VII

NEGATIVE COVENANTS

So long as any Loan or other Obligation hereunder shall remain unpaid or unsatisfied (other than contingent indemnification claims for which a claim has not been asserted), or any Letter of Credit shall remain outstanding, no Loan Party shall nor shall it permit any of its Subsidiaries to:

7.01        Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired or sign or file or suffer to exist under the UCC or any similar Law or statute of any jurisdiction a financing statement that names any Loan Party as debtor; sign or suffer to exist any security agreement authorizing any Person thereunder to file such financing statement; sell any of its property or assets subject to an understanding or agreement (contingent or otherwise) to repurchase such property or assets with recourse to it; or assign or otherwise transfer any accounts or other rights to receive income, other than, as to all of the above, Permitted Encumbrances.

7.02        Investments. Make any Investments, except Permitted Investments.

7.03        Indebtedness; Disqualified Stock; Equity Issuances

(a)          Create, incur, assume, guarantee, suffer to exist or otherwise become or remain liable with respect to, any Indebtedness, except Permitted Indebtedness;

(b)          Issue Disqualified Stock;

(c)          Issue and sell any Equity Interests (other than Disqualified Stock) except for (i) with respect to the Borrower, Qualified Stock so long as no Change of Control would result therefrom; and (ii) with respect to any Subsidiary of the Borrower (A) stock splits, stock dividends and additional issuances of Equity Interests which do not decrease the percentage ownership of the Borrower or any Subsidiary of the Equity Interests of such Subsidiary, (B) Subsidiaries of the Borrower formed or acquired after the Third Restatement Date may issue Equity Interests to (1) the Borrower or the direct or indirect Subsidiary of the Borrower which is to own such Equity Interests or (2) to any other Person with an ownership interest in such Subsidiary in each case in proportion to its ownership interest in such Subsidiary, (C) Subsidiaries of the Borrower may issue (1) directors qualifying shares to the extent required by applicable Laws and (2) shares to local nationals to the extent required by applicable Laws, (D) issuances in connection with any Permitted Acquisition and (E) any Subsidiary of the Borrower may issue and sell Equity Interests in connection with any Permitted Disposition. All Equity Interests issued to any Loan Party shall, to the extent required by any Security Document, be pledged as Collateral pursuant to the applicable Security Document; or

(d)          Permit any Excluded Subsidiary to create, incur, assume, guarantee, suffer to exist or otherwise become or remain liable with respect to any Indebtedness, except Indebtedness of an Excluded Subsidiary with respect to the purchase price for any Permitted Acquisition if the Lenders have determined not to provide such Indebtedness or have failed to respond to exercise their right of first refusal with respect to providing such Indebtedness as set forth in Section 6.17.

7.04        Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, (or agree to do any of the foregoing), except that, so long as no Default or Event of Default shall have occurred and be continuing prior to or immediately after giving effect to any action described below or would result therefrom:

(a)          any Subsidiary which is not a Loan Party (other than an Excluded Subsidiary) may merge with (i) a Loan Party; provided that the Loan Party shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries which are not Loan Parties, provided that when any wholly-owned Subsidiary is merging with another Subsidiary, the wholly-owned Subsidiary shall be the continuing or surviving Person;

(b)          any Excluded Subsidiary may merge with any other Excluded Subsidiary;

(c)          any Subsidiary which is a Loan Party may merge into any Subsidiary which is a Loan Party or into the Borrower; provided that in any merger involving the Borrower, the Borrower shall be the continuing or surviving Person;

(d)          [reserved]; and

(e)          in connection with a Permitted Acquisition, any Subsidiary (other than an Excluded Subsidiary) of a Loan Party may merge with or into or consolidate with any other Person or permit any other Person to merge with or into or consolidate with it; provided that (i) the Person surviving such merger shall be a wholly-owned Subsidiary of a Loan Party and such Person shall become a Loan Party in accordance with the provisions of Section 6.11 hereof, and (ii) in the case of any such merger to which any Loan Party is a party, such Loan Party is the surviving Person.

7.05        Dispositions. Make any Disposition, except Permitted Dispositions.

7.06        Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except:

(a)          each Subsidiary of a Loan Party may make Restricted Payments to any Loan Party or to another Subsidiary of the Borrower which is the immediate parent of the Subsidiary making such Restricted Payment;

(b)          the Loan Parties and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person;

(c)          if the Restricted Payment Conditions are satisfied, the Borrower may declare or pay cash dividends to its stockholders;

(d)          any non-wholly-owned Subsidiary of the Borrower may make Restricted Payments (which may be in cash) to its shareholders, members or partners generally, so long as the Borrower or its respective Subsidiary which owns the Equity Interest in the Subsidiary making such Restricted Payment receives at least its proportionate share thereof (based upon its relative holding of the Equity Interest in the Subsidiary making such Restricted Payment and taking into account the relative preferences, if any, of the various classes of Equity Interests of such Subsidiary);

(e)          the Borrower may declare or pay any cash dividend, or redeem, repurchase or otherwise acquire for value any outstanding Equity Interests in an amount not to exceed $10,000,000 in the aggregate if, immediately after giving effect thereto, the Loan to Value Ratio is less than 35%;

(f)           the Borrower may acquire Equity Interests in connection with the exercise of stock options, warrants or other convertible or exchangeable securities to the extent such Equity Interests represent a portion of the exercise price of those stock options, warrants or other convertible or exchangeable securities by way of cashless exercise;

(g)          the Borrower may redeem, repurchase or otherwise acquire for value, outstanding Equity Interests of the Borrower (or options or warrants to purchase Equity Interests of the Borrower) following the death, disability or termination of employment of officers, directors or employees of the Borrower or any of its Subsidiaries; provided that (x) the aggregate amount paid by the Borrower in cash in respect of all such redemptions or purchases shall not exceed $10,000,000 in respect of all such redemptions, purchases and payments in any twenty-four month period and (y) at the time of any cash dividend, purchase or payment permitted to be made pursuant to this Section 7.06(g), no Default or Event of Default shall then exist or result therefrom;

(h)          the Borrower may pay (x) all costs, fees and expenses in connection with any Permitted Acquisition consummated after the First Amendment Effective Date, in an amount not to exceed $5,000,000 in the aggregate for each Fiscal Year and (y) management fees to the extent permitted pursuant to Section 7.09(g) hereof; and

(i)           the Borrower may make Restricted Payments with the net proceeds of any key-man life insurance.

Notwithstanding the foregoing, if the Borrower or any of its Subsidiaries have received proceeds of any MSLO Key Man Policy, no Loan Party shall be permitted, nor shall it permit any of its Subsidiaries, to make Restricted Payments pursuant to clause (b), (c), (e), (g) or (i) if immediately after giving effect to such Restricted Payment, unrestricted cash on the balance sheet would be in an amount less than the aggregate amount of the Net Proceeds of such MSLO Key Man Policy required to prepay the Loans pursuant to Section 2.04(c)(ii).

7.07        Prepayments of Indebtedness. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner any Indebtedness for borrowed money, except (a) (i) as long as no Default or Event of Default then exists, regularly scheduled or mandatory repayments, repurchases, redemptions or defeasances of Permitted Indebtedness (other than the Second Lien Facility), (ii) (x) regularly scheduled payments and mandatory prepayments under the Second Lien Facility and any Permitted Refinancing thereof, (y) so long as no Default or Event of Default then exists, prepayments and other repurchases, redemptions or defeasances of the Second Lien Facility and any Permitted Refinancing thereof, in each case not in violation of the Second Lien Intercreditor Agreement and (z) the prepayment of up to $88,550,000 of the Indebtedness under the Second Lien Facility on the First Amendment Effective Date, (b) the purchase, redemption, defeasance or other acquisition or retirement of any Indebtedness of the Borrower or any Subsidiary or of any Equity Interests of the Borrower or any Subsidiary in exchange for, or out of the net cash proceeds of a contribution to the common equity of the Borrower or any Subsidiary, or a substantially concurrent sale of, Equity Interests (other than Disqualified Stock) of the Borrower or any Subsidiary and (c) the purchase, redemption, defeasance or other acquisition or retirement of Indebtedness with the net cash proceeds from an incurrence of any Permitted Refinancing thereof.

7.08        Change in Nature of Business. Engage in any line of business substantially different from the business conducted by the Loan Parties on the Third Restatement Date or any business substantially related or incidental thereto.

7.09        Transactions with Affiliates. Enter into, renew, extend or be a party to any transaction of any kind with any Affiliate of any Loan Party, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Loan Parties or such Subsidiary as would be obtainable by the Loan Parties or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate; provided that the foregoing restriction shall not apply to:

(a)          a transaction between or among the Loan Parties;

(b)          dividends may be paid to the extent provided in Section 7.06;

(c)          loans may be made and other transactions may be entered into by the Borrower and its Subsidiaries to the extent permitted by Sections 7.02, 7.03 and 7.04;

(d)          customary fees, indemnities and reimbursements may be paid to non-officer directors of the Borrower and its Subsidiaries;

(e)          the Borrower and its Subsidiaries may enter into, and may make payments under, employment agreements, employee benefits plans, stock option plans, indemnification provisions and other similar compensatory arrangements with officers, employees and directors of the Borrower and its Subsidiaries in the ordinary course of business;

(f)          Subsidiaries of the Borrower may pay management fees, licensing fees and similar fees to the Borrower or to any wholly-owned domestic Subsidiary of the Borrower that is a Guarantor; and

(g)          The Borrower may pay (x) all costs, fees and expenses in connection with any Permitted Acquisition consummated after the First Amendment Effective Date, in an amount not to exceed $5,000,000 in the aggregate for any Fiscal Year and (y) management fees to Tengram Capital Management L.P., its affiliates and employees in the ordinary course of business and consistent with prior practices.

7.10        Burdensome Agreements. Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability (i) of any Subsidiary (other than an Excluded Subsidiary) to make Restricted Payments or other distributions to any Loan Party or to otherwise transfer property to or invest in a Loan Party, (ii) of any Subsidiary (other than an Excluded Subsidiary) to Guarantee the Obligations, (iii) of any Subsidiary (other than an Excluded Subsidiary) to make or repay loans to a Loan Party, or (iv) of the Loan Parties to create, incur, assume or suffer to exist Liens on property of such Person in favor of the Agent; provided however, that this clause (iv) shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under clauses (c), or (d) of the definition of “Permitted Indebtedness” solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.

7.11        Use of Proceeds. Use the proceeds of any Loan, whether directly or indirectly, and whether immediately, incidentally or ultimately, (a) to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund Indebtedness originally incurred for such purpose, (b) use the proceeds of the Loans funded on the First Amendment Effective Date for any purposes other than (i) to pay existing Indebtedness (including Indebtedness under the Second Lien Facility), costs and expenses in connection with the consummation of the Transactions, (ii) to finance Capital Expenditures of the Loan Parties, and (iii) for working capital and other general corporate purposes or (c) use the proceeds of any incremental facility established pursuant to Section 2.14 for the purposes set forth in the applicable documentation relating to such incremental facility or to finance Permitted Acquisitions and for general corporate purposes, in each case of clauses (b) and (c), to the extent expressly permitted under Law and the Loan Documents.

7.12        Amendment of Material Documents; Material Licenses.

(a)          Amend, modify or waive any of a Loan Party’s rights under (i) its Organization Documents in a manner materially adverse to the Credit Parties, (ii) the Second Lien Credit Agreement or any other documentation relating to the Second Lien Facility that would shorten the maturity thereof or otherwise, when taken as a whole, be materially adverse to the Credit Parties or in a manner that would violate the Second Lien Intercreditor Agreement, or (iii) any Material License which would have a material adverse impact on the Lenders (as reasonably determined by the Agent), without the prior express written consent of the Agent.

(b)          Enter into any new Material Licenses unless such require each such licensee thereunder to pay any fees and other consideration thereunder into a Blocked Account.

7.13        Fiscal Year. Change the Fiscal Year of any Loan Party, or the accounting policies or reporting practices of the Loan Parties, except as required by GAAP.

7.14        Deposit Accounts. Open new Deposit Accounts (other than the Excluded Account) unless the Loan Parties shall have delivered to the Agent appropriate Blocked Account Agreements as required pursuant to Section 6.12 and otherwise satisfactory to the Agent.

7.15        Financial Covenants.

(a)          Positive Net Income. Permit the Consolidated Positive Net Income, as calculated on a quarterly basis, to be equal to or less than $0.

(b)          Loan to Value Ratio. Permit the sum of the outstanding Revolving Credit Extensions and the outstanding principal amount of the Tranche A Term Loan to be greater than the LTV Percentage multiplied by the Realizable Orderly Liquidation Value of the Loan Parties and With You, as applicable, as determined pursuant to the most recent appraisal conducted by or on behalf of the Agent with respect to such registered Trademarks pursuant to Section 6.10(b).

(c)          Consolidated First Lien Leverage Ratio. Permit the Consolidated First Lien Leverage Ratio as at the end of each Fiscal Quarter of the Borrower set forth below to be greater than the maximum ratio set forth in the table below opposite thereto.

Fiscal Quarter	Maximum First Lien Leverage Ratio

Fiscal Quarter ending September 30, 2018	3.875:1.00

Fiscal Quarter ending December 31, 2018	3.875:1.00

Fiscal Quarter ending March 31, 2019	3.875:1.00

Fiscal Quarter ending June 30, 2019	3.875:1.00

Fiscal Quarter ending September 30, 2019	3.625:1.00

Fiscal Quarter ending December 31, 2019	3.625:1.00

Fiscal Quarter ending March 31, 2020	3.625:1.00

Fiscal Quarter ending June 30, 2020	3.625:1.00

Fiscal Quarter ending September 30, 2020	3.375:1.00

Fiscal Quarter ending December 31, 2020	3.375:1.00

Fiscal Quarter ending March 31, 2021	3.375:1.00

Fiscal Quarter ending June 30, 2021	3.375:1.00

Fiscal Quarter ending September 30, 2021	3.125:1.00

Fiscal Quarter ending December 31, 2021	3.125:1.00

Fiscal Quarter ending March 31, 2022	3.125:1.00

Fiscal Quarter ending June 30, 2022	3.125:1.00

Fiscal Quarter ending September 30, 2022 and each Fiscal Quarter thereafter	2.875:1.00

7.16        Sanctions.

Directly or indirectly, use any Loan or any Revolving Credit Extension or the proceeds of any Loan or any Revolving Credit Extension, or lend, contribute or otherwise make available such Loan or any Revolving Credit Extension or the proceeds of any Loan or any Revolving Credit Extension to any Person, to fund any activities of or business with any Person, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as Lender, Arranger, Administrative Agent, L/C Issuer or otherwise) of Sanctions.

7.17        Anti-Corruption Laws.

Directly or indirectly, use any Loan or any Revolving Credit Extension or the proceeds of any Loan or any Revolving Credit Extension for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other similar anti-corruption legislation in other jurisdictions.

ARTICLE VIII

EVENTS OF DEFAULT AND REMEDIES

8.01        Events of Default. Any of the following shall constitute an Event of Default:

(a)          Non-Payment. The Borrower or any other Loan Party fails to pay (i) when and as required to be paid, any amount of principal of any Loan or any L/C Obligation, or deposit any funds as Cash Collateral in respect of L/C Obligations, or (ii) within three (3) Business Days of any due date therefor, interest on any Loan, any fee due hereunder, or any other amount payable hereunder or under any other Loan Document; or

(b)          Specific Covenants. Any Loan Party fails to perform or observe any term, covenant or agreement contained in any of (i) Sections 6.03(a), 6.05(a) (solely with respect to the Borrower, SQBG, Inc. and MSLO), 6.06(b)(i)(A), 6.17 or Article VII, or (ii) Sections 6.01, 6.02, or 6.03 (other than 6.03(a)) and such failure continues for 10 days, (iii) Section 6.06(b)(i)(B) and (ii) – (iv) and such failure continues for 10 days or (iv) Sections 6.11 or 6.13 and such failure continues for 15 days; or

(c)          Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days; or

(d)          Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

(e)          Cross-Default. Any Loan Party (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Material Indebtedness, or (B) fails to observe or perform any other agreement or condition relating to any such Material Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Material Indebtedness or the beneficiary or beneficiaries of any Guarantee thereof (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Material Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Material Indebtedness to be made, prior to its stated maturity or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or

(f)          Insolvency Proceedings, Etc. Any Loan Party institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or a proceeding shall be commenced or a petition filed, without the application or consent of such Person, seeking or requesting the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed and the appointment continues undischarged, undismissed or unstayed for 45 calendar days or an order or decree approving or ordering any of the foregoing shall be entered; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 45 calendar days, or an order for relief is entered in any such proceeding; or

(g)          Inability to Pay Debts; Attachment. (i) Any Loan Party becomes unable or admits in writing its inability or fails generally to pay its debts as they become due in the ordinary course of business, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issuance or levy; or

(h)          Judgments. There is entered against any Loan Party (i) one or more judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding $10,000,000 (to the extent not covered by independent third-party insurance as to which the insurer is rated at least “A” by A.M. Best Company, has been notified of the potential claim and does not dispute coverage), or (ii) any one or more non-monetary judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, is not in effect; or

(i)          ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $5,000,000 or which would reasonably likely result in a Material Adverse Effect, or (ii) a Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $5,000,000 or which would reasonably likely result in a Material Adverse Effect; or

(j)          Invalidity of Loan Documents. (i) Any material provision of any Loan Document, at any time after its execution and delivery and for any reason, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any material provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any material provision of any Loan Document, or purports to revoke, terminate or rescind any material provision of any Loan Document or seeks to avoid, limit or otherwise adversely affect any Lien purported to be created under any Security Document; or (ii) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party or any other Person not to be, a valid and perfected Lien on any Material Intellectual Property, Material License or any other material portion of the Collateral, with the priority required by the applicable Security Document, except to the extent that any lack of perfection or enforceability results from any act or omission of the Agent (so long as such act or omission does not result from the breach or non-compliance by a Loan Party with the terms of any Loan Document); or

(k)          Change of Control. There occurs any Change of Control; or

(l)          Cessation of Business. Except as otherwise expressly permitted hereunder and subject to any applicable cure period in connection with a breach of any applicable covenant with respect to the same, the Loan Parties, taken as a whole, shall take any action to suspend the operation of their business in the ordinary course or liquidate all or a material portion of their assets or business; or

(m)          Breach of Contractual Obligation. Any default or event of default occurs under a Material License which gives rise to a right of a party to such Material License to cease payment to, or excuses payment to, the Borrower thereunder, or the termination of any Material License unless either (i) the Borrower reasonably demonstrates to the Agent, based on good faith and reasonable forecasts, that the Borrower will remain in pro forma compliance with the provisions of Section 7.15 for a period of twelve months after the occurrence of such default or termination, or (ii) the Borrower is disputing such default in good faith based on reasonable grounds (as determined by the Agent in its reasonable discretion), or (iii) the Borrower enters into a substitute Material License and the Borrower reasonably demonstrates to the Agent, based on good faith and reasonable forecasts, that, immediately after giving effect to such substitute Material License, the Borrower will remain in pro forma compliance with the provisions of Section 7.15 for a period of twelve months after the occurrence of such default or termination; or

(n)          Indictment. Any director or senior officer of any Loan Party is (i) criminally indicted or convicted of a felony for fraud or dishonesty in connection with the Loan Parties’ business, unless such director or senior officer promptly resigns or is removed or replaced or (ii) charged by a Governmental Authority under any Law that would reasonably be expected to lead to forfeiture of any material portion of Collateral; or

(o)          Insolvency of Licensee. Any proceeding described in clause (f) above, whether voluntary or involuntary, shall commence with to respect any licensee under a Material License and shall continue for a period of 45 days, unless (i) the applicable licensee shall “assume” the applicable Material License under applicable bankruptcy Law, or (ii) either (A) the Borrower otherwise reasonably demonstrates to the Agent, based on good faith and reasonable forecasts, that the Borrower will remain in pro forma compliance with the provisions of Section 7.15 for a period of twelve months after the commencement of such proceeding or (B) the Borrower enters into a substitute Material License and the Borrower reasonably demonstrates to the Agent, based on good faith and reasonable forecasts, that, immediately after giving effect to such substitute Material License, the Borrower will remain in pro forma compliance with the provisions of Section 7.15 for a period of twelve months after the occurrence of such default or termination; or

(p)          Subordination. (i) The lien subordination provisions of the documents evidencing or governing the Second Lien Facility (the “Subordinated Provisions”) shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of the Second Lien Facility; or (ii) the Borrower or any other Loan Party shall, directly or indirectly, disavow or contest in any manner (A) the effectiveness, validity or enforceability of any of the Subordination Provisions, (B) that the Subordination Provisions exist for the benefit of the Credit Parties, or (C) that all payments of principal of or premium and interest on the Second Lien Facility, or realized from the liquidation of any property of any Loan Party, shall be subject to any of the Subordination Provisions.

8.02        Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Agent may, or, at the request of the Required Lenders shall, take any or all of the following actions:

(a)          declare the Revolving Commitments of each Revolving Lender and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such Revolving Commitments and obligations shall be terminated;

(b)          declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other Obligations to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Loan Parties;

(c)          require that the Loan Parties Cash Collateralize the L/C Obligations; and

(d)          whether or not the maturity of the Obligations shall have been accelerated pursuant hereto, proceed to protect, enforce and exercise all rights and remedies of the Credit Parties under this Agreement, any of the other Loan Documents or Law, including, but not limited to, by suit in equity, action at Law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations are evidenced, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Credit Parties;

provided however, that upon the occurrence of any Default or Event of Default with respect to any Loan Party under Section 8.01(f), the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans, all interest accrued thereon and all other Obligations shall automatically become due and payable, and the obligation of the Loan Parties to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Agent or any Lender.

No remedy herein is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at Law or in equity or by statute or any other provision of Law.

8.03        Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Obligations have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Agent in the following order:

First, to payment of that portion of the Obligations (excluding the Other Liabilities) constituting fees, indemnities, Credit Party Expenses and other amounts (including fees, charges and disbursements of counsel to the Agent and amounts payable under Article III) payable to the Agent;

Second, to payment of that portion of the Obligations (excluding the Other Liabilities) constituting indemnities (including indemnities due under Section 10.04 hereof), Credit Party Expenses, and other amounts (other than principal, interest and fees) payable to the Lenders and the L/C Issuer (including Credit Party Expenses to the respective Lenders and the L/C Issuer and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans (other than the Tranche A-1 Term Loan), L/C Borrowings and fees (including Letter of Credit Fees but excluding the Term Loan Early Termination Fee then owing), ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans (other than the Tranche A-1 Term Loan) and L/C Borrowings, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit;

Sixth, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Tranche A-1 Term Loan, ratably among the Lenders in proportion to the respective amounts described in this clause Sixth payable to them;

Seventh, to payment of that portion of the Obligations constituting unpaid principal of the Tranche A-1 Term Loan, ratably among the Lenders in proportion to the respective amounts described in this clause Seventh held by them;

Eighth, to payment of all other Obligations (including without limitation the cash collateralization of unliquidated indemnification obligations and the payment of the Term Loan Early Termination Fee then owing, but excluding any Other Liabilities), ratably among the Credit Parties in proportion to the respective amounts described in this clause Eighth held by them;

Ninth, to payment of that portion of the Obligations arising from Cash Management Services, ratably among the Credit Parties in proportion to the respective amounts described in this clause Ninth held by them;

Tenth, to payment of all other Obligations arising from Bank Products, ratably among the Credit Parties in proportion to the respective amounts described in this clause Tenth held by them; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Loan Parties or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

Excluded Swap Obligations with respect to any Loan Party shall not be paid with amounts received from such Loan Party, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Obligations otherwise set forth above in this Section.

8.04        Right to Cure.

(a)          Notwithstanding anything to the contrary contained in Section 8.01, in the event of any Event of Default under the financial covenant set forth in Section 7.15(b) and until the expiration of the fifteenth (15th) calendar day thereafter (such date, the “Cure Expiration Date”), the Borrower may designate and apply any portion of the Net Proceeds of any issuance of common Equity Interests of the Borrower or any cash capital contribution to the common equity of the Borrower, or any cash on hand of the Borrower, as a prepayment of the Loans in an amount (such amount, the “Cure Amount”) equal to the amount by which the amount of the outstanding Revolving Credit Extensions and the outstanding amount of the Tranche A Term Loan exceed the LTV Percentage of the Realizable Orderly Liquidation Value of the Loan Parties and With You, as applicable, as determined pursuant to the most recent appraisal conducted by or on behalf of the Agent with respect to such registered Trademarks pursuant to Section 6.10(b).

(b)          If, immediately after giving effect to the foregoing prepayment of the Loans, the Borrower shall then be in compliance with the requirements of Section 7.15(b), the Borrower shall be deemed to have satisfied the requirements of Section 7.15(b) as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable existing breach or default of Section 7.15(b) shall be deemed cured for this purpose of the Agreement; provided that, at any time any Default or Event of Default under the financial covenant set forth in Section 7.15(b) shall have occurred and be continuing, notwithstanding the delivery by the Borrower of written notice stating its intention to cure such Default or Event of Default, no Lender shall be required to make any extension of credit hereunder until the Cure Amount is actually received by the Agent.

ARTICLE IX

THE AGENT

9.01        Appointment and Authority.

Each of the Lenders (in its capacity as a Lender) and the L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the administrative agent and collateral agent hereunder and under the other Loan Documents and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof or thereof (including, without limitation, acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations), together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Agent and the other Credit Parties, and no Loan Party or any Subsidiary thereof shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

9.02        Rights as a Lender. The Person serving as the Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Loan Parties or any Subsidiary or other Affiliate thereof as if such Person were not the Agent hereunder and without any duty to account therefor to the Lenders.

9.03        Exculpatory Provisions. The Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Agent:

(a)          shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;

(b)          shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Agent is required to exercise as directed in writing by the Applicable Lenders; provided that the Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to any Loan Document or Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c)          shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Loan Parties or any of their Affiliates that is communicated to or obtained by the Person serving as the Agent or any of their Affiliates in any capacity.

The Agent shall not be liable for any action taken or not taken by it (i) with the Consent or at the request of the Applicable Lenders (as the Agent shall believe in good faith shall be necessary under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a final and non-appealable judgment of a court of competent jurisdiction.

The Agent shall not be deemed to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to the Agent by the Loan Parties, a Lender or the L/C Issuer. In the event that the Agent obtains such actual knowledge or receives such a notice, the Agent shall give prompt notice thereof to each of the other Credit Parties. Upon the occurrence of a Default or an Event of Default, the Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Applicable Lenders. Unless and until the Agent shall have received such direction, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to any such Default or Event of Default as it shall deem advisable in the best interest of the Credit Parties. In no event shall the Agent be required to comply with any such directions to the extent that the Agent believes that its compliance with such directions would be unlawful.

The Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agent.

9.04        Reliance by Agent. The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including, but not limited to, any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Agent shall have received written notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Agent may consult with legal counsel (who may be counsel for any Loan Party), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05        Delegation of Duties. The Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Agent. The Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Agent and any such sub-agent. The Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

9.06        Resignation of Agent. The Agent may at any time give written notice of its resignation to the Lenders, the L/C Issuer and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the Lenders and the L/C Issuer appoint a successor Agent meeting the qualifications set forth above; provided that if the Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any Collateral held by the Agent on behalf of the Lenders and the L/C Issuer under any of the Loan Documents, the retiring Agent shall continue to hold such collateral security until such time as a successor Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the Required Lenders appoint a successor Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Agent hereunder.

9.07        Non-Reliance on Agent and Other Lenders. Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. Except as provided in Section 9.11, the Agent shall not have any duty or responsibility to provide any Credit Party with any other credit or other information concerning the affairs, financial condition or business of any Loan Party that may come into the possession of the Agent.

9.08        Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Agent (irrespective of whether the principal of the Loans or L/C Obligations shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Agent shall have made any demand on the Loan Parties) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a)          to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer, the Agent and the other Credit Parties (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer, the Agent, such Credit Parties and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer, the Agent and such Credit Parties under Sections 2.06 and 10.04) allowed in such judicial proceeding; and

(b)          to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Agent and to pay to the Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agent and its agents and counsel, and any other amounts due the Agent under Sections 2.06 and 10.04.

Nothing contained herein shall be deemed to authorize the Agent to authorize or consent to or accept or adopt on behalf of any Credit Party any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Credit Party or to authorize the Agent to vote in respect of the claim of any Credit Party in any such proceeding.

9.09        Collateral and Guaranty Matters. The Credit Parties irrevocably authorize the Agent, at its option and in its discretion,

(a)          to release any Lien on any property granted to or held by the Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations for which no claim has been asserted) and the expiration, termination or Cash Collateralization of all Letters of Credit, (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) if approved, authorized or ratified in writing by the Applicable Lenders in accordance with Section 10.01;

(b)          to subordinate any Lien on any property granted to or held by the Agent under any Loan Document to the holder of any Lien on such property that is permitted by clause (i) of the definition of “Permitted Encumbrances”; and

(c)          to release any Guarantor from its obligations under the Facility Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

Upon request by the Agent at any time, the Applicable Lenders will confirm in writing the Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Facility Guaranty pursuant to this Section 9.09. In each case as specified in this Section 9.09, the Agent will, at the Loan Parties’ expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Facility Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.09.

9.10        Notice of Transfer. The Agent may deem and treat a Lender party to this Agreement as the owner of such Lender’s portion of the Obligations for all purposes, unless and until, and except to the extent, an Assignment and Acceptance shall have become effective as set forth in Section 10.06.

9.11        Reports and Financial Statements. By signing this Agreement, each Lender:

(a)          agrees to furnish the Agent at such frequency as the Agent may reasonably request) with a summary of all Other Liabilities due or to become due to such Lender. In connection with any distributions to be made hereunder, the Agent shall be entitled to assume that no amounts are due to any Lender on account of Other Liabilities unless the Agent has received written notice thereof from such Lender and if such notice is received, the Agent shall be entitled to assume that the only amounts due to such Lender on account of Other Liabilities is the amount set forth in such notice;

(b)          is deemed to have requested that the Agent furnish, and the Agent agrees to furnish, such Lender, promptly after they become available, copies of all financial statements required to be delivered by the Borrower hereunder;

(c)          is deemed to have requested that the Agent furnish, and the Agent agrees to furnish, such Lender, promptly after they become available, copies of all appraisals of the Collateral received by the Agent (collectively, the “Reports”);

(d)          expressly agrees and acknowledges that the Agent makes no representation or warranty as to the accuracy of the financial statements or Reports, and shall not be liable for any information contained in any financial statement or Report;

(e)          expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Agent or any other party performing any audit or examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties' books and records, as well as on representations of the Loan Parties' personnel;

(f)          agrees to keep all financial statements and Reports confidential in accordance with the provisions of Section 10.07 hereof; and

(g)          without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold the Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any Revolving Credit Extensions or any Loans that the indemnifying Lender has made or may make to the Borrower, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, the Loans; and (ii) to pay and protect, and indemnify, defend, and hold the Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including attorney costs) incurred by the Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

9.12        Agency for Perfection. Each Credit Party hereby appoints each other Credit Party as agent for the purpose of perfecting Liens for the benefit of the Credit Parties, in assets which, in accordance with Article 9 of the UCC or any other Law of the United States can be perfected only by possession or control. Should any Credit Party (other than the Agent) obtain possession or control of any such Collateral, such Credit Party shall notify the Agent thereof, and, promptly upon the Agent's request therefor shall deliver such Collateral to the Agent or otherwise deal with such Collateral in accordance with the Agent's instructions.

9.13        Indemnification of Agent. Without limiting the obligations of Loan Parties hereunder, to the extent that the Loan Parties for any reason fails to indefeasibly pay any amount required under Section 10.04 to be paid by them to the Agent (or any sub-agent thereof), the Lenders shall indemnify the Agent, any sub-agent thereof, the L/C Issuer and any Related Party, as the case may be ratably according to their Applicable Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Agent, any sub-agent thereof, the L/C Issuer and their Related Parties in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted to be taken by the Agent, any sub-agent thereof, the L/C Issuer and their Related Parties in connection therewith; provided that, no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent’s, any sub-agent’s, the L/C Issuer’s and their Related Parties’ gross negligence or willful misconduct as determined by a final and nonappealable judgment of a court of competent jurisdiction.

9.14        Relation among Lenders. The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Agent) authorized to act for, any other Lender.

ARTICLE X

MISCELLANEOUS

10.01      Amendments, Etc.

(a)           No amendment or waiver of any provision of this Agreement or any other Loan Document, and no Consent to any departure by any Loan Party therefrom, shall be effective unless in writing signed by the Agent, with the Consent of the Required Lenders, and the Borrower or the applicable Loan Party, as the case may be, and each such waiver or Consent shall be effective only in the specific instance and for the specific purpose for which given; provided however, that no such amendment, waiver or consent shall:

(i)          increase the Revolving Commitment of any Revolving Lender (or reinstate any Revolving Commitment terminated pursuant to Section 8.02) without the written consent of such Revolving Lender;

(ii)         as to any Lender, modify the amount of, or postpone any date fixed by this Agreement or any other Loan Document for, any scheduled payment (including the Maturity Date) or mandatory prepayment of principal, interest, fees (including, without limitation, fees pursuant to Section 2.08 hereof) or other amounts due hereunder or under any of the other Loan Documents without the written consent of such Lender,

(iii)        as to any Lender, reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing held by such Lender, or (subject to clause (ii) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document to or for the account of such Lender, without the written consent of such Lender; provided however, that only the Consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest or Letter of Credit Fees at the Default Rate;

(iv)        as to any Lender, change any provision of this Agreement, including, without limitation, Section 2.12 or Section 8.03, in a manner that would alter the pro rata sharing of payments required thereby without the written consent of such Lender;

(v)         change any provision of this Section or the definition of “Required Lenders”, or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

(vi)        except as expressly permitted hereunder or under any other Loan Document, release, or limit the liability of, any Loan Party without the written consent of each Lender;

(vii)       except for Permitted Dispositions or as provided in Section 9.09, release all or substantially all of the Collateral from the Liens of the Security Documents without the written consent of each Lender;

(viii)      modify the definition of “Permitted Overadvance” so as to increase the amount thereof or, except as otherwise provided in such definition, the time period for which a Permitted Overadvance may remain outstanding without the written consent of each Lender; and

(ix)         except as expressly permitted herein or in any other Loan Document, subordinate the Obligations hereunder or the Liens granted hereunder or under the other Loan Documents, to any other Indebtedness or Lien, as the case may be without the written consent of each Lender;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required above, affect the rights or duties of any Agent under this Agreement or any other Loan Document; and (iii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Revolving Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

(b)          Notwithstanding anything to the contrary in this Agreement or any other Loan Document, (x) no provider or holder of any Bank Products or Cash Management Services shall have any voting or approval rights hereunder (or be deemed a Lender) solely by virtue of its status as the provider or holder of such agreements or products or the Obligations owing thereunder, nor shall the consent of any such provider or holder be required (other than in their capacities as Lenders, to the extent applicable) for any matter hereunder or under any of the other Loan Documents, including as to any matter relating to the Collateral or the release of Collateral or any Loan Party, and (y) any Loan Document may be amended and waived with the consent of the Agent at the request of the Borrower without the need to obtain the consent of any other Lender if such amendment or waiver is delivered in order (i) to comply with local Law or advice of local counsel, (ii) to cure ambiguities or defects, (iii) to cause any Loan Document to be consistent with this Agreement and the other Loan Documents or (iv) to implement any incremental facility pursuant to the terms in Section 2.14 (in which case such amendment shall require the consent of the Additional Commitment Lenders providing such incremental facility).

(c)          If any Lender does not Consent (a “Non-Consenting Lender”) to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the Consent of each Lender and that has been approved by the Required Lenders, the Borrower may replace such Non-Consenting Lender in accordance with Section 10.13; provided that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Borrower to be made pursuant to this paragraph).

(d)          Notwithstanding any provision herein to the contrary, this Agreement may be amended with the written consent of the Required Lenders, the Agent and the Borrower (i) to add one or more additional revolving credit or term loan facilities to this Agreement, and to permit the extensions of credit and all related obligations and liabilities arising in connection therewith from time to time outstanding to share ratably (or, at the election of the Borrower and the relevant lenders providing such additional credit facilities, on a basis subordinated to the existing facilities hereunder) in the benefits of this Agreement and the other Loan Documents with the obligations and liabilities from time to time outstanding in respect of the existing facilities hereunder, (ii) in connection with the foregoing, to permit, as deemed appropriate by the Agent and approved by the Required Lenders, (x) to permit the relevant lenders providing such additional credit facilities to participate in any required vote or action required to be approved by the Required Lenders or by any other number, percentage or class of Lenders hereunder and (y) to change Section 2.12 or Section 8.03 or any other provision hereof relating to the pro rata sharing of payments among the Lenders as if the relevant lenders providing such additional credit facilities were a party to this Agreement on the First Amendment Effective Date and included in the definition of “Lenders”, as Lenders hereunder, as of the First Amendment Effective Date, and (iii) to make technical amendments as may be necessary or appropriate to the extent necessary to effectuate any of the amendments enumerated in this clause (d).

10.02      Notices; Effectiveness; Electronic Communications.

(a)          Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by electronic mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)          if to the Loan Parties, the Agent or the L/C Issuer, to the address, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

(ii)         if to any other Lender, to the address, electronic mail address or telephone number specified in writing to the Borrower and the Agent.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b)          Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Agent. The Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c)          Change of Address, Etc. Each of the Loan Parties, the L/C Issuer and the Agent may change its address, electronic mail address or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, electronic mail address or telephone number for notices and other communications hereunder by notice to the Borrower, the L/C Issuer and the Agent. In addition, each Lender agrees to notify the Agent from time to time to ensure that the Agent has on record (i) an effective address, contact name, telephone number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

(d)          Reliance by Agent, the L/C Issuer and Lenders. The Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices purportedly given by or on behalf of the Loan Parties even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Loan Parties shall indemnify the Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Loan Parties. All telephonic notices to and other telephonic communications with the Agent may be recorded by the Agent, and each of the parties hereto hereby consents to such recording.

10.03      No Waiver; Cumulative Remedies. No failure by any Credit Party to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided herein and in the other Loan Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law. Without limiting the generality of the foregoing, the making of the Loans or issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether any Credit Party may have had notice or knowledge of such Default or Event of Default at the time.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at Law in connection with such enforcement shall be instituted and maintained exclusively by, the Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuer; provided however, that the foregoing shall not prohibit (a) the Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Agent) hereunder and under the other Loan Documents, (b) the L/C Issuer from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer) hereunder and under the other Loan Documents, or (c) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.12); provided further, that if at any time there is no Person acting as Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clause (b) of the preceding proviso and subject to Section 2.12, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

10.04      Expenses; Indemnity; Damage Waiver.

(a)          Costs and Expenses. The Borrower shall pay all Credit Party Expenses.

(b)          Indemnification by the Loan Parties. The Loan Parties shall indemnify the Agent (and any sub-agent thereof), each other Credit Party, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless (on an after tax basis) from, any and all losses, claims, causes of action, damages, liabilities, settlement payments, costs, and related expenses (including the reasonable fees, charges and disbursements of any one counsel for the Indemnitees (and in the event of an actual conflict of interest, one additional counsel for such affected parties) and one additional counsel in each other applicable jurisdiction), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or the administration of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit, any bank advising or confirming a Letter of Credit and any other Person seeking to enforce the rights of a Borrower, beneficiary, transferee, or assignee or Letter of Credit proceeds or the holder of an instrument or document related to any Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Loan Party, or any Environmental Liability related in any way to any Loan Party, (iv) any claims of, or amounts paid by any Credit Party to, a Blocked Account Bank or other Person which has entered into a control agreement with any Credit Party hereunder, or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party or any of the Loan Parties’ directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of, or material breach of the obligations under this Agreement of, such Indemnitee, or (y) are due to disputes between and among Indemnitees (other than disputes involving any act or omission of the Borrower or any of its Affiliates (other than the claims of the Agent)). Without limiting the provisions of Section 3.01(c), this Section 10.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)          Waiver of Consequential Damages, Etc. To the fullest extent permitted by Law, the Loan Parties shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, the Loans or Letters of Credit or the use of the proceeds thereof.

(d)          Payments. All amounts due under this Section shall be payable on demand therefor.

(e)          Limitation of Liability. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(f)          Survival. The agreements in this Section shall survive the resignation of the Agent or the L/C Issuer, the assignment of the Loans by any Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

10.05      Payments Set Aside. To the extent that any payment by or on behalf of the Loan Parties is made to any Credit Party, or any Credit Party exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Credit Party in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Agent upon demand its Applicable Percentage (without duplication) of any amount so recovered from or repaid by the Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

10.06      Successors and Assigns.

(a)          Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder or under any other Loan Document without the prior written Consent of the Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of Section 10.06(b), (ii) by way of participation in accordance with the provisions of subsection Section 10.06(b), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.06(b) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Credit Parties) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)          Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Commitment and the Revolving Loans (including for purposes of this Section 10.06(b), participations in L/C Obligations), or its portion of the Tranche A Term Loan or Tranche A-1 Term Loan, as applicable, at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)          Minimum Amounts.

(A)         in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, no minimum amount need be assigned; and

(B)         in any case not described in subsection (b)(i)(A)of this Section, the aggregate amount of the Revolving Commitment (which for this purpose includes the Revolving Loans outstanding thereunder), or the principal outstanding balance of the Tranche A Term Loan or Tranche A-1 Term Loan, as applicable, of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Agent and, so long as no Default or Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

(ii)         Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of the sum of (x) all the assigning Lender's rights and obligations under this Agreement with respect to the Revolving Loans or the Revolving Commitment assigned, plus (y) all the assigning Lender’s rights and obligations under this Agreement with respect to the portion of the Tranche A Term Loan or Tranche A-1 Term Loan, as applicable, assigned (and for the avoidance of doubt, no Lender hereunder may assign (x) any portion of the Tranche A Term Loan or Tranche A-1 Term Loan, as applicable, of such Lender without assigning a proportionate amount of the Revolving Loans and Revolving Commitment of such Lender or (y) any portion of the Revolving Loans and Revolving Commitment of such Lender without assigning a proportionate amount of the Tranche A Term Loan or Tranche A-1 Term Loan, as applicable, of such Lender);

(iii)        Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A)         the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) a Default or Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund with respect to such Lender, and shall be deemed to have been given unless the Borrower has responded within five (5) Business Days of request therefor; and

(B)         the consent of the Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and

(iv)        Assignment and Assumption. The parties to each assignment shall execute and deliver to the Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided however, that the Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment.

(v)         No Assignment to Certain Persons. No such assignment shall be made (A) to the Loan Parties or any of the Loan Parties’ Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries or Affiliates, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural Person.

(vi)        Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Agent, the applicable pro rata share of Revolving Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Agent, the L/C Issuer or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Revolving Loans and participations in Letters of Credit in accordance with its Revolving Credit Facility Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.06(d).

(c)          Register. The Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders and Revolving Commitments and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Loan Parties, the Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.

(d)          Participations. (i) Any Lender may at any time, without the consent of, or notice to, the Loan Parties or the Agent, sell participations to any Person (other than a natural person or the Loan Parties or any of the Loan Parties’ Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender's rights and/or obligations under this Agreement (including its Revolving Commitment, if any, and/or all or a portion of the Loans (including such Lender’s participations in L/C Obligations) owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Loan Parties, the Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any Participant shall agree in writing to comply with all confidentiality obligations set forth in Section 10.07 as if such Participant was a Lender hereunder.

(ii) Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in clauses (i) through (iii) of the first proviso to Section 10.01 that affects such Participant. Subject to subsection (e) of this Section, the Loan Parties agree that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations therein, including the requirements under Section 3.01(e) (it being understood that the documentation required under Section 3.01(e) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.06(b). To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.12 as though it were a Lender.

(iii) Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any Loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.

(e)          Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Loan Parties, to comply with Section 3.01(e) as though it were a Lender.

(f)          Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)          Resignation as L/C Issuer after Assignment or Resignation. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Revolving Commitment and Loans pursuant to subsection (b) above, or resigns as Agent in accordance with the provisions of Section 9.06, Bank of America may, upon 30 days’ notice to the Borrower, resign as L/C Issuer. In the event of any such resignation as L/C Issuer, the Borrower shall be entitled to appoint from among the Revolving Lenders a successor L/C Issuer hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer. If Bank of America resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Revolving Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). Upon the appointment of a successor L/C Issuer and, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

10.07      Treatment of Certain Information; Confidentiality. Each of the Credit Parties agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates, Approved Funds, and to its and its Affiliates’ and Approved Funds’ respective partners, directors, officers, employees, agents, funding sources, attorneys, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority), (c) to the extent required by Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement (including any electronic agreement contained in any Platform) containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any Swap Contract relating to any Loan Party and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to any Credit Party or any of their respective Affiliates on a non-confidential basis from a source other than the Loan Parties.

For purposes of this Section, “Information” means all information received from the Loan Parties or any Subsidiary thereof relating to the Loan Parties or any Subsidiary thereof or their respective businesses, other than any such information that is available to any Credit Party on a non-confidential basis prior to disclosure by the Loan Parties or any Subsidiary thereof. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Credit Parties acknowledges that (a) the Information may include material non-public information concerning the Loan Parties or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with Law, including Federal and state securities Laws.

10.08      Right of Setoff. If an Event of Default shall have occurred and be continuing or if any Lender shall have been served with a trustee process or similar attachment relating to property of a Loan Party, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Agent or the Required Lenders, to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) or other property at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the Obligations now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer, regardless of the adequacy of the Collateral, and irrespective of whether or not such Lender or the L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or the L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Agent for further application in accordance with the provisions of Section 2.15 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Agent, the L/C Issuer and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify the Borrower and the Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.09      Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by Law (the “Maximum Rate”). If the Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans and other Obligations (other than Other Liabilities not then due and owing) or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.10      Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when it shall have been executed by the Agent and when the Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, pdf or other electronic transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

10.11      Survival. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Credit Parties, regardless of any investigation made by any Credit Party or on their behalf and notwithstanding that any Credit Party may have had notice or knowledge of any Default or Event of Default, and shall continue in full force and effect as long as the Loans or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding. Further, the provisions of Sections 3.01, 3.04, 3.05 and 10.04 and Article IX shall survive and remain in full force and effect regardless of the repayment of the Obligations, the expiration of the Letters of Credit or the termination of this Agreement or any provision hereof.

10.12      Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Agent or the L/C Issuer, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

10.13      Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights (other than its existing rights to payments pursuant to Section 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(a)          the Borrower shall have paid to the Agent the assignment fee specified in Section 10.06(b);

(b)          such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c)          in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(d)          such assignment does not conflict with Laws; and

(e)          in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

10.14      Governing Law; Jurisdiction; Etc.

(a)          GOVERNING LAW. This Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action, WHETHER IN LAW OR EQUITY, whether in contract or IN tort or otherwise based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of NEW yORK.

(b)          SUBMISSION TO JURISDICTION. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN ANY U.S. FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(c)          WAIVER OF VENUE. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN SUBSECTION (B) OF THIS SECTION. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)          SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

10.15      Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

10.16      No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby, the Loan Parties each acknowledge and agree that: (i) the credit facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Loan Parties, on the one hand, and the Credit Parties, on the other hand, and each of the Loan Parties is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, each Credit Party is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Loan Parties or any of their respective Affiliates, stockholders, creditors or employees or any other Person; (iii) none of the Credit Parties has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Loan Parties with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether any of the Credit Parties has advised or is currently advising any Loan Party or any of its Affiliates on other matters) and none of the Credit Parties has any obligation to any Loan Party or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Credit Parties and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their respective Affiliates, and none of the Credit Parties has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Credit Parties have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and each of the Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. Each of the Loan Parties hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against each of the Credit Parties with respect to any breach or alleged breach of agency or fiduciary duty.

10.17      USA PATRIOT Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and the Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Agent, as applicable, to identify each Loan Party in accordance with the Act. Each Loan Party is in compliance, in all material respects, with the Patriot Act. No part of the proceeds of the Loans will be used by the Loan Parties, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended. The Loan Parties shall, promptly following a request by the Agent or any Lender, provide all documentation and other information that the Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

10.18      Foreign Asset Control Regulations. Neither of the advance of the Loans nor the use of the proceeds of any thereof will violate the Trading With the Enemy Act (50 U.S.C. § 1 et seq., as amended) (the “Trading With the Enemy Act”) or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) (the “Foreign Assets Control Regulations”) or any enabling legislation or executive order relating thereto (which for the avoidance of doubt shall include, but shall not be limited to (a) Executive Order 13224 of September 21, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the “Executive Order”) and (b) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56)). Furthermore, none of the Loan Parties or their Affiliates (a) is or will become a “blocked person” as described in the Executive Order, the Trading With the Enemy Act or the Foreign Assets Control Regulations or (b) engages or will engage in any dealings or transactions, or be otherwise associated, with any such “blocked person” or in any manner violative of any such order.

10.19      Time of the Essence. Time is of the essence of the Loan Documents.

10.20      Press Releases.

(a)          Each Credit Party executing this Agreement agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure using the name of the Agent or its Affiliates or referring to this Agreement or the other Loan Documents without at least two (2) Business Days’ prior notice to the Agent and without the prior written consent of the Agent unless (and only to the extent that) such Credit Party or Affiliate is required to do so under Law and then, in any event, such Credit Party or Affiliate will consult with the Agent before issuing such press release or other public disclosure.

(b)          Each Loan Party consents to the publication by the Agent or any Lender of advertising material relating to the financing transactions contemplated by this Agreement using any Loan Party’s name, product photographs, logo or trademark. The Agent or such Lender shall provide a draft reasonably in advance of any advertising material to the Borrower prior to the publication thereof. The Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.

10.21      Additional Waivers.

(a)          The Obligations are the joint and several obligation of each Loan Party. To the fullest extent permitted by Law, the obligations of each Loan Party shall not be affected by (i) the failure of any Credit Party to assert any claim or demand or to enforce or exercise any right or remedy against any other Loan Party under the provisions of this Agreement, any other Loan Document or otherwise, (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, this Agreement or any other Loan Document, (iii) the failure to perfect any security interest in, or the release of, any of the Collateral or other security held by or on behalf of the Agent or any other Credit Party, or (iv) any default, failure or delay, willful or otherwise, in the performance of any of the Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of any Loan Party or that would otherwise operate as a discharge of any Loan Party as a matter of Law or equity (other than the indefeasible payment in full in cash of all the Obligations). The obligations of each Loan Party shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Obligations or otherwise.

(b)          To the fullest extent permitted by Law, each Loan Party waives any defense based on or arising out of any defense of any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any other Loan Party, other than the indefeasible payment in full in cash of all the Obligations. The Agent and the other Credit Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or non-judicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with any other Loan Party, or exercise any other right or remedy available to them against any other Loan Party, without affecting or impairing in any way the liability of any Loan Party hereunder except to the extent that all of the Obligations have been indefeasibly paid in full in cash. Each Loan Party waives any defense arising out of any such election even though such election operates, pursuant to Law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Loan Party against any other Loan Party.

(c)          Upon payment by any Loan Party of any Obligations, all rights of such Loan Party against any other Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all of the Obligations. In addition, any indebtedness of any Loan Party now or hereafter held by any other Loan Party is hereby subordinated in right of payment to the prior indefeasible payment in full of the Obligations and no Loan Party will demand, sue for or otherwise attempt to collect any such indebtedness. If any amount shall erroneously be paid to any Loan Party on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of any Loan Party, such amount shall be held in trust for the benefit of the Credit Parties and shall forthwith be paid to the Agent to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of this Agreement and the other Loan Documents. Subject to the foregoing, to the extent that any Loan Party shall, under this Agreement as a joint and several obligor, repay any of the Obligations constituting Loans made to the Borrower hereunder or other Obligations incurred directly and primarily by the Borrower (an “Accommodation Payment”), then the Loan Party making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Loan Parties in an amount, for each of such other Loan Parties, equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Loan Party's Allocable Amount and the denominator of which is the sum of the Allocable Amounts of all of the Loan Parties. As of any date of determination, the “Allocable Amount” of each Loan Party shall be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such Loan Party hereunder without (a) rendering such Loan Party “insolvent” within the meaning of Section 101 (32) of the Bankruptcy Code, Section 2 of the Uniform Fraudulent Transfer Act (“UFTA”) or Section 2 of the Uniform Fraudulent Conveyance Act (“UFCA”), (b) leaving such Loan Party with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 5 of the UFCA, or (c) leaving such Loan Party unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA, or Section 5 of the UFCA.

(d)          Without limiting the generality of the foregoing, or of any other waiver or other provision set forth in this Agreement, each Loan Party hereby absolutely, knowingly, unconditionally, and expressly waives any and all claim, defense or benefit arising directly or indirectly under any one or more of Sections 2787 to 2855 inclusive of the California Civil Code or any similar Law of California.

10.22      No Strict Construction.

The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

10.23      Attachments.

The exhibits, schedules and annexes attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein, except that in the event of any conflict between any of the provisions of such exhibits and the provisions of this Agreement, the provisions of this Agreement shall prevail.

10.24      Electronic Execution of Assignments and Certain Other Documents.

The words “execute,” “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state Laws based on the Uniform Electronic Transactions Act.

10.25      Keepwell.

Each Loan Party that is a Qualified ECP Guarantor at the time the Guaranty or the grant of a security interest under the Loan Documents, in each case, by any Specified Loan Party becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under the Guaranty voidable under applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section 10.25 shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full. Each Loan Party intends this Section 10.25 to constitute, and this Section 10.25 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.

10.26      California Judicial Reference.

If any action or proceeding is filed in a court of the State of California by or against any party hereto in connection with any of the transactions contemplated by this Agreement or any other Loan Document, (a) the court shall, and is hereby directed to, make a general reference pursuant to California Code of Civil Procedure Section 638 to a referee (who shall be a single active or retired judge) to hear and determine all of the issues in such action or proceeding (whether of fact or of Law) and to report a statement of decision; provided that at the option of any party to such proceeding, any such issues pertaining to a “provisional remedy” as defined in California Code of Civil Procedure Section 1281.8 shall be heard and determined by the court, and (b) without limiting the generality of Section 10.04, the Borrower shall be solely responsible to pay all fees and expenses of any referee appointed in such action or proceeding.

10.27      Second Lien Intercreditor Agreement.

Notwithstanding anything herein to the contrary, the security interest granted to the Agent, for the benefit of the Credit Parties, pursuant to the Security Documents and the exercise of any right or remedy by the Agent hereunder and thereunder are subject to the provisions of the Second Lien Intercreditor Agreement. In the event of any conflict between the terms of the Second Lien Intercreditor Agreement and this Agreement, the terms of the Second Lien Intercreditor Agreement shall govern and control. Except as specified herein, nothing contained in the Second Lien Intercreditor Agreement shall be deemed to modify any of the provisions of this Agreement, which, as among the Loan Parties and the Agent, shall remain in full force and effect.

10.28      Acknowledgement and Consent to Bail-In of EEA Financial Institutions.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)          the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and

(b)          the effects of any Bail-in Action on any such liability, including, if applicable:

(i)          a reduction in full or in part or cancellation of any such liability;

(ii)         a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)        the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

10.29      Amendment and Restatement.

(a)          On the Third Restatement Date, the Existing Credit Agreement amended, restated, superseded and replaced the Second Amended and Restated Credit Agreement, dated as of April 8, 2015, among the Borrower, the Guarantors, the Lenders and the Agent (the “2015 Credit Agreement”), in its entirety. The Existing Credit Agreement constituted an amendment and restatement of the 2015 Credit Agreement and was not, and was not intended by the parties to be, a novation of the 2015 Credit Agreement. The Loans and other Obligations (as defined in the 2015 Credit Agreement) shall continue to be Loans and Obligations under the Existing Credit Agreement pursuant to the terms and conditions set forth therein. Without limiting the foregoing, no Default or Event of Default existing under the 2015 Credit Agreement as of the Third Restatement Date shall be deemed waived or cured by the amendment and restatement thereof, except to the extent such Default or Event of Default would not otherwise be a Default or Event of Default hereunder immediately after giving effect to the provisions thereof. All references in the other Loan Documents and the Second Lien Intercreditor Agreement to the “Credit Agreement” (or similar term referring to the 2015 Credit Agreement) shall be deemed to refer to and mean the Existing Credit Agreement, as the same may be further amended, supplemented, and restated from time to time.

(b)          The Agent is hereby authorized and directed by the Lenders to execute and deliver this Agreement, the Second Lien Intercreditor Agreement (or the Second Amendment to Intercreditor Agreement) and any additional Loan Documents entered into in connection with the subject matter of this Agreement, in its capacity as Agent, and, by its execution below, each of the undersigned Lenders agrees to be bound by the terms and conditions of this Agreement, the Second Lien Intercreditor Agreement and such other Loan Documents. The Agent shall have all of the benefits, indemnities, powers, privileges, protections and rights contained in this Agreement (including, for the avoidance of any doubt, Article IX) in connection with acting in its capacity as Agent hereunder.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

BORROWER:

SEQUENTIAL BRANDS GROUP, INC.

By:
Name:
Title:

GUARANTORS:

SQBG, INC.

By:
Name:
Title:

SEQUENTIAL LICENSING, INC.

By:
Name:
Title:

WILLIAM RAST LICENSING, LLC

By:
Name:
Title:

HEELING SPORTS LIMITED

By:
Name:
Title:

S-150

B®AND MATTER, LLC

By:
Name:
Title:

SBG FM, LLC

By:
Name:
Title:

SBG UNIVERSE BRANDS, LLC

By:
Name:
Title:

GALAXY BRANDS LLC

By:
Name:
Title:

The Basketball Marketing Company, Inc.

By:
Name:
Title:

AMERICAN SPORTING GOODS CORPORATION

By:
Name:
Title:

LNT BRANDS LLC

By:
Name:
Title:

S-151

JOE’S HOLDINGS LLC

By:
Name:
Title:

MARTHA STEWART LIVING OMNIMEDIA, INC.

By:
Name:
Title:

MSO IP HOLDINGS, INC.

By:
Name:
Title:

martha stewart, inc.

By:
Name:
Title:

body & soul omnimedia, inc.

By:
Name:
Title:

MSLO PRODUCTIONS, INC.

By:
Name:
Title:

MSLO PRODUCTIONS – HOME, INC.

By:
Name:
Title:

S-152

MSLO PRODUCTIONS – EDF, INC.

By:
Name:
Title:

FLOUR PRODUCTIONS, INC.

By:
Name:
Title:

EMERIL PRIMETIME MUSIC, INC.

By:
Name:
Title:

EMERIL PRIMETIME PRODUCTIONS, INC.

By:
Name:
Title:

GOOD THING PRODUCTIONS, INC.

By:
Name:
Title:

MSLO SHARED IP SUB LLC

By:
Name:
Title:

MSLO EMERIL ACQUISITION SUB LLC

By:
Name:
Title:

S-153

GAIAM BRAND HOLDCO, LLC

By:
Name:
Title:

GAIAM AMERICAS, INC.

By:
Name:
Title:

SBG-GAIAM HOLDINGS, LLC

By:
Name:
Title:

S-154

bank of america, n.a., as Agent, as L/C Issuer and as a Lender

By:
Name:
Title:

S-155

ISRAEL DISCOUNT BANK OF NEW YORK, as a Lender

By:
Name:
Title:

By:
Name:
Title:

S-156

BANK HAPOALIM, as a Lender

By:
Name:
Title:

By:
Name:
Title:

S-157

fifth third bank, as a Lender

By:
Name:
Title:

S-158

CITIZENS BUSINESS CAPITAL, a division of Citizens Asset Finance, Inc., as a Lender

By:
Name:
Title:

S-159

CIT bank, N.A., as a Lender

By:
Name:
Title:

S-160